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                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant[X]
Filed by a Party other than the Registrant[_]
Check the appropriate box:

  [_]Preliminary Proxy Statement
  [_]Confidential for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
  [X]Definitive Proxy Statement
  [_]Definitive Additional Materials
  [_]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

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                               CATALYTICA, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

  [_]No fee required.
  [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
    (5) Total fee paid:
-------------------------------------------------------------------------------

  [X]Fee paid previously with preliminary materials.

  [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
      $50,720
-------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
      Schedule 14A
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    (3) Filing Party:
      Catalytica, Inc.
-------------------------------------------------------------------------------

    (4) Date Filed:
      May 15, 1997
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

                                     LOGO

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held On July 29, 1997

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Catalytica, Inc., a Delaware corporation (the "Company" or "Catalytica"), will be held on July 29, 1997, at 10:30 a.m. Eastern Time in the James Madison Room of the Princeton Club of New York located at 15 West 43rd Street, New York, New York 10036, for the following purposes:

    1. To elect directors to serve for the following year and until their successors are duly elected.

    2. To consider and vote to approve (a) the issuance by the Company to Catalytica Pharmaceuticals, Inc. (formerly "Catalytic Fine Chemicals, Inc."), a subsidiary of the Company ("Catalytica Pharmaceuticals"), of warrants (the "Warrants") to purchase 2,000,000 shares of Common Stock of the Company at an exercise price of $12.00 per share (the "Warrant Issuance"); and (b) the sale and issuance at a price of $4.00 per share of an aggregate of 30,000,000 shares of the Company's voting Class A Common Stock and nonvoting Class B Common Stock to Morgan Stanley Capital Partners III, L.P. and two affiliated funds (the "Stock Sale" and, together with the Warrant Issuance, the "Issuances") to be used for the acquisition (the "Acquisition") by Catalytica Pharmaceuticals of a pharmaceutical manufacturing facility in Greenville, North Carolina (the "Facility"), from Glaxo Wellcome Inc. ("Glaxo Wellcome") for an aggregate purchase price of approximately $246.6 million in cash, the right to participate in the profits from the sterile products portion of the Facility up to $25,000,000, and 250,000 shares of the junior convertible preferred stock of Catalytica Pharmaceuticals. The Warrants will also be transferred to Glaxo Wellcome by Catalytica Pharmaceuticals as part of the purchase price for the Acquisition. The net proceeds from the Stock Sale will be contributed to Catalytica Pharmaceuticals and will be used by Catalytica Pharmaceuticals, in addition to the net proceeds to be received by Catalytica Pharmaceuticals under a senior secured credit facility and a revolving credit facility to be guaranteed by the Company, for the Acquisition. Upon completion of the Stock Sale, Morgan Stanley Capital Partners III, L.P. and its affiliated funds will beneficially own in the aggregate approximately 40% of the voting stock of the Company.

    3. To consider and vote to approve an amendment to the Company's Certificate of Incorporation that would (a) increase the authorized number of shares of the Company's Common Stock, par value $0.001 per share, from 40,000,000 to 120,000,000; (b) establish the powers, preferences and rights of a new class of voting Common Stock of the Company, consisting of 30,000,000 shares, to be designated Class A Common Stock, par value $0.001 per share; and (c) establish the powers, preferences and rights of a new class of nonvoting Common Stock of the Company, consisting of 17,000,000 shares, to be designated Class B Common Stock, par value $0.001 per share.

    4. To consider and vote to approve an amendment to the Company's 1995 Director Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares.

    5. To consider and vote to approve an amendment to the Company's 1992 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares.

    6. To consider and vote to approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,100,000 shares.

    7. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the 1997 fiscal year.

    8. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  Nominees for directors are set forth in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on June 12, 1997 are entitled to notice of and to vote at the Special Meeting.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has previously returned a Proxy.

                                          Sincerely,

                                          /s/ Lawrence W. Briscoe

                                          LAWRENCE W. BRISCOE
                                          Vice President, Finance and
                                           Administration
                                          Chief Financial Officer

Mountain View, California
July 16, 1997

                               CATALYTICA, INC.

                         ----------------------------

                                PROXY STATEMENT

                         ----------------------------

                      1997 ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 29, 1997

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of Catalytica, Inc. (the "Company" or "Catalytica") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on July 29, 1997, at 10:30 a.m. Eastern Time in the James Madison Room of the Princeton Club of New York located at 15 West 43rd Street, New York, New York 10036, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (415) 960-3000.

  These proxy solicitation materials were mailed on or about July 18, 1997 to all stockholders entitled to vote at the Annual Meeting.

  In considering the proposals set forth in this Proxy Statement, stockholders should be aware of the following items which are described in greater detail in the specific proposals discussed herein:

    1. In connection with its planned acquisition of the Glaxo Wellcome manufacturing facility in Greenville, North Carolina, Catalytica will sell 30,000,000 shares of Class A and Class B Common Stock at $4.00 per share to Morgan Stanley Capital Partners III, L.P. and two affiliated funds ("MSCP") for an aggregate of $120,000,000 pursuant to a Letter of Intent entered into with MSCP on February 5, 1997 and a definitive Investment Agreement entered into on June 25, 1997. The closing sale price of the Company's Common Stock on the Nasdaq National Market on July 16, 1997, the date of this Proxy Statement, was $13.875 per share.

    2. After the Stock Sale, MSCP will own voting stock equal to approximately 40% of the Company's voting stock and will own voting and non-voting stock equal to approximately 60% of Catalytica Common Stock on a fully converted basis.

    3. Subsequent to the Acquisition of the Facility, the Company plans to provide a dividend of a warrant which entitles stockholders to buy one share of Catalytica Common Stock at $4.00 per share for each three shares they own as of the record date for the dividend, which is expected to be as soon as possible after the Closing Date of the Acquisition. The Company plans to use the proceeds from the exercise of the warrants to repurchase up to 5,000,000 of the shares issued to MSCP at a price of $4.75 per share, if such repurchase is consummated on or prior to November 30, 1997, and at a price of $5.00 per share if such repurchase is consummated after November 30, 1997.

See "Proposal No. 2--Acquisition of Greenville Facility and Issuance of Class A and Class B Common Stock and Common Stock Warrants--General and The Stock Sale" and "Proposal No. 3--Amendment of Certificate of Incorporation."

RECORD DATE AND OUTSTANDING SHARES

  Only stockholders of record at the close of business on June 12, 1997 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of such date consisted of 19,905,790 shares of Common Stock. For information regarding holders of more than 5% of the outstanding Common Stock of the Company, see "Proposal No. 1--Election of Directors--Security Ownership of Principal Stockholders and Management."

REVOCABILITY OF PROXIES

  The enclosed Proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date. If a person who has executed and returned a Proxy is present at the Annual Meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her Proxy.

VOTING AND SOLICITATION

  Except as provided below with respect to cumulative voting, every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Annual Meeting. In the election of directors, each stockholder will be entitled to vote for seven nominees, and the seven nominees receiving the greatest number of votes will be elected.

  Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes.

  The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. In this regard, the Company has retained the services of MacKenzie Partners, Inc. to solicit proxies from certain stockholders of the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

  If the stockholders do not approve Proposals No. 2 and No. 3, the Company's subsidiary, Catalytica Pharmaceuticals, will not consummate the Acquisition. In addition, under the Escrow Agreement entered into with Glaxo Wellcome in connection with the Asset Purchase Agreement, the Company on behalf of Catalytica Pharmaceuticals, deposited $2,000,000 in escrow which amount will be paid to Glaxo Wellcome if Catalytica Pharmaceuticals is unable to consummate the Acquisition because the Company is unable to obtain the necessary equity financing, Catalytica Pharmaceuticals is unable to obtain the necessary debt financing or if Catalytica or Catalytica Pharmaceuticals fails to perform certain of their other obligations under the Asset Purchase Agreement. The equity financing will not occur if Proposal No. 3 is not approved by the stockholders.

  Stockholders representing an aggregate of 9,952,896 shares of the Company's Common Stock present or represented by proxy at the Annual Meeting will constitute a quorum for purposes of voting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than March 20, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The Company's financial statements contained in its 1996 Annual Report and Form 10K/A are incorporated by reference herein and are deemed to be part of this Proxy Statement.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROPOSAL NO. 1--ELECTION OF DIRECTORS.....................................    1
  Vote Required...........................................................    1
  Nominees................................................................    2
  Security Ownership of Principal Stockholders and Management.............    4
  Board Meetings and Committees...........................................    6
  Director Compensation...................................................    6
  Report of the Compensation Committee of the Board of Directors on
   Executive Compensation.................................................    7
  Performance Graph.......................................................    9
  Executive Compensation..................................................   10
    Summary Compensation Table............................................   10
    Option Grants in Last Fiscal Year.....................................   11
    Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End
     Values...............................................................   11
    Compensation Committee Interlocks and Insider Participation...........   11
  Transactions With Management............................................   12
    Section 16(a) Beneficial Ownership Reporting Compliance...............   12
PROPOSAL NO. 2--ACQUISITION OF GREENVILLE FACILITY AND ISSUANCE OF CLASS A
 AND CLASS B COMMON STOCK AND COMMON STOCK WARRANTS.......................   13
  General.................................................................   13
    Warrant Dividend......................................................   15
    Vote Required.........................................................   15
    No Preemptive Rights or Dissenter's Rights of Appraisal...............   15
    Board Recommendation..................................................   16
  The Stock Sale..........................................................   17
    Summary of the Investment Agreement...................................   19
    Change of Control/Limitation on NOL Utilization.......................   20
  Description of the Acquisition..........................................   21
    General Description of the Acquisition................................   21
    Reasons for the Acquisition...........................................   22
    Description of the Facility...........................................   23
    Catalytica Pharmaceuticals Business Plan..............................   24
    Summary of the Asset Purchase Agreement...............................   28
    Description of Other Financing of the Acquisition.....................   31
    Risks to the Company and Catalytica Pharmaceuticals Associated with
     the Acquisition......................................................   33
    Accounting Treatment..................................................   36
PROPOSAL NO. 3--AMENDMENT OF CERTIFICATE OF INCORPORATION.................   37
    Capitalization........................................................   37
    Terms of the Class A Common Stock.....................................   38
    Terms of the Class B Common Stock.....................................   39
    Optional Redemption Right.............................................   39
    Vote Required.........................................................   39
    No Dissenter's Rights of Appraisal....................................   39
PROPOSAL NO. 4--APPROVAL OF AMENDMENT TO THE 1995 DIRECTOR OPTION PLAN....   40
    General...............................................................   40
    Proposal..............................................................   40
    Vote Required.........................................................   40
    Summary of the Director Option Plan...................................   40
PROPOSAL NO. 5--APPROVAL OF AMENDMENT TO THE 1992 EMPLOYEE STOCK PURCHASE
 PLAN.....................................................................   43
    General...............................................................   43

                                                                           PAGE
                                                                           ----
    Proposal..............................................................  43
    Vote Required.........................................................  43
    Summary of Purchase Plan..............................................  43
    Federal Tax Information...............................................  45
    Purchase Plan Activity................................................  45
PROPOSAL NO. 6--APPROVAL OF AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION
 PLAN.....................................................................  46
    General...............................................................  46
    Proposal..............................................................  46
    Required Vote; Recommendation of the Board of Directors...............  46
    Summary of the 1992 Plan..............................................  46
    Federal Tax Information...............................................  48
PROPOSAL NO. 7--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.......  51
COMPANY INFORMATION.......................................................  52
    Overview..............................................................  52
    Catalytica Pharmaceuticals............................................  52
    Catalytica Combustion Systems.........................................  56
    Catalytica, Inc.......................................................  62
    Selected Financial Data of Catalytica, Inc............................  64
    Unaudited Pro Forma Consolidated Balance Sheet........................  65
    Capitalization........................................................  68
    Management's Discussion and Analysis of Financial Condition and
     Results of Operations................................................  69
    Risk Factors..........................................................  78
OTHER MATTERS.............................................................  83

                               ----------------

Annex A--Form of Amended and Restated Certificate of Incorporation of Catalytica, Inc.

  This Proxy Statement contains forward looking statements, including those statements which have been identified by an asterisk ("*") and other statements regarding the Company's strategy, financial performance, revenue sources and the proposed transaction with Glaxo Wellcome. These forward looking statements are based on the Company's current expectations. Actual results could differ materially as a result of the factors set forth in "Proposal No. 2--Acquisition of Greenville Facility and Issuance of Class A and Class B Common Stock and Common Stock Warrants--Description of the Acquisition--Risks to the Company and Catalytica Pharmaceuticals Associated with the Acquisition," "Company Information--Risk Factors," and elsewhere in this Proxy Statement.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  At the Annual Meeting of Stockholders, a Board of seven directors is to be elected. Unless otherwise instructed, the proxyholders will vote all of the proxies received by them for the Company's seven nominees named below, all of whom are currently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors and if cumulative voting has been properly invoked, the proxyholders intend to cumulate their votes and to vote all proxies received by them in accordance with cumulative voting procedures in such a manner as they believe will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cast will be determined by the proxyholders. It is not expected that any nominee will be unable or will decline to serve as a director. Director Tomoi is nominated to the Company's Board of Directors pursuant to a certain agreement. See "Transactions with Management." The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until a successor has been elected and qualified.

VOTE REQUIRED

  The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. The Company believes that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Annual Meeting. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

NOMINEES

  The names of and certain information about the nominees of management are set forth below:

                                                                                  DIRECTOR
   NAME OF NOMINEE     AGE             POSITION/PRINCIPAL OCCUPATION               SINCE
   ---------------     ---             -----------------------------              --------
James A. Cusumano       55 Chairman of the Board and Chief Technical Officer of     1974
                            the Company
Utz Felcht (2)          50 Board Director of Hoechst AG                             1991
Richard Fleming         72 President and Chief Executive Officer of Richard         1985
 (1)(2)                     Fleming Associates, Inc.
Ricardo B. Levy         52 President and Chief Executive Officer of the Company     1974
Ernest Mario (1)        58 Co-Chairman and Chief Executive Officer of ALZA          1996
Yoshindo Tomoi          59 Board Director of Mitsubishi Oil Co., Ltd.               1995
John A. Urquhart        68 Vice Chairman of Enron Corp.                             1997

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

  Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any of the directors or executive officers of the Company.

  JAMES A. CUSUMANO, a founder of Catalytica and a director since 1974, served as President of the Company from its inception in 1974 until 1985, when he assumed his current position of Chairman of the Board and Chief Technical Officer. Dr. Cusumano has also served as President of Catalytica Pharmaceuticals, Inc., a subsidiary of the Company, since February 1995. Dr. Cusumano served as Director of Catalysis Research and Development at Exxon Corporation's Corporate Research Laboratory from 1967 to 1974. Dr. Cusumano has a Ph.D. in physical chemistry from Rutgers University.

  UTZ FELCHT has been a director of Catalytica since March 1991. He served as Vice Chairman of Celanese Mexicana, a chemical company located in Mexico, from April 1989 until 1993. From July 1986 until July 1988, he served as Head of Corporate Research of Hoechst AG, a broadly diversified chemical company, and from 1988 to 1991, he served as Group President, Advanced Technology and Vice President of Hoechst Celanese Corporation, also a diversified chemical company that is a subsidiary of Hoechst, AG. Since April 1991, Dr. Felcht has also been a member of the board of directors of Hoechst AG where he currently is responsible for research and development and for director personnel. Dr. Felcht has a Ph.D. in organic chemistry from the University of Kaiserslautern.

  RICHARD FLEMING has been a director of Catalytica since 1985 and also serves as an advisor and consultant to Catalytica. Mr. Fleming was President and Chief Executive Officer of the Company from 1985 through August 1991. He has served as President and Chief Executive Officer of Richard Fleming Associates, Inc., a consulting firm, since May 1981 and is Vice Chairman for Membership and Fiscal Affairs of the Chemical Industry Institute of Toxicology. From 1969 to 1980, Mr. Fleming served at Air Products and Chemicals, most recently as Executive Vice President, and from 1980 to 1981, he served as President and Chief Operating Officer of GAF Corporation, a chemical company. Mr. Fleming is also a director of Catalytica Pharmaceuticals, Inc. Mr. Fleming has an M.S. in chemical engineering from New York University.

  RICARDO B. LEVY, a founder of Catalytica and a director since 1974, served as Chief Operating Officer from the Company's inception in 1974 until August 1991, when he was promoted to his current position of President and Chief Executive Officer. Mr. Levy is also a director of Catalytica Pharmaceuticals, Inc. and Catalytical Combustion Systems, Inc. Prior to founding Catalytica, Dr. Levy was a founding member of Exxon Corporation's Chemical Physics Research Team. Dr. Levy is an alumnus of Princeton and Harvard University's Executive Management Program and has a Ph.D. in chemical engineering from Stanford University.

  ERNEST MARIO has been a director of Catalytica since July 1996. Dr. Mario has been Co-Chairman and Chief Executive Officer of ALZA since August 1993. Prior to joining ALZA, Dr. Mario was Deputy Chairman and Chief Executive Officer of Glaxo Holdings p.l.c., having served in a variety of executive positions with Glaxo Inc. beginning in 1986. From 1977 to 1984, he held various executive level positions with Squibb Corporation, ending as President and Chief Executive Officer of Squibb Medical Products. Dr. Mario has a Ph.D. and M.S. in physical sciences from the University of Rhode Island, and a B.S. in pharmacy from Rutgers University.

  YOSHINDO TOMOI has been a director of Catalytica since January 1995. Mr. Tomoi has held various positions at Mitsubishi Oil since 1961, including Manager of Corporate Planning and Overseas New Business Development and General Manager of the Technical Department. He has been a member of the board of directors of Mitsubishi Oil Co., Ltd. since 1991, where he is currently responsible for two research laboratories and the new business development department. Mr. Tomoi has a B.S. in industrial chemistry from Kyoto University.

  JOHN A. URQUHART has been a director of Catalytica, Inc. since April 1997 and has served as a special board advisor to Catalytica Combustion Systems, Inc., since July 1995. He has been the Vice Chairman of Enron Corp., a global integrated natural gas company since 1990. Mr. Urquhart also serves on a number of other corporate Boards of Directors, including Enron Corp., Aquarion Company, Hubbell Incorporated, TECO Energy, Inc., Weir Group PLC, and Tampa Electric Co. He previously served as the Senior Vice President of Industrial and Power Systems at General Electric. In addition, he served five years as a Committee Member on the Board of US Council for Energy Awareness.

  MSCP Board Representation. Pursuant to the Investment Agreement, Morgan Stanley Capital Partners III, L.P. and two affiliated funds (collectively, "MSCP") will have certain rights to cause the Company to include as nominees for the Company's Board of Directors, up to three directors for so long as MSCP owns not less than 30% of the outstanding common stock of the Company. MSCP initially intends to designate two MSCP nominees as directors and the Company has agreed to increase the number of its directors from seven to nine after the consummation of the Transactions and to cause two persons designated by MSCP (the "MSCP Directors") to be appointed as directors of the Company, one of whom shall be Howard Hoffen of MSCP. In the event MSCP's beneficial ownership of outstanding common stock is less than 30% but equal to or greater than 10%, MSCP shall be entitled to elect up to two directors. In the event MSCP's beneficial ownership is less than 10% but equal to or greater than 6%, MSCP shall be entitled to elect one director. The Company has also agreed that MSCP will be represented on each committee of the Board of Directors.

  Howard I. Hoffen. Mr. Hoffen has been a Principal since January 1996, and was a Vice President from 1994 to January 1996, of Morgan Stanley, Dean Witter, Discover & Co. ("Morgan Stanley") (an investment banking firm). Mr. Hoffen joined Morgan Stanley in 1985 and became a member of the Merchant Banking Division in 1986. Mr. Hoffen is currently a director of Amerin Guaranty Corporation and Coho Energy, Inc. At all times, Mr. Hoffen has been an officer of Morgan Stanley Capital Partners III, Inc., the general partner of MSCP.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth, as of March 31, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each of the executive officers named in the table under "Executive Compensation--Summary Compensation Table" and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

                                                     SHARES OF COMMON STOCK
                                                       BENEFICIALLY OWNED
                                                     ---------------------------
                                                                   PERCENTAGE
        NAME OF PERSON OR IDENTITY OF GROUP            NUMBER       OWNERSHIP
        -----------------------------------          ------------- -------------
Chancellor LGT Asset Management, Inc. (1)...........     2,451,600       12.33%
 50 California St., 27th Floor
 San Francisco, California 94111
Pioneering Management Corporation (2)...............     1,916,500        9.64%
 60 State Street
 Boston, Massachusetts 02109
Mitsubishi Oil Co., Ltd (3).........................     1,536,099        7.73%
 Yoshindo Tomoi (1)
 2-4, Toranomon 2-chome
 Minatu-ku Tokyo, Japan
Qualivest Capital Management, Inc. (4)..............     1,315,300        6.62%
 111 S.W. Fifth Ave.
 Suite 3500
 Portland, Oregon 97204
Saad Alissa (5).....................................     1,151,519        5.79%
 P.O. Box 192
 Alkhobar 81962
 Saudi Arabia
James A. Cusumano (6)...............................       959,951        4.83%
 c/o Catalytica, Inc.
 430 Ferguson Drive
 Mountain View, California 94043
Ricardo B. Levy (7).................................       868,883        4.36%
 c/o Catalytica, Inc.
 430 Ferguson Drive
 Mountain View, California 94043
Richard Fleming (8).................................       409,222        2.06%
Ralph Dalla Betta (9)...............................       349,490        1.76%
Lawrence W. Briscoe (10)............................        74,167           *
Utz Felcht (11).....................................        18,666           *
W. Robert Epperly (12)..............................        13,369           *
Ernest Mario (13)...................................         6,889           *
John A. Urquhart (14)...............................           --          --
All officers and directors as a group (10 persons)
 (15)...............................................     4,236,736       21.11%

--------
  * Less than 1%.
 (1) Based on a Schedule 13G filed with the Securities and Exchange Commission ("SEC") at December 31, 1996, Chancellor LGT Asset Management, Inc. held sole voting power and dispositive power as to 2,451,600 of such shares.
 (2) Based on a Schedule 13G filed with the SEC at December 31, 1996, Pioneering Management Corporation held sole voting power as to 1,916,500 of such shares and sole dispositive power as to 73,000 of such shares and shared dispositive power as to 1,843,500 of such shares.
 (3) Represents 1,536,099 shares held by Mitsubishi Oil Co., Ltd. ("Mitsubishi Oil"). Mr. Tomoi is a member of the Board of Directors of Mitsubishi Oil. Mr. Tomoi disclaims beneficial ownership of the shares owned by Mitsubishi Oil.
 (4) Based on a Schedule 13G filed with the SEC at December 31, 1996, U. S. Bancorp held sole voting power as to 1,313,300 of such shares and sole dispositive power as to 602,200 of such shares and held shared dispositive power as to 22,500 of such shares. Qualivest Capital Management, Inc. is a wholly-owned subsidiary of U.S. Bancorp.
 (5) Based on a Schedule 13G filed with the SEC at December 31, 1996, Saad Alissa held sole voting power and dispositive power as to 0 of such shares, and held shared voting power as to 1,151,519 of such shares and shared dispositive power as to 1,151,519 of such shares.
 (6) Includes shares held by the following trusts, of which Dr. Cusumano serves as trustee: (i) 762,500 shares held by the Cusumano Family Trust;
     (ii) 93,271 shares held by the Brian K. Levy Trust; and (iii) 90,513 shares held by the Tamara Levy Trust. Dr. Cusumano disclaims beneficial ownership of the shares owned by the Brian K. Levy Trust and the Tamara Levy Trust.
 (7) Includes shares held by the following trusts, of which Dr. Levy serves as trustee: (i) 769,516 shares held by the Levy Family Trust; (ii) 26,350 shares held by the Polly Jean Cusumano Trust; and (iii) 26,350 shares held by the Doreen Ann Nelson Trust. Dr. Levy disclaims beneficial ownership for the shares owned by the Polly Jean Cusumano Trust and the Doreen Ann Nelson Trust.
 (8) Includes 9,222 shares issuable upon exercise of options held by Mr. Fleming, which options are exercisable within 60 days of March 31, 1997.
 (9) Includes 12,029 shares issuable upon exercise of options held by Mr. Dalla Betta, which options are exercisable within 60 days of March 31, 1997.
(10) Includes 74,167 shares issuable upon exercise of options held by Mr. Briscoe, which options are exercisable within 60 days of March 31, 1997.
(11) Includes 18,666 shares issuable upon exercise of options held by Dr. Felcht, which options are exercisable within 60 days of March 31, 1997.
(12) Includes 12,648 shares which were issued February 14, 1997 to Mr. Epperly, who resigned effective January 15, 1997, pursuant to the exercise of stock options. Mr. Epperly has no outstanding options.
(13) Includes 6,889 shares issuable upon exercise of options held by Dr. Mario, which options are exercisable within 60 days of March 31, 1997.
(14) Excludes options to purchase 20,000 shares of the Company's Common Stock granted to Mr. Urquhart in April 1997, none of which are exercisable within 60 days of March 31, 1997.
(15) Includes 181,307 shares issuable upon exercise of options held by four directors and four executive officers, which options are exercisable within 60 days of March 31, 1997; and 12,648 shares which were issued on February 14, 1997 to one executive officer who resigned January 15, 1997, pursuant to the exercise of stock options.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of five meetings during the year ended December 31, 1996.

  The Audit Committee, which during the year ended December 31, 1996, consisted of Directors Felcht and Fleming met two times during the last fiscal year. This Committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by such accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

  The Compensation Committee, which during the year ended December 31, 1996, consisted of Directors Fleming and Mario, met once during the last fiscal year. This Committee establishes the salary and incentive compensation of the executive officers of the Company and administers the Company's employee benefit plans. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

  The Nominating Committee, which for the year ended December 31, 1996, consisted of Directors Fleming and Levy, did not meet during the past fiscal year. The Nominating Committee reviews candidates and makes recommendations for nominees to serve on the Board of Directors. If there are vacancies on the Board of Directors, the Nominating Committee will consider nominees recommended by stockholders. Candidates for consideration by the Nominating Committee should be submitted to the attention of Dr. Levy at the Company by no later than March 20, 1998. Any stockholder wishing to make a recommendation to the Nominating Committee must submit the candidate's resume, together with a statement describing why the candidate should be considered by the Nominating Committee.

  During the fiscal year ended December 31, 1996, no Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committees on which such Director served, except that Mr. Tomoi attended only 60% of such meetings.

DIRECTOR COMPENSATION

  The Directors do not receive any compensation for their services as Directors of the Company, with the exception of Utz Felcht, Ernest Mario and John Urquhart, who each will receive $10,000 per year, plus reimbursement of expenses. During the fiscal year ended December 31, 1996, Dr. Felcht received $8,000 and Dr. Mario received $10,000 in connection with their services as directors of the Company.

  During the year ended December 31, 1996, the Company paid Richard Fleming Associates, a consulting organization of which Richard Fleming, a Director of the Company, is the President and Chief Executive Officer, approximately $168,000. These payments were for services provided to the Company by Mr. Fleming in his capacity as a consultant to the Company at a rate of $12,000 per month, plus expenses. Mr. Fleming provided assistance to the Company on various development programs and in identifying and investigating new business opportunities.

  During the fiscal year ended December 31, 1996, Dr. Felcht and Mr. Fleming each received options to purchase 4,000 shares of Common Stock and Dr. Mario received options to purchase 20,000 shares of Common Stock with exercise prices of $4.38, $4.38 and $3.88, respectively. Dr. Felcht's and Mr. Fleming's options become exercisable at the rate of one-twelfth of the shares subject to the option at the end of each month that the director remains on the Board following the date of grant such that the options become fully vested within one year of the date of grant. Dr. Mario's options become exercisable at the rate of one-sixth six months after the date of grant and one-thirty-sixth each month thereafter for so long as he remains on the Board.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION

  The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation earned by such executive officers for the year ended December 31, 1996.

  The Compensation Committee of the Board of Directors of Catalytica establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee during the year ended December 31, 1996, consisted of two independent, non-employee Directors, Richard Fleming and Ernest Mario.

  The Company's compensation philosophy is to provide a total compensation package that will enable the Company to attract and retain top executive talent, while emphasizing the linkage of compensation to corporate, team and individual performance.

  The compensation program for the executive officers is identical to that for all employees and consists of base salary, incentive stock options and bonus. Other benefits, such as medical insurance, a defined contribution pension plan, an employee stock purchase plan and supplemental severance benefits, are also available to all eligible employees.

  The Compensation Committee establishes the compensation of the Chief Executive Officer and the other executive officers based on several criteria related to competitive compensation levels, the performance of the individual and the company's performance relative to plan.

  Competitive Compensation. Due to the unique nature and mix of businesses of the Company, new technology development, pharmaceutical chemicals manufacture and power turbine pollution control systems, it is difficult to find any directly competitive company with which to compare. In view of this, the Compensation Committee considered six different national compensation surveys to assist it in setting the Compensation of the Company's executive officers, including biotechnology, pharmaceutical, chemical, semi-conductor and computer industry studies by independent survey firms, covering the nation as a whole, but with particular emphasis on the San Francisco and Boston geographic areas, in order to include a high density of technology development organizations. The intent of the Compensation Committee is to set the total compensation for the Company's executive officers in the 50th to 75th percentile for companies nearing the completion of the development stage of potentially important commercial businesses. Any such cross-company comparisons require some adjustments to reflect varying levels and importance of specific responsibilities, complexity of the business, its ultimate potential and the background of training and experience of the incumbent. Such considerations set the base level of compensation assuming an acceptable level of performance. Performance variations on an individual and business levels are then applied.

  Individual Performance. Personal performance is appraised against a budget and business plan laid out at the beginning of each year. The plan includes a set of personal objectives regarding such things as budgetary control, achieving milestones in the Company's development programs, successful execution and implementation of collaborative agreements or contracts, achieving planned revenues, etc. Assessment of performance in these regards determines the percentile position of the individual on the base salary scale and also determines, in part, the level of cash bonus and long term incentive compensation. Bonus and options are also affected by corporate performance.

  Corporate Performance. Achievement of corporate objectives, designed to enhance stockholder value, is a key factor in establishing stock option awards and, to a lesser degree, bonus. Typical corporate objectives would include progress toward profitable commercial operation, sound management of all balance sheet items, appropriate balancing of new opportunities and risks and the creation of profitable opportunities for future business activity. Depending on the level of performance vs. planned performance, and a judgment concerning the percentile position of the executive, the combined salary increase and bonus can vary from 3% at 75% performance to 13% at 125% performance. Below 75% performance does not allow either bonus or salary increase. For executives concentrating their efforts on a particular business unit (Catalytica Pharmaceuticals, Combustion Systems, etc.) bonus and incentive payment are based on a 70%/30% weighting of business unit and corporate objective achievement. For those at the corporate level, it is the reverse.

  In determining the Chief Executive Officer's compensation, the Committee considered all of the above factors in relation to specific corporate plan and CEO objectives and accomplishments in 1996, as well as progress toward longer range goals of the Company as a direct result of his leadership. The salary increase of 3.67% to $226,000 and the bonus of $7,000 (3.21%), both effective January 1, 1997, and the option award of 40,000 shares effective July 10, 1966 at an exercise price of $3.88 a share, were all within the general guidelines we are following.

  The Company intends to take the necessary steps to comply with the $1 million compensation deduction limitation pursuant to Section 162(m) of the Omnibus Reconciliation Act of 1993. In addition, the non-equity-based compensation paid to the Named Officers in fiscal 1994, 1995, and 1996 did not exceed $1 million for any individual.

                                          COMPENSATION COMMITTEE

                                          Richard Fleming
                                          Ernest Mario

                               PERFORMANCE GRAPH

  The following is a graph comparing the cumulative total return to stockholders, calculated on a dividend reinvested basis, from the effective date of the initial public offering of the Company's Common Stock (February 8, 1993) through May 31, 1997, to the cumulative total return over such period of
(i) Nasdaq U.S. Stock Market Index and (ii) Alex. Brown & Sons Environmental Index. The graph assumes that $100 was invested in the Company's Common Stock at the initial public offering price, the Nasdaq U.S. Stock Market, and in the Alex. Brown & Sons Environmental Index on January 29, 1993. Data for the Alex. Brown & Sons Environmental Index was unavailable for dates in the middle of the month. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.



                     COMPARISON OF CUMULATIVE TOTAL RETURN

                             NASDAQ U.S. Stock   Alex. Brown & Sons
           Catalytica, Inc.    Market Index      Environmental Index
  2/8/93        100                100                  100
12/31/93        111                111                   88
12/31/94         41                109                   81
12/31/95         63                154                   96
12/31/96         57                189                  106
 5/31/97        114                205                  111

                            EXECUTIVE COMPENSATION

  The following table sets forth the compensation paid by the Company with respect to the years ended December 31, 1994, December 31, 1995, and December 31, 1996, to the Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, the "Named Officers") of the Company:

SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                         ANNUAL          COMPENSATION
                                                      COMPENSATION          AWARDS
                                                   --------------------- ------------
                                                                          SECURITIES
                                            FISCAL                        UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR  SALARY($)    BONUS($)  OPTIONS(#)  COMPENSATION($)
---------------------------                 ------ ---------    -------- ------------ ---------------
Ricardo B. Levy                              1996  $218,000     $ 7,000     40,000        $17,264(1)
 President and Chief Executive Officer       1995  $212,000     $ 7,000    100,000        $16,148(2)
                                             1994  $205,000     $   --         --         $16,153(3)

James A. Cusumano                            1996  $206,000     $ 4,140     10,000        $15,891(1)
 Chairman of the Board and Chief             1995  $200,000     $ 1,650     30,000        $15,044(2)
 Technical Officer                           1994  $193,000     $   --         --         $15,320(3)

Lawrence W. Briscoe                          1996  $188,000     $ 4,500     35,000        $ 4,000(1)
 Vice President, Finance and                 1995  $179,000     $ 4,500     25,000        $ 4,000(2)
 Administration, and Chief Financial         1994  $ 92,884(4)  $   --     100,000        $ 3,251(4)
 Officer

W. Robert Epperly (5)                        1996  $157,000     $11,990      6,000        $ 4,000(1)
 Vice President, Engineering                 1995  $150,000     $11,990        --         $ 4,000(2)
                                             1994  $150,000     $   --       6,426        $ 4,000(3)

Ralph A. Dalla Betta                         1996  $152,000     $ 1,000     10,000        $10,640(1)
 Vice President and Chief Scientist          1995  $147,000     $ 1,000     20,000        $10,036(2)
                                             1994  $147,000     $ 3,540      3,938        $10,361(3)

--------
(1) Includes $4,000 contributed by the Company to each Named Officer's account under the defined contribution pension plan and the following amounts contributed by the Company to the Named Officer's account under the Supplemental Severance Benefits Plan: Dr. Levy $13,264; Dr. Cusumano $11,891; and Dr. Dalla Betta $6,640.
(2) Includes (i) $4,000 contributed by the Company to each Named Officer's account under the defined contribution pension plan and (ii) the following amounts contributed by the Company to the Named Officer's account under the Supplemental Severance Benefits Plan: Dr. Levy $12,148; Dr. Cusumano $11,044; and Dr. Dalla Betta $6,036.
(3) Includes (i) $4,000 contributed by the Company to each Named Officer's account under the defined contribution pension plan and (ii) the following amounts contributed by the Company to the Named Officer's account under the Supplemental Severance Benefits Plan: Dr. Levy $12,153; Dr. Cusumano $11,320; and Dr. Dalla Betta $6,361.
(4) Mr. Briscoe joined Catalytica in July 1994. His 1994 salary annualized equaled $175,000 per year. In 1994, the Company contributed $3,251 to Mr. Briscoe's account under the Defined Contribution Pension Plan.
(5) Effective January 15, 1997, Mr. Epperly resigned from the Company.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth the stock options granted during the fiscal year ended December 31, 1996 to each of the Named Officers:

                                    INDIVIDUAL GRANTS(1)             POTENTIAL REALIZABLE
                         -------------------------------------------   VALUE AT ASSUMED
                         NUMBER OF   % OF TOTAL                        ANNUAL RATES OF
                         SECURITIES   OPTIONS                            STOCK PRICE
                         UNDERLYING  GRANTED TO                        APPRECIATION FOR
                          OPTIONS   EMPLOYEES IN EXERCISE               OPTION TERM(3)
                          GRANTED      FISCAL     PRICE   EXPIRATION --------------------
          NAME             (#)(1)     YEAR(2)    ($/SH.)     DATE      5%($)     10%($)
          ----           ---------- ------------ -------- ---------- --------- ----------
Ricardo B. Levy.........   40,000       14.3%     $3.88    7/10/06   $  97,604 $  247,349
James A. Cusumano.......   10,000        3.6%     $3.88    7/10/06   $  24,401 $   61,837
Lawrence W. Briscoe.....   35,000       12.5%     $3.88    7/10/06   $  85,404 $  216,430
W. Robert Epperly.......    6,000        2.1%     $3.88    7/10/06   $  14,641 $   37,102
Ralph A. Dalla Betta....   10,000        3.6%     $3.88    7/10/06   $  24,401 $   61,837

--------
(1) These options were granted under the Company's Stock Option Plan (the "Option Plan"). Options granted under the Option Plan generally have a ten-year term and become exercisable in annual 20% increments commencing on the first anniversary of the original grant date, with full exercisability occurring on the fifth anniversary date. The per share exercise price is the Nasdaq closing price for the Company's Common Stock on the date of grant. Unless otherwise determined by the Board of Directors, the Option Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a "change in control," as defined in the Option Plan.
(2) Based on options to purchase an aggregate of 280,700 shares granted to employees during 1996.
(3) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock price.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

  The following table sets forth for each of the Named Officers, information with respect to stock options exercised during the fiscal year ended December 31, 1996 and stock options held at fiscal year end:

                                                        NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                           SHARES                   OPTIONS AT FISCAL YEAR END(#)        AT FISCAL YEAR END ($)(2)
                         ACQUIRED ON     VALUE      ---------------------------------    -------------------------
          NAME           EXERCISE(#) REALIZED($)(1)  EXERCISABLE       UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
          ----           ----------- -------------- --------------    ---------------    ----------- -------------
Ricardo B. Levy.........     --           --             20,000           120,000          $15,000      $64,800
James A. Cusumano.......     --           --              6,000            34,000          $ 4,500      $19,200
Lawrence W. Briscoe.....     --           --             55,000           105,000          $41,250      $56,700
W. Robert Epperly.......     --           --             20,048            13,198          $31,690      $ 9,480
Ralph A. Dalla Betta....     --           --              5,574            28,364          $ 3,000      $13,200

--------
(1) Market value of underlying securities on the exercise date minus the exercise price.
(2) Market value of underlying securities at December 31, 1996 minus the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consisted of Directors Mario and Fleming in 1996. No executive officer of the Company serves as a member of the Board of Directors or on the Compensation Committee of any entity which has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee.

  During the year ended December 31, 1996, the Company paid Richard Fleming Associates, a consulting organization of which Richard Fleming, a Director of the Company, is the President and Chief Executive Officer, approximately $168,000. These payments were for services provided to the Company by Mr. Fleming in his capacity as a consultant to the Company at a rate of $12,000 per month, plus expenses. Mr. Fleming provided assistance to the Company on various development programs and in identifying and investigating new business opportunities.

                         TRANSACTIONS WITH MANAGEMENT

  Mitsubishi Oil Co., Ltd. In December 1992, the Company entered into a Stock Purchase Agreement with Mitsubishi Oil Company, Ltd. ("Mitsubishi Oil"), pursuant to which the Company agreed to sell preferred stock to Mitsubishi Oil simultaneously with the sale of shares offered by the Company in its Initial Public Offering. Concurrently with the Stock Purchase Agreement, the Company entered into a Technical Cooperation Agreement with Mitsubishi Oil, pursuant to which Catalytica agreed to provide certain advice with regard to research activities and projects of Mitsubishi Oil and agreed to have up to two individuals from Mitsubishi Oil serve at Catalytica in various research capacities.

  The Preferred Stock purchased by Mitsubishi Oil pursuant to the Stock Purchase Agreement automatically converted into 1,536,099 shares of Common Stock upon the closing of the Initial Public Offering. Mitsubishi Oil has certain rights under the Stock Purchase Agreement. Until December 1999, Mitsubishi Oil has a right of first refusal, subject to certain exceptions, to purchase additional shares of capital stock or securities convertible into capital stock to maintain its percentage equity ownership in the Company and certain registration rights. Mitsubishi Oil has agreed to waive these rights in connection with the Issuances. Until the earlier of (i) December 10, 1999,
(ii) such time as Mitsubishi Oil ceases to own at least 80% of the shares of the Common Stock received upon conversion of the Preferred Stock or (iii) such time as the Technical Cooperation Agreement is no longer in effect, the Company is required to include one nominee chosen by Mitsubishi Oil in its slate of nominees recommended by the Board of Directors for election as directors of the Company and to use its best efforts to cause the Company's directors and management to vote shares as to which any of them hold proxies or are otherwise entitled to vote in favor of the election of Mitsubishi Oil's designee. Pursuant to the Stock Purchase Agreement, Mr. Tomoi has been nominated for election as a director at the Annual Meeting of Stockholders. Mitsubishi Oil has agreed to be present in person or by proxy at all meetings of the stockholders of the Company and to vote its shares in favor of management's nominees to the Board of Directors, provided that Mitsubishi Oil is not restricted from selecting and exercising its right to elect to the Company's Board of Directors such number of directors (including its designee) as Mitsubishi Oil would be able to elect under cumulative voting. So long as Mitsubishi Oil owns over 5% of the outstanding shares of the Company's stock, the Company has the right of first refusal, subject to certain exceptions, to purchase shares of stock which Mitsubishi Oil elects to sell or otherwise transfer if, following such sale or transfer, the transferee would own over 5% of the Company's stock. Mitsubishi Oil has agreed that, until December 10, 1999, it will not acquire over 20% of the aggregate outstanding stock of the Company without the written consent of the Company. Mitsubishi Oil currently owns approximately 7.7% of the outstanding stock of the Company.

  Pursuant to the Technical Cooperation Agreement, the parties agreed to meet regularly to review research strategies and directions and to investigate potential future collaborative research and development projects. This agreement has a term of 10 years. However, Catalytica may terminate it sooner if Mitsubishi Oil ceases to own at least 80% of the shares of Common Stock received upon conversion of the Preferred Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1996, all reporting persons complied with Section 16(a) filing requirements applicable to them.

            PROPOSAL NO. 2--ACQUISITION OF GREENVILLE FACILITY AND ISSUANCE OF CLASS A AND CLASS B COMMON STOCK AND COMMON STOCK WARRANTS

                                    GENERAL

  The Board of Directors of the Company has approved, and proposes that the stockholders of the Company approve, (i) the issuance by the Company to Catalytica Pharmaceuticals, Inc., a subsidiary of the Company ("Catalytica Pharmaceuticals"), of warrants (the "Warrants") to purchase 2,000,000 shares of Common Stock of the Company (the "Warrant Issuance"); and (ii) the sale and issuance of an aggregate of 30,000,000 shares of the Company's voting Class A Common Stock and nonvoting Class B Common Stock at $4.00 per share for an aggregate of $120,000,000 to Morgan Stanley Capital Partners III, L.P. and two affiliated funds (collectively, "MSCP") (the "Stock Sale" and, together with the Warrant Issuance, the "Issuances") to be used for the acquisition (the "Acquisition") by Catalytica Pharmaceuticals of a pharmaceutical manufacturing facility in Greenville, North Carolina (the "Facility"), from Glaxo Wellcome Inc. ("Glaxo Wellcome"). The Acquisition, the Warrant Issuance and the Stock Sale are referred to herein collectively as the "Transactions." For a discussion of the terms of the Class A Common Stock and Class B Common Stock, see "Proposal No. 3--Amendment of Certificate of Incorporation." For a discussion of the terms of the Warrants, see "--Description of the Acquisition--Summary of the Asset Purchase Agreement." The Stock Sale will be made pursuant to a Letter of Intent entered into with MSCP on February 5, 1997 and pursuant to the terms and conditions of the Investment Agreement dated as of June 25, 1997 between the Company and MSCP (the "Investment Agreement"). See "--The Stock Sale."

  The Company will contribute the Warrants and the net proceeds from the Stock Sale to Catalytica Pharmaceuticals in return for the issuance to the Company of 11,492,121 shares of Series C Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock"), of Catalytica Pharmaceuticals. Catalytica Pharmaceuticals will transfer the Warrants to Glaxo Wellcome as part of the purchase price for the Acquisition. In addition, Catalytica Pharmaceuticals will use the net proceeds from the Stock Sale of approximately $117,500,000, together with borrowings of approximately $140,000,000 from a senior secured term loan facility and a senior secured revolving facility to be guaranteed by the Company and its subsidiaries to consummate the Acquisition, retire approximately $4 million of existing indebtedness of Catalytica Pharmaceuticals, and pay certain related transaction costs. Catalytica Pharmaceuticals will also issue 250,000 shares of its junior convertible preferred stock ("Junior Preferred Stock") to Glaxo Wellcome. For a discussion of the Facility and the terms of the Acquisition, see "--Description of the Acquisition," below.

  After the Stock Sale, MSCP will own voting stock equal to approximately 40% of the Company's voting stock and will own voting and non-voting stock equal to approximately 60% of Catalytica Common Stock on a fully converted basis. Subsequent to the Acquisition of the Facility, the Company plans to provide a dividend of a warrant which entitles stockholders to buy one share of Catalytica Common Stock at $4.00 per share for each three shares they own as of the record date for the dividend, which is expected to be as soon as posible after the Closing Date of the Acquisition. The Company plans to use the proceeds from the exercise of the warrants to repurchase up to 5,000,000 of the shares issued to MSCP. The closing sale price of the Company's Common Stock on the Nasdaq National Market on July 16, 1997, the date of this Proxy Statement, was $13.875 per share.

  The Series C Preferred Stock of Catalytica Pharmaceuticals to be received by the Company will have the following rights: (a) a non-cumulative dividend preference and a liquidation preference, both on a parity with the Catalytica Pharmaceuticals Series B Preferred Stock presently outstanding and senior to the presently outstanding shares of Series A Preferred Stock and common stock of Catalytica Pharmaceuticals and the Junior Preferred Stock to be issued in connection with the Acquisition and; (b) the right to convert into shares of Catalytica Pharmaceuticals common stock, on a one-for-one basis (subject to adjustment in the case of stock splits, reclassifications, stock dividends and rights offerings to existing holders of common stock and similar events and in the event of common stock issuances below the then fair market value, except for issuances pursuant to Catalytica Pharmaceuticals' employee benefit plans) at any time at the option of the holder and automatically upon the closing of an underwritten public offering which results in gross proceeds of at least

$10,000,000 to Catalytica Pharmaceuticals. Each share of Series C Preferred Stock shall be entitled to the number of votes equal to the number of votes of common stock into which such shares of Series C Preferred Stock could then be converted.

  The Junior Preferred Stock of Catalytica Pharmaceuticals to be issued to Glaxo Wellcome will have the following rights: (a) a non-cumulative dividend preference and a liquidation preference, both junior to the outstanding preferred stock of Catalytica Pharmaceuticals and the Series C Preferred Stock to be issued to the Company in connection with the Acquisition; (b) the right to convert into shares of Catalytica Pharmaceuticals Common Stock on a one-for-one basis (subject to adjustment in the case of stock splits, reclassifications, stock dividends and rights offerings to existing holders of Common Stock and similar events and in the event of Common Stock issuances below the then fair market value except for issuances pursuant to Catalytica Pharmaceuticals' employee benefit plans) at any time at the option of the holder and automatically upon the closing of an underwritten public offering which results in gross proceeds of at least $10,000,000 to Catalytica Pharmaceuticals; (c) each share of Junior Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Junior Preferred Stock could then be converted; and (d) if Catalytica Pharmaceuticals shall not have consummated an underwritten public offering which results in gross proceeds of at least $10 million to Catalytica Pharmaceuticals within five years of the consummation of the Acquisition, the Junior Preferred Stock shall be exchangeable, at the option of Glaxo Wellcome, into shares of Common Stock of the Company having a market value equal to the value of the preferred stock.

  Prior to the closing of the Acquisition, the ownership of the outstanding voting securities of Catalytica Pharmaceuticals on an as-converted basis, excluding stock options issued pursuant to the Catalytica Pharmaceuticals' employee benefit plans, was approximately as follows: (i) 85% Catalytica; and
(ii) 15% Pfizer, Inc. After the closing of the Acquisition, the ownership of the outstanding voting securities of Catalytica Pharmaceuticals on an as-converted basis, excluding stock options issued pursuant to the Catalytica Pharmaceuticals employee benefit plans, will be approximately as follows: (i) 94.1% Catalytica, Inc.; (ii) Pfizer, Inc. 4.4%; and (iii) Glaxo Wellcome 1.5%.

  The simultaneous closing of the Acquisition is a condition to the consummation of the Stock Sale. The Company's Board of Directors believes that the Transactions are in the best interests of the Company and its stockholders for the reasons set forth in this Proxy Statement.

  Stockholders are urged to read carefully the following sections of this Proxy Statement, including the form of the Company's Amended and Restated Certificate of Incorporation attached hereto as Annex A, before voting on this proposal.

  The Class A Common Stock of the Company to be issued to MSCP will have the following rights: (a) in general the right to vote together with the Common Stock; (b) the right to receive dividends pari passu with the Common Stock;
(c) the right to convert into shares of Common Stock of the Company at the then effective conversion price (subject to adjustment in the case of stock splits, reclassifications, stock dividends, rights offerings, and similar events and in the event of issuances of Common Stock below the then fair market value except in certain circumstances); (d) the right to require the Company to repurchase certain amounts under certain circumstances (see Proposal No. 2--Acquisition of Greenville Facility and Issuance of Class A and Class B Common Stock and Common Stock Warrants); and (e) the right to payment upon certain liquidation events senior to all other common stock and preferred stock of the Company. See "Proposal No. 3--Amendment of Certificate of Incorporation--Terms of Class A Common Stock."

  The Class B Common Stock has the same powers, preferences and rights as the Class A Common Stock, except the Class B Common Stock is convertible into Class A Common Stock, has no voting rights (except as required by Delaware law) and has no right to vote for the election of directors. The Company also has an option to redeem up to 5,000,000 shares of the Class B Common Stock through May 31, 1998. See "Proposal No. 3--Amendment of Certificate of Incorporation--Terms of Class B Common Stock" and "Optional Redemption Right."

WARRANT DIVIDEND

  Catalytica intends, subject to the completion of the Acquisition, to declare a dividend in the form of a warrant to be exercisable for a period of 90 days from the issuance thereof to purchase one share of Catalytica Common Stock at $4.00 per share for every three shares of Common Stock held by a stockholder on the record date, which will be after the consummation of the Acquisition. The Shares of Class A Common Stock and Class B Common Stock to be issued to MSCP will not participate in the warrant dividend. Catalytica will use proceeds from the exercise of the warrants to repurchase shares of its Class A Common Stock and Class B Common Stock to be issued to MSCP in connection with the Acquisition, at a price of $4.75 per share, if such repurchase is consummated on or prior to November 30, 1997, and at a price of $5.00 per share, if such repurchase is consummated after November 30, 1997. The warrants and Common Stock issuable under exercise thereof will be registered with the Securities and Exchange Commission, and the offering of the warrants to purchase Common Stock will be made only by means of a prospectus.

VOTE REQUIRED

  Pursuant to the rules of The Nasdaq Stock Market, an issuer generally must obtain stockholder approval of a potential issuance of common stock or securities convertible into common stock (i) if such issuance would result in a change of control of the issuer or (ii) if such common stock or securities have voting power equal to or in excess of 20% of the voting power outstanding prior to such issuance or the number of shares to be issued is in excess of 20% of the number of shares of common stock outstanding prior to such issuance. The Class A Common Stock, Class B Common Stock and the Warrants to be issued in connection with the Issuances will represent more than 20% of the voting power of the Company and, if converted into Common Stock, more than 20% of the outstanding shares of Common Stock of the Company. Accordingly, approval by the Company's stockholders of the Issuances is required by the rules of The Nasdaq Stock Market. Unless such approval is obtained, the Stock Sale and the Acquisition will not be consummated. Under the Escrow Agreement entered into with Glaxo Wellcome in connection with the Asset Purchase Agreement, the Company on behalf of Catalytica Pharmaceuticals, deposited $2,000,000 in escrow. Such amount will be paid to Glaxo Wellcome if Catalytica Pharmaceuticals is unable to consummate the Acquisition because the Company is unable to obtain the necessary equity financing, Catalytica Pharmaceuticals is unable to obtain the necessary debt financing, or if Catalytica or Catalytica Pharmaceuticals fails to perform certain of their other obligations under the Asset Purchase Agreement. The equity financing will not occur if Proposal No. 3 is not approved by the stockholders.

  As of the date of this Proxy Statement, the Board of Directors anticipates consummating the Stock Sale and the Acquisition on July 31, 1997, assuming receipt of stockholder approval, satisfaction or waiver of all other conditions to closing of the Stock Sale and the Acquisition and completion of the Debt Financing.

  The affirmative vote of a majority of the outstanding shares of Common Stock held by persons voting at a meeting at which a quorum is present is required to approve the Issuances. The Issuances have been unanimously approved by the Company's Board of Directors. In order to complete the Issuances and consummate the Acquisition, the Company must also amend its Certificate of Incorporation as provided in "Proposal No. 3--Amendment of Certificate of Incorporation."

NO PREEMPTIVE RIGHTS OR DISSENTER'S RIGHTS OF APPRAISAL

  The Stockholders of the Company have no preemptive right to purchase or otherwise acquire any shares of Class A Common Stock, Class B Common Stock or Warrants to be issued in connection with the Stock Sale and the Warrant Issuance, except for Mitsubishi Oil which has waived its right to purchase shares of Class A Common Stock, Class B Common Stock and Warrants. See "Proposal No. 1--Election of Directors--Transaction with Management." Delaware law does not require that stockholders of the Company who object to the Issuances, and who vote against or abstain from voting in favor of the Issuances, be afforded any appraisal or dissenter's rights or the right to receive cash for their shares.

BOARD RECOMMENDATION

  In January 1997, the Board of Directors approved the proposed transaction with Glaxo Wellcome, including entering into a Letter of Intent and the sale of equity to MSCP and the incurrence of debt necessary to finance the Acquisition. On February 5, 1997, the Company entered into the Letter of Intent with Glaxo Wellcome for the acquisition of the Facility, and a Letter of Intent with MSCP wherein the Company and MSCP agreed that the price of MSCP's equity investment would be based on the average closing price of the Company's Common Stock for the prior thirty trading days (which was $4.02). In connection with the Letter of Intent, Glaxo Wellcome required the Company to provide evidence that it had a commitment for the necessary equity financing and the Board of Directors believed that receiving a commitment from MSCP to make an equity investment at the then current market price was an attractive arrangement for the Company and its stockholders. This commitment was subject to satisfactory due diligence by MSCP and to negotiation and execution of a definitive agreement. The Company negotiated the definitive Investment Agreement with MSCP in May and June 1997 and entered into such agreement on June 25, 1997.

  Subsequent to the public announcement on February 5, 1997 of the Company's Letters of Intent with Glaxo Wellcome and MSCP, the market price of the Company's Common Stock increased substantially. In June 1997, the Board of Directors considered such market price, which in June 1997 was approximately $12.00 to $13.00 per share, in determining to proceed with the sale of Class A Common Stock and Class B Common Stock to MSCP at $4.00 per share. The Company had agreed with MSCP on the price in the Letter of Intent on February 5, 1997. The Company believes that MSCP's assurances to Glaxo Wellcome with respect to the financing of the Acquisition were instrumental in putting the Company in a position to reach an agreement with Glaxo Wellcome to acquire the Facility. The increase in the Company's Common Stock subsequent to February 5, 1997 benefited all stockholders of the Company. In addition, in May and June 1997 the Company negotiated the right to repurchase a portion of the shares to be sold to MSCP after the Closing of the Acquisition which enabled the Company to provide its other stockholders with a right to participate in the financing of the Acquisition through the Warrant Dividend discussed above. Based on its review of all the foregoing factors, the Board of Directors determined that the Company should proceed with the Acquisition and the sale and issuance of the Class A Common Stock and Class B Common Stock on the terms agreed with MSCP.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF THE WARRANTS AND SALE AND ISSUANCE OF THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK.

                                THE STOCK SALE

  Based on discussions with Glaxo Wellcome, the Company believed that it was crucial to have a commitment for its equity financing in place at the time it submitted its bid proposal to Glaxo Wellcome. Before deciding to pursue the private sale of stock to a large, experienced investment fund, and prior to entering into a Letter of Intent with Glaxo Wellcome on February 5, 1997, Catalytica investigated a number of financing alternatives to raise the equity portion of the Acquisition financing. The Company considered various other forms of public and private transaction structures, including a public equity offering, payment of the purchase price with debt and a syndicated private equity financing. The Company rejected all of these forms of financing for various reasons, including complexity, timing uncertainties, dependence on market receptiveness and the Company's belief that the alternatives would not meet Glaxo Wellcome's requirements that the availability of the financing be reasonably assured prior to execution of the Asset Purchase Agreement. Furthermore, the Company believed that in order to be selected by Glaxo Wellcome to enter into a Letter of Intent for the Acquisition, it required the active participation of its expected equity financing source and Catalytica believed that whatever entity or syndicate of entities acquired a significant ownership interest in the Company would want to be active participants in analyzing and structuring the Acquisition because there was still a requirement for extensive due diligence and negotiation of material provisions of the Asset Purchase Agreement and the Supply Agreement to maximize the return on their investment and the benefits to the Company of the final structure of the Acquisition. In addition, at the time of the signing of the Letter of Intent, Glaxo Wellcome requested a financing letter from the Company's equity source. Accordingly, the Company eliminated consideration of financing alternatives that would rely principally upon the public market or a large group of private investors who would determine at a future date whether to invest the requisite sums needed to complete the Acquisition at the necessary time.

  The Company determined, therefore, to complete a private equity transaction, in the form of the Stock Sale and entered into a letter of intent with MSCP on February 5, 1997. The definitive Investment Agreement for the Stock Sale was executed on June 25, 1997. (See "Summary of the Investment Agreement"). Catalytica will receive the proceeds of the Stock Sale on the date of the closing of the Acquisition. In selecting MSCP, the Company chose an investor with available funds in excess of $120,000,000 and who is known to the Company and to Glaxo Wellcome so that Glaxo Wellcome would be comfortable with the availability of the equity funds required to close the Acquisition. In addition, the Company believed that MSCP would be supportive to the Company's future prospects. The Company believes MSCP has the ability to be supportive of the Company in the future due to its knowledge of and access to a broad sector of capital markets and its relationships with providers of insurance, employee benefits, consulting services and environmental services. In addition to providing access to significant capital resources and experience in large acquisitions, MSCP, consistent with its normal activities in evaluating significant equity investments, has actively assisted the Company in analyzing the Acquisition and has further assisted the Company by introducing it to a money center bank, helping the Company develop a relationship with such bank and helping to negotiate the credit agreement to provide debt financing for the Acquisition and for future working capital purposes. The Company did not engage MSCP to perform any services on the Company's behalf nor did MSCP receive a fee in connection with the Acquisition or its equity investment.

  Officers of MSCP initiated contact with Catalytica in early 1996 because of MSCP's interest in the fine chemicals business. Beginning in early 1996, officers of the Company met with principals of MSCP and discussed Catalytica Pharmaceuticals' interest in acquiring additional capacity and MSCP's interest in investing in the Company. There were a series of subsequent meetings between executive officers of the Company and principals of MSCP. Subsequently, MSCP assisted the Company in performing due diligence and analyzing, from a financial standpoint, the proposed Acquisition. MSCP also worked with the Company and Ernst & Young to analyze the cost structure of the Facility to provide a basis for the Company and MSCP to build a financial model to be used in analyzing the future operation of the Facility. In addition, MSCP engaged a leading consulting firm to analyze the fine chemicals industry, which the Company utilized in its analysis of the proposed Acquisition. Furthermore, as part of Glaxo Wellcome's due diligence of Catalytica, MSCP met with Glaxo Wellcome on at least two separate occasions so that Glaxo Wellcome could better understand MSCP's overall investment objective with respect to Catalytica, and Catalytica's and MSCP's objective with respect to the Facility. The Company believes that MSCP's assistance in analyzing and pursuing the Acquisition was consistent with the activities it normally performs in connection with significant equity investments. Further, the Company believes the assurances MSCP provided to Glaxo Wellcome with respect to the financing of the Acquisition were instrumental in putting the Company in a position to reach an agreement to acquire the Facility with Glaxo Wellcome. The Company further believes that the Stock Sale not only allows the Company to consummate the Acquisition but will also enable the Company to continue to develop all of its operations, including its combustion operations.

  Before deciding to pursue the Stock Sale with MSCP, the Company carefully considered a number of factors, including: (i) MSCP's capital base and ability to fund in excess of $120,000,000 of equity; (ii) MSCP's experience in large transactions and its reputation in the capital markets; (iii) MSCP's interest in the fine chemicals business and the pharmaceutical out-sourcing trend and its willingness to meet with Glaxo Wellcome to describe its investment objectives; (iv) the fact that MSCP was well known to Glaxo Wellcome, (v) MSCP's willingness to enter into the transaction without receiving a fee (other than reimbursement of out-of-pocket expenses); (vi) MSCP's willingness to agree to significant liquidity restrictions with respect to the Class A and Class B Common Stock; and (vii) references received from chief executive officers of other companies in which MSCP had invested.

  In connection with the Acquisition and the Stock Sale, from mid 1996 through the execution of the Acquisition Agreement and the Investment Agreement, Lehman Brothers provided the Company financial advisory services with respect to alternative financing arrangements for the Acquisition. In payment for these services, the Company will issue 150,000 shares of the Company's Common Stock to Lehman Brothers upon the closing of the Acquisition.

  The Company proposes to issue and sell an aggregate of 30,000,000 shares of Class A Common Stock and Class B Common Stock to MSCP pursuant to the terms of the Investment Agreement for an aggregate cash purchase price of $120,000,000. Based on the number of shares of Common Stock outstanding on the Record Date, the Company anticipates issuing approximately 13,320,000 shares of its Class A Common Stock and 16,680,000 shares of its Class B Common Stock to MSCP in the Stock Sale. The shares of Class A Common Stock and Class B Common Stock to be issued to MSCP will be convertible into shares of Common Stock of the Company at a conversion price of $4.00 per share, subject to adjustment in certain cases. The Class A Common Stock and Class B Common Stock to be issued to MSCP will be convertible initially into an aggregate of 30,000,000 shares of Common Stock. Upon completion of the Stock Sale, MSCP will beneficially own approximately 40% of the voting stock of the Company. The Company's Amended and Restated Certificate of Incorporation provides that MSCP may not convert its non-voting Class B Common Stock into voting Class A Common Stock if such conversion results in MSCP owning more than 40% of the voting stock of the Company. Otherwise, it does not contain any restrictions on the ability of MSCP or its affiliated entities to own more than 40% of the voting stock of the Company. For a discussion of additional terms of the Class A Common Stock and Class B Common Stock, see "Proposal No. 3--Amendment of Certificate of Incorporation."

  As a result of its ownership of Class A Common Stock and Class B Common Stock, following the Stock Sale, MSCP will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of all significant corporate transactions such as any merger, consolidation or sale of all or substantially all of the Company's assets. Moreover, in connection with the Stock Sale, the Company will grant MSCP certain contractual rights, including representation on the Company's Board of Directors and committees of the Board of Directors and the right to approve certain matters, that will give MSCP additional rights to participate in certain actions to be taken by the Company. See "--Summary of the Investment Agreement." Such concentration of ownership and contractual rights may have the effect of delaying, deferring or preventing a change of control of the Company. In addition, such concentration of ownership and contractual rights could allow MSCP to prevent significant corporate transactions.

SUMMARY OF THE INVESTMENT AGREEMENT

  Upon consummation of the Stock Sale, the Company will issue and sell an aggregate of 30,000,000 shares of Class A Common Stock and Class B Common Stock to MSCP for an aggregate purchase price of $120,000,000. The Stock Sale will be made pursuant to an Investment Agreement between the Company and MSCP that contains the terms and conditions set forth below.

  Closing Conditions. The obligations of the Company to sell, and of MSCP to purchase, the Class A Common Stock and the Class B Common Stock in connection with the Stock Sale will be subject to (i) the requirement that the Acquisition be consummated, (ii) receipt by Catalytica Pharmaceuticals of the senior secured debt financing, and (iii) receipt of stockholder approval as contemplated herein. The obligations of the Company and MSCP will be further subject to the satisfaction of certain additional conditions customary to transactions of this nature.

  The Company and MSCP have mutually agreed that neither party will participate in an acquisition of the Facility without the participation of the other party.

  Registration Rights. The Investment Agreement provides that MSCP has the right, at any time after July 1, 1998, to request the Company to effect a registration (a "Registration Request") of shares of Common Stock issuable upon conversion of the Class A Common Stock and Class B Common Stock held by it with an aggregate offering price of at least $15 million. MSCP is entitled to four Registration Requests. Registration Requests may not be made within six months of any other Registration Request. In addition, in the event the Company proposes to register any of its securities for its own account or the account of any of its stockholders (other than certain registrations relating solely to a stock option or other similar employee benefit plan), MSCP will have the right, upon a timely request and subject to a right of priority in favor of the Company, to have the Common Stock issuable upon conversion of the Class A Common Stock and Class B Common Stock included in such registration. All expenses of registration will be borne by the Company, but any underwriters' fees, discounts or commissions will be borne by MSCP.

  Board Representation. Pursuant to the Investment Agreement, MSCP will have certain rights to cause the Company to include as nominees for the Company's Board of Directors, up to three directors for so long as MSCP owns not less than 30% of the outstanding common stock of the Company. MSCP initially intends to designate two MSCP nominees as directors and the Company has agreed to increase the number of its directors from seven to nine after the consummation of the Transactions and to cause two persons designated by MSCP (the "MSCP Directors") to be appointed as directors of the Company, one of whom shall be Howard Hoffen of MSCP. In the event MSCP's beneficial ownership of outstanding common stock is less than 30% but equal to or greater than 10%, MSCP shall be entitled to elect up to two directors. In the event MSCP's beneficial ownership is less than 10% but equal to or greater than 6%, MSCP shall be entitled to elect one director. The Company has also agreed that MSCP will be represented on each committee of the Board of Directors.

  Company Repurchase Obligations. At any time after July 1, 2005, the holders of the Class A Common Stock will have the right to require the Company, upon six months written notice, to repurchase during any annual period commencing July 1 and ending June 30 up to one-third of the initial outstanding shares of Class A Common Stock and Class B Common Stock for an amount in cash equal to the Liquidation Preference (as defined in "Proposal No. 3--Amendment to Certificate of Incorporation--Terms of the Class A Common Stock). The initial Liquidation Preference will be $4.00 per share subject to certain adjustments. See "Proposal No. 3--Amendment to Certificate of Incorporation--Terms of the Class A Common Stock--Liquidation Preference." In addition, upon a change of control, MSCP shall have the right to cause the Company to purchase all of the shares of Class A Common Stock and Class B Common Stock initially acquired by MSCP at the Liquidation Preference. The Company shall effect such repurchase within 180 days of receipt of written notice to the Company from MSCP requesting repurchase. In the event the Company does not or cannot repurchase the shares, the holders of the Class A Common Stock shall be entitled to appoint a number of additional directors to the Board of Directors such that the directors appointed by MSCP would constitute a majority of the Board.

  Fees and Expenses. The Company will, if the consummation of the Stock Sale occurs or if the Stock Sale does not occur because stockholder approval is not obtained, be obligated to pay the costs and expenses of MSCP, currently estimated to be approximately $750,000, incurred in connection with the Stock Sale.

CHANGE OF CONTROL/LIMITATION ON NOL UTILIZATION

  At December 31, 1996, for federal income tax purposes, the Company has net operating loss carryforwards of approximately $42,600,000 which expire in the years 1998 through 2011. As a result of the Stock Sale and the Warrant Issuance, these net operating loss carryforwards will be subject to an annual limitation based on the Company's stock price on the closing date of the proposed transaction with Glaxo Wellcome.

                        DESCRIPTION OF THE ACQUISITION

  The following discussion contains forward-looking statements regarding the business, financial condition and operating results of the Company, Catalytica Pharmaceuticals and the Facility, relating to the proposed transaction with Glaxo Wellcome, including those statements that have been identified by an asterisk (*) and other statements regarding business strategy; the operations of the Facility; financial performance; anticipated revenue sources; hiring; and capital requirements and sources. Actual results could differ materially from the results anticipated in the forward-looking statements as a result of the factors set forth under "--Risks to the Company and Catalytica Pharmaceuticals Associated with the Acquisition" and elsewhere in this Proxy Statement including "Company Information--Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Company Information-- Risk Factors."

  The Acquisition will be made by Catalytica Pharmaceuticals, a subsidiary of the Company. Following the Acquisition, the Company will not have any direct ownership interest in the Facility, but will own approximately 94% of the outstanding capital stock of Catalytica Pharmaceuticals. Accordingly, the financial results of Catalytica Pharmaceuticals are, and, subsequent to the Acquisition, the financial results of the Facility will be, included in the consolidated results of operations of the Company. See "Company Information-- Unaudited Pro Forma Consolidated Balance Sheet."

GENERAL DESCRIPTION OF THE ACQUISITION

  After the Acquisition, the Facility will be engaged in contract manufacturing for the pharmaceutical industry. For more detailed information about the Facility, see "--Description of Facility."

  Pursuant to the Asset Purchase Agreement, upon consummation of the Acquisition, Catalytica Pharmaceuticals will acquire from Glaxo Wellcome (i) all the land, buildings and improvements thereon and certain rights relating thereto comprising the pharmaceutical manufacturing facility of Glaxo Wellcome located in Greenville, North Carolina, and containing approximately 582 acres of land, (ii) substantially all of the machinery, equipment, furniture, fixtures, transportation and distribution equipment, waste treatment facilities, computers, analytical equipment, instruments, communication equipment, control systems, spare parts, supplies, materials and all other items of tangible personal property owned by Glaxo Wellcome and located at the Facility, (iii) certain permits and related regulatory requirements, certifications and licenses from governmental or regulatory authorities used in operation of the Facility and transferable by Glaxo Wellcome, (iv) certain contracts relating to the operation of the Facility that are transferable or assignable by Glaxo Wellcome and (v) certain existing inventories of work-in-process, raw materials and other materials and supplies (collectively, the "Purchased Assets").

  The consideration to be paid by Catalytica Pharmaceuticals to Glaxo Wellcome for the Purchased Assets consists of (i) $246.6 million in cash payable at the closing of the Acquisition (the "Closing"), subject to a post-Closing adjustment based on Closing Date inventory levels; (ii) 250,000 shares of Junior Preferred Stock of Catalytica Pharmaceuticals; (iii) warrants to purchase 2,000,000 shares of Common Stock of Catalytica at an exercise price of $12.00 per share exercisable until the sixth anniversary of the Closing Date of the Acquisition and (iv) 10% of the earnings before interest and taxes in excess of an aggregate cumulative amount of $10 million attributable to the sterile products portion of the Facility, up to an aggregate cumulative payment to Glaxo Wellcome of an additional $25.0 million.

  The price of the Purchased Assets was determined on the basis of a comprehensive analysis of the facility and its capabilities, the Company's prospects for additional pharmaceutical product business and the cash flows the Company believed it could generate from operation of the Facility. Following this analysis there was extensive negotiation with Glaxo Wellcome with respect to the purchase price and the value of various elements of Catalytica's acquisition proposal other that the cash payment. Glaxo Wellcome did not disclose the number of parties interested in acquiring the facility but the Company believes there were at least two other serious bidders. The Company did not receive an independent appraisal of the Facility, but conducted several internal evaluations and produced various financial models related to the Acquisition.

  The Company currently anticipates that the closing of the Acquisition will occur on July 31, 1997. The Asset Purchase Agreement provides that if the closing does not occur on July 31, 1997, the Guaranteed Revenues will be reduced by approximately $3.8 million per week between July 31, 1997 and the Closing Date, which the Company estimates would result in reduced cash flows of approximately $800,000 to $900,000 per week.

REASONS FOR THE ACQUISITION

  The pharmaceutical industry has been undergoing significant change over the last few years. As part of that change, many of the larger participants have recognized that their competitive differentiation comes from two key elements of their business: drug discovery and final product marketing. These are the core competencies in which successful pharmaceutical companies excel and are the ones that are increasingly defining the leaders in the industry. With this recognition has come increasing pressure on many pharmaceutical companies to focus their resources on these two facets of their business. As a result, these industry participants are looking to outsource to other companies with specialized expertise some of the other essential parts of the business, especially the development of manufacturing processes and the manufacturing of the drug products themselves. These factors have resulted in an increasing outsourcing trend in the pharmaceutical industry.

  Catalytica Pharmaceuticals recognized these changes in the industry several years ago. Catalytica Pharmaceuticals believed it could address this market opportunity by combining a strong technological capability to develop manufacturing methods for pharmaceuticals that involve fewer chemical reaction steps, require less equipment, utilize raw materials more efficiently and that are environmentally cleaner, with a manufacturing operation that can make products for the industry in a cost-effective, reliable, responsive and high quality manner. Catalytica Pharmaceuticals acquired a manufacturing facility in California in December 1993 as a first step to serve this growing market opportunity. Together with Catalytica Pharmaceuticals' established research and development capabilities, this acquisition permitted Catalytica Pharmaceuticals to begin serving major pharmaceutical customers and to establish itself as a viable and attractive supplier.

  Many pharmaceutical companies have recognized that to implement outsourcing successfully they should select "preferred manufacturing partners." Such partnerships permit a tighter integration between the supplier and the customer and significantly facilitate the outsourcing operations. A number of pharmaceutical companies have started to choose a few such manufacturing partners. Catalytica Pharmaceuticals' objective is to become one of the preferred partners of the major international pharmaceutical companies. Consistent with this strategy, in early 1996 Catalytica Pharmaceuticals entered into a five-year cooperative process research and development program with Pfizer Inc. ("Pfizer"), which also made an equity investment in Catalytica Pharmaceuticals. In 1996, Catalytica Pharmaceuticals concluded that in order to properly serve Pfizer and its other major customers, Catalytica Pharmaceuticals must increase the scale and breadth of its manufacturing operations.

  Because it takes several years and a substantial capital commitment to establish a new FDA approved manufacturing site with an economical business base, beginning in 1995 Catalytica Pharmaceuticals embarked on a study of potential acquisition opportunities. With the changes taking place in the industry, several such opportunities presented themselves for evaluation, but the Glaxo Wellcome plant located in Greenville, North Carolina appeared to be the most favorable one. This site could be purchased as a fully operating facility with three to five year contracts for continuing manufacture of important Glaxo Wellcome products. In addition to this business base, the site offers additional capacity that can be used to manufacture additional products for other customers as those opportunities can be developed, which could include additional products for Glaxo Wellcome.

  The Facility thus offers Catalytica Pharmaceuticals the opportunity to combine technological excellence and innovation with expanded manufacturing scale and state of the art facilities. The Facility will provide Catalytica Pharmaceuticals with the integrated capability to produce intermediate chemicals, to synthesize bulk active drugs, and to formulate and package the individual dosage form. The Facility also includes a state-of-the-art sterile products facility capable of producing injectable formulations. The Company believes that the Facility will permit Catalytica Pharmaceuticals to offer a "one-stop" supply capability that is unique among outsourcing operations, and offers important advantages to potential customers.*

DESCRIPTION OF THE FACILITY

  The Facility is currently owned by Glaxo Wellcome, a company formed as a result of the 1995 merger of Glaxo plc and Wellcome plc. The site was purchased by Burroughs Wellcome Company as a green field site in 1969 and in a series of construction programs over the years, was developed to its current state. The site comprises 582 acres of land, approximately 50 of which are occupied by 38 buildings totaling 1.76 million square feet of space. The site has approximately 1,150 full time employees and 300 to 400 other personnel employed on a temporary basis. The employees are not represented by a labor union.

  The site is used to manufacture chemical intermediates and bulk drug products and formulating and packaging those drugs into individual dosage forms for shipment both domestically and internationally. Manufacturing at the site is conducted in three distinct operations: primary, secondary and sterile. One of the potential advantages of the Facility is the ability to integrate the production and packaging in individual dosage form of the final pharmaceutical product starting from relatively basic raw materials.*

  Primary manufacturing involves the basic preparation of the desired drug substance, in bulk form, primarily by chemical synthesis, although one product, digoxin, is prepared by solvent extraction from leaves of digitalis plants grown commercially for this purpose. Carefully selected and purified raw materials are processed through complex chemical reactions under tightly prescribed and controlled conditions. Each step typically involves separation and purification of a derived intermediate chemical which then proceeds to the next reaction step. The final reaction produces the desired drug which then is separated, purified, dried, sometimes ground to appropriate particle size, and then delivered to bulk storage. This bulk product may be shipped as such to another site for further processing, passed to the secondary plant for compounding into dosage form and packaging, or delivered to the sterile plant for further processing and ultimately sterile packaging.

  The chemical reactions involved in primary manufacturing are carried out in batches in closed, pressurized reaction vessels, generally 500-2,000 gallons in capacity, in a liquid medium at carefully regulated temperature and pressure. Depending on the reaction, such vessels may be glass lined, stainless steel or another alloy material. Each such reactor is equipped with appropriate pumps, condensers, separation equipment or other equipment as required by the process. There is a high degree of automation and in many cases all important operating variables are monitored and recorded by computer systems. Carefully documented and approved quality control testing procedures are followed, results recorded, and samples retained for future reference. The collection of equipment, instrumentation, utilities, supplies and other services necessary to carry out any particular reaction are considered a production module. Because of the differences in specific reaction requirements, such modules may be well adapted for certain reactions but not for others. Although modules are built to be reasonably general purpose, there are certain limitations on their flexibility.

  Secondary manufacturing involves the conversion of bulk drug materials into dosage form pharmaceuticals and the packaging of these products for distribution. Such dosage forms may be solids, liquids, creams or ointments. Solid forms may be tablets, caplets and capsules and in all cases the formulated dose will contain other ingredients required to provide a readily usable, recognizable, effective and stable product. Any particular drug can be made into a variety of dosage forms, active ingredient dosages, package types and sizes for personal use, and distribution packaging. The packaged product may be intended for prescription use or over-the-counter sales and must be dated and carefully tracked through the distribution system by batch and/or lot number.

  Processing in secondary manufacturing includes a variety of granulation techniques, compression methods, sugar and film coating, printing, encapsulating, polishing and other operations throughout which the product must be carefully monitored and protected. Packaging can be in hospital unit dose packs, samples, blister packages, plastic or glass bottles, pouches, tubes or foil packs. These multiple forms require sophisticated equipment and inventory tracking systems.

  Formulating the finished pharmaceutical to successfully withstand such processing and provide appropriate bioavailability, efficacy, stability, appearance and identification at the point of administration with the required reliability involves careful development of processes and ingredients suitable both to the specific drug and the equipment through which it is processed. Careful selection of the other ingredients of the formulation and tight quality control are essential elements of these operations. Computer systems are used to properly track and record the processing and distribution of these products according to drug, form, dose, personal package, distribution package and destination.

  Sterile manufacturing involves the production of those products which, by reason of their mode of administration, must be aseptic to avoid microbial contamination. These products are specifically processed to establish aseptic conditions according to rigid standards in a production facility that is isolated from other portions of the plant and especially maintained for this purpose. The sterile manufacturing plant at the Facility includes a state-of-the-art building dedicated to sterile products which was completed in 1995. All sterile product production at the Facility is scheduled to be moved into the new building by early 1998.*

  The sterile facility is characterized by high levels of isolation of processing areas, significant automation, closed operating systems, limited personnel access, specialized heating, ventilating and air conditioning systems, and very high levels of data acquisition and recording.

CATALYTICA PHARMACEUTICALS BUSINESS PLAN

  Catalytica Pharmaceuticals has positioned itself to capitalize on the market opportunity resulting from changes in the pharmaceutical industry and the trend to outsourcing of manufacturing. Catalytica Pharmaceuticals has established a presence in the outsourcing marketplace through the manufacture of products at its Bay View plant for some of the major international pharmaceutical companies, including Pharmacia & Upjohn, Inc. ("Pharmacia & Upjohn"), Merck & Co., Inc. ("Merck") and Pfizer, and through its manufacturing process research and development program with Pfizer. However, to take full advantage of the market opportunity Catalytica Pharmaceuticals requires substantially greater manufacturing capacity and the ability to manufacture bulk active drug substances.

  The acquisition of the Facility will provide Catalytica Pharmaceuticals with a high quality manufacturing facility with sufficient scale to address the manufacturing needs of major pharmaceutical companies.* Catalytica Pharmaceuticals intends to operate the Facility as a contract manufacturer for multiple customers.* To be successful in this business Catalytica Pharmaceuticals must be able to produce products on a cost effective basis while providing a high quality, reliable source of supply. Catalytica Pharmaceuticals anticipates fulfilling these requirements through the application of its technological expertise in chemical manufacturing processes and adjustments in the Facility's methods of conducting business which will permit it to operate effectively but on a lower cost basis. Catalytica Pharmaceuticals believes the Supply Agreement will facilitate the ability to transition the Facility to a contract manufacturing operation. The Company believes the Supply Agreement provides the Facility with product demand which will permit Catalytica Pharmaceuticals to retain the bulk of the Facility's work force while it develops new customers to replace the scheduled declines in its business with Glaxo Wellcome.*

  Supply Agreement. In connection with the sale of the Facility, Glaxo Wellcome will enter into a Supply Agreement under which Catalytica Pharmaceuticals will manufacture products for Glaxo Wellcome over the next one and one half years, in the case of secondary products, and the next five years in the case of primary products. The Company believes that this arrangement provides Catalytica Pharmaceuticals the time required to develop new customers and comply with regulatory requirements before commencing production of new products under new contracts. Catalytica Pharmaceuticals estimates that aggregate payments (including the cost of materials) by Glaxo Wellcome under the Supply Agreement will total approximately $800 million over a five-year period.*

  Glaxo Wellcome has guaranteed that revenues paid to Catalytica Pharmaceuticals will meet a specified level of guaranteed revenue or that Glaxo Wellcome will pay to Catalytica Pharmaceuticals any shortfall. The guaranteed revenues, which include compensation for transition services Catalytica Pharmaceuticals has agreed to provide Glaxo Wellcome, and which exclude the cost of materials, in each of the next five years are as set forth below.* If the closing of the Acquisition has not occurred by July 31, 1997, guaranteed revenues for the period August 1 through December 31, 1997 will be reduced by approximately $3.8 million per week from July 31, 1997 until the Closing Date

     AUGUST 1-
     DECEMBER
     31, 1997        1998              1999              2000          2001          TOTAL
     ---------      ------         -------------         -----         -----         ------
                                   (IN MILLIONS)
      $76.3         $165.1             $93.0             $71.4         $22.0         $427.8

  The price for each product, excluding the cost of materials, is set forth in the Supply Agreement. The terms of the Supply Agreement provide for certain declines in prices over time. Glaxo Wellcome will reimburse Catalytica Pharmaceuticals for the actual costs of materials used in the production of products delivered to Glaxo Wellcome. Under the terms of the Supply Agreement, Glaxo Wellcome is to provide periodic forecasts of its future demand for various products and Catalytica Pharmaceuticals is committed to produce the products required, with certain limitations, provided the required production capacity does not exceed the capacity committed to Glaxo Wellcome. For production requests in excess of the capacity committed to Glaxo Wellcome, Catalytica Pharmaceuticals has agreed to undertake to accommodate Glaxo Wellcome's requests with pricing to be negotiated on terms that reflect then market pricing.

  In addition, Catalytica Pharmaceuticals has agreed to produce certain specialty products for Glaxo Wellcome during the period June 30, 2001 to June 30, 2002 at prices to be negotiated prior to February 2001.

  In addition to the guaranteed revenues set forth above, Glaxo Wellcome will pay to Catalytica Pharmaceuticals an aggregate of $4.0 million to implement certain software upgrade compliance programs at the Facility.

  Catalytica Pharmaceuticals has also agreed to provide transition services to Glaxo Wellcome under the Supply Agreement.

  The provisions of the Supply Agreement related to the production of primary products may only be terminated with two years prior written notice. Notice of termination may only be given on or after the second anniversary of the date of Supply Agreement with respect to the provisions related to the primary products. In addition, Glaxo Wellcome has a right to extend the term of the agreement with respect to one or more secondary products for up to an additional twelve months and with respect to one or more of the sterile products for up to four consecutive quarterly periods. The agreement may be terminated immediately by the affected party upon a material uncured default by the other party. A change in control of Catalytica or Catalytica Pharmaceuticals may also result in the right of Glaxo Wellcome to terminate the agreement. Catalytica has guaranteed Catalytica Pharmaceuticals' obligations under the Supply Agreement.

  Primary manufacturing. The Primary facility manufactures bulk chemicals for formulation into final dosage form. The facility has 33,900 gallons of reactor capacity. Glaxo Wellcome has committed under the Supply Agreement to a specified level of reactor capacity for each calendar year of the Primary facility and has agreed to pay certain guaranteed revenues whether or not it utilizes this capacity. In addition, beginning in the second half of 1998, Glaxo Wellcome has reserved 1,500 reactor gallons for each calendar year through the first half of 2001. However, Glaxo Wellcome is required to give three calendar quarters notice of its intention to utilize this reserved capacity and, if it chooses to use the capacity, to pay a specified amount which Catalytica Pharmaceuticals believes reflects then current market conditions. The percentage of the current capacity to which Glaxo Wellcome is firmly committing and is reserving is as set forth below.

                          2ND HALF 1ST HALF 2ND HALF           1ST HALF 2ND HALF
                            1997     1998     1998   1999 2000   2001     2001
                          -------- -------- -------- ---- ---- -------- --------
Committed................   100%     100%     66%    58%  56%    52%        4%
Reserved.................   --       --        4%     4%   4%     4%      --

  Catalytica Pharmaceuticals plans to market the portion of the Primary facility's unused capacity to one or more pharmaceutical customers. Catalytica Pharmaceuticals is discussing with prospective customers possible new business for 1998 and subsequent years. It believes the pricing it can achieve for this capacity may mitigate the impact of certain declines in prices over time provided for in the Supply Agreement.

  Secondary manufacturing. The Secondary facility converts bulk drug materials into final dosage forms which include tablets and capsules as well as creams and ointments. In addition to manufacturing products for Glaxo Wellcome, the facility manufactures products for several other customers. Production for the largest customer extends to December 31, 1998. Catalytica Pharmaceuticals will act as a subcontractor of Glaxo Wellcome for such customer. Contracts with the other existing third party customers of the Facility will be assigned or subcontracted to Catalytica Pharmaceuticals at the closing of the Acquisition.

  The obligation under the Supply Agreement with Glaxo Wellcome for Secondary products is in effect until December 31, 1998, for products other than cytotoxics and certain specialty products, and December 2000, for cytotoxics and certain specialty products. The approximate levels of utilization of the Secondary facility required to fulfill the production requirements of this agreement, which include the requirements for third parties, are as follows:

                                                             1997 1998 1999  2000
                                                             ---- ---- ----  ----
     Solid Dose/1/.......................................... 32%  27%    2%    2%
     Ointments and Liquids/1/............................... 17%  16%    4%    4%

--------
(1) Based on estimated machine hours for the forecast product mix and 50 week per year, 24 hour per day operations.

  Secondary production after 1998 under the Supply Agreement of cytotoxic and certain specialty products is conducted in portions of the Facility dedicated to the production of these types of products. Catalytica Pharmaceuticals is discussing with prospective customers possible new business for 1998 and subsequent years. Continued operation of the Secondary facility at current operating levels will depend on Catalytica Pharmaceuticals success in obtaining substantial new business.

  Sterile manufacturing. The new Sterile facility, which is in a separate building, is used for the manufacture of aseptic products used predominately for injectable formulations. The new facility was approved by the FDA in 1995 and is producing certain Glaxo Wellcome and third party products. The Supply Agreement with Glaxo Wellcome is effective through December 2000. The approximate levels of utilization of the Sterile facility required to fulfill the production requirements of this agreement are as follows:

                                                             1997 1998 1999 2000
                                                             ---- ---- ---- ----
     Sterile/1/............................................. 26%  33%  22%  13%

--------
(1)Based on 50 week per year, 24 hour per day operations.

  Catalytica Pharmaceuticals believes there is considerable interest in the manufacturing capabilities provided by this facility and has begun discussions with a number of biotechnology and pharmaceutical companies regarding arrangements for manufacturing products for them. Because of the long lead-times for regulatory approvals, the manufacture of new products is not expected to commence until late 1998 or early 1999 at the earliest, except for clinical trial materials. Catalytica Pharmaceuticals believes the time necessary to build and receive regulatory certification of a new sterile facility creates a significant barrier to entry by new competitors.

  Future Operations. Catalytica Pharmaceuticals intends to operate the Facility as a high quality contract manufacturer for multiple customers. Catalytica Pharmaceuticals strategy is to leverage its technological capabilities with the Facility's extensive manufacturing capabilities and experienced work force. Catalytica Pharmaceuticals' objective is to obtain substantial new business to utilize the Facility's production capacity and to seek operating efficiencies.

  Based on the compensation, benefit and incentive plans Catalytica Pharmaceuticals has established and discussions with key personnel currently employed at the Facility, Catalytica Pharmaceuticals anticipates hiring the vast majority of the Facility's employees and supplementing this management team and employee base with experienced personnel where appropriate.* Catalytica Pharmaceuticals will also need to hire personnel to perform sales, research and development, contract support and administration functions. With the combination of the management teams and employee base of Catalytica Pharmaceuticals at the Bay View facility, plus selective additions, Catalytica Pharmaceuticals believes it can effectively operate the Facility and develop new business as the level of business with Glaxo Wellcome declines.

  The acquisition of the Facility and the associated Supply Agreement are expected to expand Catalytica Pharmaceuticals' revenues from $16.3 million during 1996 to an annualized revenue rate in excess of $300 million in the second half of 1997 and in calendar year 1998.* The anticipated revenues from the Supply Agreement are expected to be sufficient to allow the Company to achieve profitable operations for the remainder of 1997 and for 1998 and the associated cash flows will be sufficient to reduce indebtedness incurred in connection with the Acquisition to a level supportable by the currents assets of the Company.* Profitability after 1998 will depend on Catalytica Pharmaceuticals' success and timing in obtaining new customers, including possible new agreements with Glaxo Wellcome. There is excess manufacturing capacity available at the primary facility beginning in the second half of 1998 and based on marketing efforts to date Catalytica Pharmaceuticals expects it will have one or more customers for some or all of the unused primary facility beginning in mid-1998. There is also substantial excess manufacturing capacity immediately available at the secondary and sterile facilities, but because of the long lead times required to establish necessary regulatory approvals to manufacture at these facilities, Catalytica Pharmaceuticals does not anticipate additional revenue from such facilities until 1998 or 1999 at the earliest, except for clinical trial materials. Catalytica Pharmaceuticals' inability to fill the available capacity or to reduce costs commensurate with lower levels of capacity utilization will have a material adverse effect on the Company's consolidated results of operations.

  Capital Requirements. The capital required for the Acquisition will be provided by a combination of an equity investment by MSCP of $120,000,000, a senior secured term loan facility of $125,000,000 and a senior secured revolving facility of $75,000,000 to be provided by a syndicate of banks led by The Chase Manhattan Bank ("Chase"), and Catalytica's current cash resources. The amount of debt to be included in the capital structure is dependent on the guaranteed revenues under the Supply Agreement with Glaxo Wellcome and to a lesser extent other anticipated contracts with third parties. If Catalytica Pharmaceuticals is successful in expanding the level of business beyond the levels in the Supply Agreement, its working capital requirements may be higher than currently projected. However, it is expected such additional requirements could be financed through the senior secured revolving facility.

  The Company will contribute the Warrants and the net proceeds from the Stock Sale to Catalytica Pharmaceuticals in return for the issuance to the Company of 11,492,121 shares of Series C Preferred Stock of Catalytica Pharmaceuticals. Catalytica Pharmaceuticals will transfer the Warrants to Glaxo Wellcome as part of the purchase price for its Acquisition. In addition, Catalytica Pharmaceuticals will use the net proceeds from the Stock Sale of approximately $117,500,000, together with borrowings of approximately $140,000,000 from a senior secured term loan facility and a senior secured revolving facility to be guaranteed by the Company and its subsidiaries and 250,000 shares of Junior Preferred Stock of Catalytica Pharmaceuticals, to consummate the Acquisition. For a discussion of the Facility and the terms of the Acquisition, see "--Description of the Facility," below.

  The Series C Preferred Stock of Catalytica Pharmaceuticals to be received by the Company will have the following rights: (a) a non-cumulative dividend preference and a liquidation preference, both on a parity with the Catalytica Pharmaceuticals Series B Preferred Stock presently outstanding and senior to the presently outstanding shares of Series A Preferred Stock and common stock of Catalytica Pharmaceuticals and the Junior Preferred Stock to be issued in connection with the Acquisition and; (b) the right to convert into shares of Catalytica Pharmaceuticals common stock, on a one-for-one basis (subject to adjustment in the case of stock splits, reclassifications, stock dividends and rights offerings to existing holders of common stock and similar events and in the event of common stock issuances below the then fair market value, except for issuances pursuant to Catalytica Pharmaceuticals' employee benefit plans) at any time at the option of the holder and automatically upon the closing of an underwritten public offering which results in gross proceeds of at least $10,000,000 to Catalytica Pharmaceuticals. Each share of Series C Preferred Stock shall be entitled to the number of votes equal to the number of votes of common stock into which such shares of Series C Preferred Stock could then be converted.

SUMMARY OF THE ASSET PURCHASE AGREEMENT

  The Company, Catalytica Pharmaceuticals and Glaxo Wellcome have entered into an Asset Purchase Agreement dated as of June 25, 1997 (the "Asset Purchase Agreement") relating to the Acquisition. The material terms and conditions of the Asset Purchase Agreement and certain related transactions are set forth below.

  Acquisition Consideration. The consideration to be paid by Catalytica Pharmaceuticals to Glaxo Wellcome for the assets of the Facility (the "Purchased Assets") consists of (i) $246.6 million in cash payable at the closing of the Acquisition (the "Closing"), subject to a post-Closing adjustment based on Closing Date inventory levels; (ii) 250,000 shares of Junior Preferred Stock of Catalytica Pharmaceuticals; (iii) warrants to purchase 2,000,000 shares of Common Stock of Catalytica at an exercise price of $12.00 per share exercisable for six years after the closing date and (iv) 10% of the earnings before interest and taxes in excess of an aggregate cumulative amount of $10 million attributable to the sterile products portion of the Facility for a period of ten years following the Closing, up to an aggregate cumulative payment to Glaxo Wellcome of an additional $25 million. The cash purchase price reflects the parties' agreement to a reduction in the cash consideration of approximately $6,400,000 in exchange for the assumption by the Company and Catalytica Pharmaceuticals of certain liability associated with the abatement of asbestos or asbestos containing materials ("ACM") present at the Facility and post-closing employee workplace exposure. There is no assurance that such amount will be adequate to cover the costs associated with any future abatement of ACM at the Facility and post-closing employee workplace exposure. See "Risks to Company and Catalytica Pharmaceuticals."

  The Junior Preferred Stock of Catalytica Pharmaceuticals to be issued to Glaxo Wellcome will have the following rights: (a) a non-cumulative dividend preference and a liquidation preference, both junior to the outstanding preferred stock of Catalytica Pharmaceuticals and the Series C Preferred Stock to be issued to the Company in connection with the Acquisition; (b) the right to convert into shares of Catalytica Pharmaceuticals Common Stock on a one-for-one basis (subject to adjustment in the case of stock splits, reclassifications, stock dividends and rights offerings to existing holders of Common Stock and similar events and in the event of Common Stock issuances below the then fair market value except for issuances pursuant to Catalytica Pharmaceuticals' employee benefit plans) at any time at the option of the holder and automatically upon the closing of an underwritten public offering which results in gross proceeds of at least $10,000,000 to Catalytica Pharmaceuticals; (c) each share of Junior Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Junior Preferred Stock could then be converted; and (d) if Catalytica Pharmaceuticals shall not have consummated an underwritten public offering which results in gross proceeds of at least $10 million to Catalytica Pharmaceuticals within five years of the consummation of the Acquisition, the Junior Preferred Stock shall be exchangeable, at the option of Glaxo Wellcome, into shares of Common Stock of the Company having a market value equal to the value of the preferred stock.

  Effectiveness of the Acquisition. It is anticipated that, if (i) the Transactions are approved by the stockholders of the Company at the Annual Meeting, (ii) Catalytica Pharmaceuticals completes the negotiation of the debt financing, and (iii) all other conditions to the Acquisition have been fulfilled or waived, consummation of the Acquisition will occur on or about July 31, 1997.

  Conditions to the Acquisition. The obligations of the Company and Catalytica Pharmaceuticals to consummate the Acquisition are subject to the satisfaction of the following conditions, any or all of which may be waived by the Company and Catalytica Pharmaceuticals to the extent permitted by applicable law: (i) the accuracy of the representations and warranties of Glaxo Wellcome in the Asset Purchase Agreement; (ii) the compliance by Glaxo Wellcome with the covenants, agreements and obligations in the Asset Purchase Agreement; (iii) the absence of litigation affecting the Purchased Assets or the Acquisition; (iv) the absence of certain changes in the condition of the Purchased Assets; (v) the receipt of certain consents, approvals and permits relating to the Acquisition; (vi) the receipt by Catalytica Pharmaceuticals of title insurance relating to certain of the Purchased Assets; (vii) the absence of certain liens on the Purchased Assets; (viii) the execution of the Supply Agreement and a license agreement relating to certain intellectual property rights to be granted by Glaxo Wellcome; (ix) the receipt of equity and debt financing by the Company and Catalytica Pharmaceuticals for the Acquisition and; (x) the receipt of a legal opinion relating to the Acquisition.

  The obligation of Glaxo Wellcome to consummate the Acquisition is subject to the satisfaction of the following conditions, any or all of which may be waived by Glaxo Wellcome to the extent permitted by applicable law: (i) the accuracy of the representations and warranties of the Company and Catalytica Pharmaceuticals in the Asset Purchase Agreement; (ii) the compliance by the Company and Catalytica Pharmaceuticals with the covenants, agreements and obligations in the Asset Purchase Agreement; (iii) the absence of litigation affecting the Purchased Assets or the Acquisition; (iv) the receipt of certain consents, approvals and permits relating to the Acquisition; and (v) the execution of the Supply Agreement and a license agreement relating to certain intellectual property rights to be granted by Glaxo Wellcome.

  Representations and Warranties. The Asset Purchase Agreement contains various representations and warranties of the Company and Catalytica Pharmaceuticals (subject in some cases to materiality and knowledge qualifiers) relating to, among other things, (i) the corporate organization and good standing of the Company and Catalytica Pharmaceuticals; (ii) the requisite corporate authority to enter into and perform the Asset Purchase Agreement and the transactions contemplated thereby; (iii) the validity and enforceability of the Asset Purchase Agreement, (iv) the absence of conflicts with or breaches under certain corporate documents, laws and contracts as a result of the consummation of the Acquisition; (v) the receipt of certain consents and approvals relating to the Acquisition; (vi) the capital structure of the Company and Catalytica Pharmaceuticals; (vii) the financial statements of the Company and Catalytica Pharmaceuticals and the financial plans of the Company and the Facility; (viii) the absence of certain changes in the business of the Company and Catalytica Pharmaceuticals; (ix) certain documents filed with the SEC by the Company; (x) the absence of certain legal proceedings against the Company and Catalytica Pharmaceuticals; (xi) certain matters relating to the FDA Act; and (xii) the availability of equity and debt financing for the Acquisition.

  The Asset Purchase Agreement contains various representations and warranties of Glaxo Wellcome (subject in some cases to materiality and knowledge qualifiers) relating to, among other things, (i) the corporate organization and good standing of Glaxo Wellcome; (ii) the requisite authority to enter into and perform the Asset Purchase Agreement and the transaction contemplated thereby; (iii) the absence of conflicts with or breaches under certain corporate documents, laws and contracts as a result of the consummation of the Acquisition; (iv) the receipt of certain consents and approvals relating to the Acquisition; (v) the books and records of the Facility and its supporting cost structure; (vi) title to and condition and sufficiency of the Purchased Assets; (vii) ownership of real property to be acquired by Catalytica Pharmaceuticals; (viii) condition and sufficiency of the Inventories being acquired; (ix) contracts to be assigned to Catalytica Pharmaceuticals; (x) the intellectual property rights to be transferred to Catalytica Pharmaceuticals;
(xi) the absence of certain legal proceedings against Glaxo Wellcome; (xii) permits relating to the Facility; (xiii) certain tax and insurance matters;
(xiv) certain employment, employee benefits, employee health and safety, and labor matters; (xv) the absence of certain changes in the operation of the Facility by Glaxo Wellcome and (xvi) certain environmental matters.

  Certain Covenants. Pursuant to the Asset Purchase Agreement, Catalytica Pharmaceuticals has agreed with Glaxo Wellcome subsequent to the Closing (i) to permit Glaxo Wellcome access to certain records and information relating to the Purchased Assets; (ii) to provide certain benefits to employees who become employees of Catalytica Pharmaceuticals upon the Closing; and (iii) to make certain filings with the FDA relating to the

Facility. In addition, Catalytica Pharmaceuticals and the Company have agreed for a certain period of time (not to exceed 10 years) not to develop, produce or manufacture at the Facility, for any party other than Glaxo Wellcome, any of the products Catalytica Pharmaceuticals is producing for Glaxo Wellcome at the Facility or any formulas, components, agents, reagents or ingredients used therein.

  Pursuant to the Acquisition Agreement, Glaxo Wellcome has agreed that, between execution of the Asset Purchase Agreement and the Closing, (i) to conduct its operations at the Facility in the same manner as conducted over the 12 months preceding the Acquisition; (ii) to generally maintain the Purchased Assets in their current condition; (iii) to keep in force insurance coverage; (iv) to perform all obligations under contracts and leases related to the Facility; (v) not to create liens on the Purchased Assets; and (vi) not to dispose of or consume any Purchased Assets except in the ordinary course of business. In addition, Glaxo Wellcome has agreed with the Company and Catalytica Pharmaceuticals (i) to permit the Company and Catalytica Pharmaceuticals and their advisors and representatives access to certain properties, documents and information relating to the Purchased Assets; and
(ii) until July 31, 1997, not to solicit offers to purchase or consider offers to purchase the Purchased Assets from third parties.

  Indemnification. The Asset Purchase Agreement provides for various indemnification obligations of the Company, Catalytica Pharmaceuticals and Glaxo Wellcome. Pursuant to the Asset Purchase Agreement, the Company and Catalytica Pharmaceuticals have agreed to jointly and severally indemnify, defend and hold harmless, subject to certain limitations, Glaxo Wellcome and certain related persons from and against any and all losses suffered by them arising out of or in connection with (i) any breach of the representations and warranties of the Company or Catalytica Pharmaceuticals in the Asset Purchase Agreement; (ii) any failure by the Company or Catalytica Pharmaceuticals to perform or observe any covenant, agreement or condition to be performed by them pursuant to the Asset Purchase Agreement; (iii) certain post-closing environmental conditions relating to the Facility; (iv) certain liability relating to the remediation of asbestos or exposure of certain persons to certain hazardous materials or environmental conditions; (v) failure of Catalytica Pharmaceuticals to perform its obligations under liabilities to be assumed in connection with the Acquisition; and (vi) certain matters relating to the employees of the Facility; provided that the Company and Catalytica Pharmaceuticals shall not be required to indemnify Glaxo Wellcome for any losses under clauses (i) and (ii) above unless the aggregate amount of all such losses exceeds $1,000,000 in which case the Company and Catalytica Pharmaceuticals would be liable for all such losses. Subject to certain exceptions related to certain environmental liabilities and other excluded liabilities, in no event shall the Company or Catalytica Pharmaceuticals be liable under the indemnification provisions of the Asset Purchase Agreement for an amount that exceeds $200,000,000.

  Pursuant to the Asset Purchase Agreement, Glaxo Wellcome has agreed to indemnify, defend and hold harmless, subject to certain limitations, the Company and Catalytica Pharmaceuticals and certain related persons from and against any and all losses suffered by them arising out of or in connection with (i) any breach of the representations and warranties of Glaxo Wellcome in the Asset Purchase Agreement; (ii) any failure by Glaxo Wellcome to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to the Asset Purchase Agreement; (iii) certain pre-existing environmental conditions relating to the Facility; (iv) any product liability claim or intellectual property claim arising from the inventories to be purchased by Catalytica Pharmaceuticals; (v) certain matters relating to the employees of the Facility; (vi) liabilities not assumed by Catalytica Pharmaceuticals in connection with the Acquisition; and (vii) the failure to comply with the bulk sales laws; provided that Glaxo Wellcome shall not be required to indemnify the Company and Catalytica Pharmaceuticals under certain matters for any losses unless the aggregate amount of all such losses exceeds $1,000,000, in which case Glaxo Wellcome would be liable for all such losses. Subject to certain exceptions related to certain environmental liabilities, product liabilities and other excluded liabilities, in no event shall Glaxo Wellcome be liable under the indemnification provisions of the Asset Purchase Agreement for an amount that exceeds $200,000,000.

  Employment Matters. Catalytica Pharmaceuticals will offer employment to the vast majority of all current Glaxo Wellcome employees at the Facility. As of March 31, 1997, there were approximately 1,150 employees of Glaxo Wellcome at the Facility.

  Environmental Matters. The closing of the Acquisition has been conditioned upon issuance to Catalytica Pharmaceuticals of certain environmental permits for the Facility. However, Glaxo Wellcome has agreed to work cooperatively with the Company and Catalytica Pharmaceuticals to achieve the timely issuance of such permits. Glaxo Wellcome and the Company have met on two occasions with officials of the North Carolina Department of Environment, Health and Natural Resources (the "NCDEHNR") to discuss the issuance of permits, and the NCDEHNR has agreed to work with the Company and Catalytica Pharmaceuticals to achieve issuance of the permits by the Closing.

  Glaxo Wellcome has been working with the EPA and the NCDEHNR to investigate, identify and remediate contamination in the soil and groundwater at the Facility. This investigation, carried out pursuant to the federal Resource Conservation and Recovery Act, has identified 16 different areas of the Facility where contamination has or may have occurred. Of these 16 areas, at least five have been identified as requiring further investigation and remediation by NCDEHNR ("Site Contamination"). Contaminants found in the soil and groundwater at the Facility include solvents, petroleum hydrocarbons and pesticides. As the new owner of the Facility, Catalytica Pharmaceuticals will become liable for such contamination. Although it is unknown at this time what further remediation will be required at the Facility and the cost of such remediation, under the terms of the Asset Purchase Agreement, Glaxo Wellcome has agreed to perform, at its cost, the remediation required by law for contamination of the soil and groundwater existing at the Facility as of the Closing. The Environmental Agreement also requires Catalytica Pharmaceuticals to provide access to the Facility and certain facility services as required for the remediation, subject to reimbursement by Glaxo Wellcome. However, there can be no assurance that the Company or Catalytica Pharmaceuticals will not incur unreimbursed costs or suffer an interference with ongoing operations as a result of Glaxo Wellcome's remediation activities or the existence of contamination at the Facility. In addition, the Company's future development of the Facility may be limited by the existence of contamination or Glaxo Wellcome's remediation activities. There also can be no assurance that Catalytica Pharmaceuticals' ongoing operations at the Facility will not cause additional contamination. The determination of the existence and cost of any such additional contamination contributed by Catalytica Pharmaceuticals or the Company could involve costly and time-consuming negotiations and litigation. Furthermore, any such contamination caused by Catalytica Pharmaceuticals or the Company could materially adversely affect the business, results of operations and financial condition of Catalytica Pharmaceuticals and the consolidated results of operations and financial condition of the Company. See "--Risks to the Company and Catalytica Pharmaceuticals Associated with the Acquisition--Hazardous Materials and Environmental Matters" and "--Regulatory Compliance."

  At or before the Closing, the parties will enter into additional agreements regarding certain environmental matters including a release of Glaxo Wellcome from certain liabilities relating to asbestos containing materials (as discussed in "Risks to the Company and Catalytica Pharmaceuticals Associated with the Acquisition--Regulatory Compliance") and a memorandum of understanding between Catalytica Pharmaceuticals and Glaxo Wellcome indicating to NCDEHNR that Glaxo Wellcome will be primarily liable for any pre-closing site contamination.

  Escrow Agreement. In connection with the Asset Purchase Agreement, the parties entered into a separate escrow agreement (the "Escrow Agreement"), pursuant to which the Company, on behalf of Catalytica Pharmaceuticals, deposited $2,000,000. Pursuant to the terms of the Escrow Agreement, the $2,000,000 deposit will be paid to Glaxo Wellcome if Catalytica Pharmaceuticals is unable to consummate the Acquisition because the Company is unable to obtain the necessary equity financing, which would occur if the stockholders of the Company do not approve Proposals Nos. 2 and 3, Catalytica Pharmaceuticals is unable to obtain the necessary debt financing, or if Catalytica or Catalytica Pharmaceuticals fails to perform certain of their other obligations under the Asset Purchase Agreement.

DESCRIPTION OF OTHER FINANCING OF THE ACQUISITION

  In addition to the equity investment by MSCP, the Company, The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI") have entered into a commitment letter (the "Commitment Letter") pursuant to which, subject to the negotiation and execution of a mutually satisfactory loan agreement and other conditions set forth therein, Chase has committed to lend Catalytica Pharmaceuticals an aggregate of up to $200,000,000 (the "Debt Facilities"). The commitment to provide financing under the Debt Facilities will expire on September 30, 1997 in the event that the initial borrowing does not occur on or before such date unless Chase and CSI shall, in their discretion, agree to an extension. The principal terms and conditions of the Commitment Letter are described below. While CSI has undertaken to syndicate, on behalf of Chase, a portion of the principal amount of the Debt Facilities to other participants, the commitment of Chase is not contingent on such syndication.

  The Debt Facilities will consist of a senior secured term loan facility (the "Term Debt Facility") in an aggregate principal amount of up to $125,000,000 and a senior secured revolving facility (the "Revolving Debt Facility") in an aggregate principal amount of $75,000,000. Up to $20,000,000 of the Revolving Debt Facility will be available for the issuance of letters of credit. The Term Debt Facility will mature four and one-half years after consummation of the Acquisition and will amortize in quarterly installments commencing on the last day of the third fiscal quarter of 1998 in aggregate annual amounts of
(i) $50,000,000 in the year 1998, (ii) $37,500,000 in the year 1999, (iii)
$20,000,000 in the year 2000 and (iv) $17,500,000 in the year 2001. The
Revolving Debt Facility will mature four and one-half years after consummation of the Acquisition.

  All obligations of Catalytica Pharmaceuticals under the Debt Facilities will be guaranteed by the Company and each existing or subsequently acquired or organized domestic (and, to the extent no adverse tax consequences would result, foreign) subsidiary of the Company. The Debt Facilities, including the guarantees, will be secured by (i) substantially all of the assets of the Company, Catalytica Pharmaceuticals and each existing or subsequently acquired or organized domestic (and, to the extent no adverse tax consequences would result, foreign) subsidiary of Catalytica Pharmaceuticals and (ii) a first-priority pledge of (a) all the capital stock of Catalytica Pharmaceuticals and
(b) all the capital stock held by the Company or held by any domestic (and, to the extent no adverse tax consequences would result, foreign) subsidiary of the Company of each other existing or subsequently acquired or organized subsidiary of the Company.

  Both the Term Debt Facility and the Revolving Debt Facility will initially bear interest at an annual rate equal to the Adjusted London Interbank Offered Rate ("Adjusted LIBOR") plus 1.25% or the Alternate Base Rate ("ABR") plus 0.25%. Catalytica Pharmaceuticals will also be required to pay a commitment fee on the undrawn portion of the Debt Facilities initially equal to 0.375% per annum. Commencing after the last day of the fourth full fiscal quarter after the closing date in which Catalytica Pharmaceuticals has delivered to Chase its consolidated financial statements for the applicable period, the spread over Adjusted LIBOR and ABR and the amount of the commitment fee will be determined by the relationship between the Company's consolidated EBITDA (to be defined) and the then aggregate amount of the Company's consolidated total debt (to be defined) outstanding (between 0.5% and 1.75% in the case of Adjusted LIBOR elections, 0% and 0.75% in the case of ABR elections and 0.2% and 0.375% in the case of the commitment fee).

  Commencing in fiscal 1998, loans under the Debt Facilities must be prepaid with 75% of excess cash flow (to be defined), 100% of net cash proceeds of all non-ordinary course asset sales or other dispositions of property of the Company and its subsidiaries net of amounts to be agreed upon to be reinvested in the same line of business within one year of the receipt thereof, subject to certain limited exceptions, and 100% of the net cash proceeds of issuances of debt obligations of the Company and its subsidiaries, subject to certain limited exceptions.

  The Debt Facilities are expected to contain negative covenants that are customary for debt facilities and transactions of this type, including but not limited to limitations on dividends to be paid on capital stock (including the Class A Common Stock and the Class B Common Stock to be issued to MSCP, the Junior Preferred Stock to be issued to Glaxo Wellcome and other preferred stock), limitations on redemptions and repurchases of capital stock (including the Class A Common Stock and the Class B Common Stock to be issued to MSCP, the Junior Preferred Stock to be issued to Glaxo Wellcome and other preferred stock), limitations on debt, limitations on capital expenditures, and limitations on mergers, acquisitions and asset sales. In addition, the Debt Facilities will have selected financial covenants, including a minimum interest coverage ratio and a maximum leverage ratio. Events of default under the Debt Facilities will include but not be limited to nonpayment of principal or interest, violation of covenants, cross defaults, bankruptcy, invalidity of the guarantee or the security documents, failure of the Supply Agreement to be in full force and effect and a change in control of the Company and Catalytica Pharmaceuticals.

  Although Catalytica Pharmaceuticals and the Company have obtained a commitment from Chase to provide the Term Debt Facility and the Revolving Debt Facility on the terms set forth above, the Debt Facilities remain subject to negotiation and execution of definitive loan agreements which will not be executed until after the Stockholders' Meeting. The Company does not believe the terms of the Debt Facilities will differ materially from those described above, and any material changes would require the approval of the Company's Board of Directors. The Company does not intend to resolicit stockholder approval if the terms of the Debt Facilities are materially altered from those described above. If Catalytica Pharmaceuticals is unable to obtain debt financing, the Transactions will not be consummated.

RISKS TO THE COMPANY AND CATALYTICA PHARMACEUTICALS ASSOCIATED WITH THE ACQUISITION

  The following risk factors set forth certain risks related to the Acquisition and the Transactions. For a discussion of certain risks related to the consolidated business and operations of the Company, see "Company Information--Risk Factors."

  Inherent Uncertainties Relating to Certain Effects of the
Acquisition. Consummation of the Acquisition is subject to a number of risks and uncertainties, including (i) completion of the negotiation of definitive documents for the debt financing required to consummate the Acquisition, (ii) satisfaction of closing conditions in the Asset Purchase Agreement with Glaxo Wellcome and in the Investment Agreement with MSCP, (iii) receipt of certain regulatory approvals and consents, (iv) receipt of necessary operating permits, and (v) approval of the Stock Sale and the amendment to the Company's Certificate of Incorporation by the stockholders of Catalytica. In addition, the Acquisition will require significant management time and legal, accounting and other expenditures, whether or not the Acquisition is completed.

  In the event the Acquisition is consummated, the additional facilities, employees and business volumes will substantially increase the expenses and working capital requirements and place substantial burdens on the Company's management resources on a consolidated basis. Furthermore, the success of the Acquisition depends, in a significant part, on the levels of manufacturing business developed by Catalytica Pharmaceuticals. In the event Catalytica Pharmaceuticals does not achieve additional new customers, which could involve additional business from Glaxo Wellcome, on terms sufficient to offset the costs associated with operating and maintaining the Facility, and with servicing the debt associated with acquisition of the Facility, the Company's consolidated results of operations and financial condition would be materially adversely affected.

  The anticipated revenues from the Supply Agreement are expected to allow the Company to achieve profitable operations for Catalytica Pharmaceuticals for the remainder of 1997 and for 1998. Profitability after 1998 will depend on Catalytica Pharmaceuticals' success and timing in obtaining new customers, including possible new agreements with Glaxo Wellcome. There is excess manufacturing capacity available at the primary facility beginning in mid 1998 and based on marketing efforts to date Catalytica Pharmaceuticals expects it will have one or more customers for some or all of the unused primary facility beginning in mid 1998. There is substantial excess manufacturing capacity immediately available at the secondary and sterile Facilities, but because of the long lead times required to establish necessary regulatory approvals to manufacture at these facilities, Catalytica Pharmaceuticals does not anticipate additional revenue from such facilities until 1998 or 1999 at the earliest, except clinical trial materials. Catalytica Pharmaceuticals' inability to fill additional available capacity or to reduce costs in conjunction with lower levels of capacity utilization will have a material adverse effect on the Company's consolidated results of operations.

  Management of Substantially Increased Operations and Need for New Computer System. If the Acquisition is completed, revenues from the operation of the Facility will represent a substantial portion of the Company's consolidated revenues. The acquisition of the Facility and the associated Supply Agreement are expected to expand Catalytica Pharmaceuticals' revenues from $16.3 million during 1996 to an annualized revenue rate in excess of $300 million in the second half of 1997 and in calendar year 1998. Existing management has only limited prior experience in managing a large and geographically dispersed operation. The Company expects to experience certain inefficiencies as it begins managing and integrating the new operations. Computer systems are used at the Facility to properly track and record the processing and distribution of products according to drug form, dose, packaging and destination. Catalytica Pharmaceuticals believes that based on anticipated changes in operations, the nature of serving multiple customers and the nature of being a contract manufacturer versus an integrated pharmaceutical company, that it will need to replace the computer system that is currently used at the Facility over the next several years. The Company will need to carefully plan a transition to a new computer system to avoid any disruption to its business. If the transition is not successfully executed, it could have a material adverse effect on the results of operations at the Facility.

  New Operating Strategy and Need to Hire Additional Personnel. The Facility has been operated primarily as a captive manufacturing facility by Glaxo Wellcome (Burroughs Wellcome Company prior to the merger in 1995) with only a limited portion of the Facility devoted to third party manufacturing. Accordingly, the employees who are currently running the operations of the Facility and the manager that has been hired to manage the operations of the Facility, have limited prior experience in conducting operations as a third party manufacturer. There is limited infrastructure and an insufficient number of personnel at the Facility currently involved in sales and marketing, research and development, payroll, purchasing, accounting and information systems functions. Catalytica Pharmaceuticals will need to establish and maintain the appropriate infrastructure and hire and train qualified personnel to perform these functions at the Facility. There can be no assurance that Catalytica Pharmaceuticals will successfully establish the infrastructure or be able to hire qualified personnel in a timely fashion. There can be no assurance that Catalytica Pharmaceuticals will be able to establish a successful sales and marketing capability. Any failure to successfully establish these capabilities at the Facility on a timely basis would have a material adverse effect on the Company's consolidated results of operations.

  Dependence on Certain Personnel. The successful integration of the Facility with the operations of Catalytica Pharmaceuticals will be significantly dependent upon Catalytica Pharmaceuticals' ability to attract and retain the personnel (including those who are now Glaxo Wellcome employees) necessary to effectively integrate, and thereafter operate, the combined businesses. In this regard, Catalytica Pharmaceuticals has made offers of employment to certain key managers of the Facility. There can be no assurance that such managers will accept employment with Catalytica Pharmaceuticals upon consummation of the Acquisition. Any failure on the part of Catalytica Pharmaceuticals to attract or retain necessary personnel would have a material adverse effect on the results of operations of Catalytica Pharmaceuticals.

  Reliance on Relationship with Glaxo Wellcome. Catalytica Pharmaceuticals estimates that aggregate payments by Glaxo Wellcome under the Supply Agreement will total approximately $800 million, which include guaranteed revenues plus the cost of raw materials. The annual level of guaranteed revenues declines significantly after 1998, but continues to represent a significant source of revenue for Catalytica Pharmaceuticals. Catalytica Pharmaceuticals is substantially dependent on Glaxo Wellcome for the next two and one half years and will continue to be dependent on Glaxo Wellcome in part thereafter until the end of the term of the Supply Agreement. Catalytica Pharmaceuticals' business and the Company's consolidated results of operations would be adversely impacted if Catalytica Pharmaceuticals does not successfully perform its obligations under the Supply Agreement. This could result in increased costs or in possible termination of such agreements by Glaxo Wellcome. See "-- Catalytica Pharmaceuticals Business Plan."

  Risk of Product Liability. Although Catalytica Pharmaceuticals intends to seek indemnification from its customers for any product liability claims that may result from the pharmaceutical products it produces, there can be no assurance that Catalytica Pharmaceuticals will not ultimately be found liable for any product liability claims regarding products manufactured at the Facility. Catalytica Pharmaceuticals expects it will be required to indemnify its customers for product liability claims if a manufacturing defect results in injury. There can be no assurance that Catalytica Pharmaceuticals will be able to obtain or maintain product liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities. If Catalytica Pharmaceuticals is found liable in a product liability claim and the Company does not have adequate product liability insurance or indemnification, the Company's consolidated results of operations could be materially adversely effected. Additionally, under the Supply Agreement, Catalytica Pharmaceuticals will be obligated to maintain $100,000,000 of product liability insurance. If Catalytica Pharmaceuticals does not meet this requirement, it would be considered a default under the Supply Agreement.

  Hazardous Materials and Environmental Matters. The Company's consolidated research and development activities and fine chemicals manufacturing involve the use of many hazardous chemicals. The use of such chemicals will be significantly increased as the result of the acquisition of the Facility. Catalytica Pharmaceuticals is subject to extensive federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and associated waste products. Any failure by Catalytica Pharmaceuticals to comply with present or future environmental laws could result in cessation of portions or all of Catalytica Pharmaceuticals' operations, impositions of fines, restrictions on Catalytica Pharmaceuticals' ability to carry on or expand its operations, significant expenditures by Catalytica Pharmaceuticals to comply with environmental laws and regulations, and/or liabilities in excess of the resources of the Catalytica Pharmaceuticals.

  Regulatory Compliance. Catalytica Pharmaceuticals expects that significant expenditures will be incurred at the Facility as a result of new environmental regulations currently under consideration. The United States Environmental Protection Agency (the "EPA") is considering new regulations for the pharmaceutical industry under the authority of the federal Clean Air Act. These proposed regulations would require the installation of "Maximum Achievable Control Technology" for certain hazardous air pollutant emissions sources ("Pharmaceutical MACT"). The EPA is also considering changes to its particulate matter emissions regulations as well as regulation of certain ozone precursor emissions. As these rules are in the early stages of consideration by the EPA, and as there can be no assurance of their adoption, the additional cost of complying with such regulations cannot be determined at this time. There can be no assurance that Catalytica Pharmaceuticals will not be required to make additional renovations or improvements to comply with environmental laws and regulations in the future. Catalytica Pharmaceuticals' operations, business and assets could be materially adversely affected in the event such environmental laws or regulations require Catalytica Pharmaceuticals to modify the current Facility substantially or otherwise limit Catalytica Pharmaceuticals' ability to conduct or expand its operations.

  In addition, a significant amount of asbestos containing material ("ACM") is present at the Facility. Catalytica Pharmaceuticals believes that the ACM, in its present condition, does not require abatement. Abatement will only be required if and as renovations are performed in those areas containing ACM. Catalytica Pharmaceuticals cannot presently predict whether, when or to what extent it may need or desire to renovate areas of the Facility containing ACM. However, should such renovations be necessary, the additional costs could be substantial. The parties have agreed to a reduction in the cash consideration of approximately $6,400,000, to be paid to Glaxo Wellcome, in connection with the Acquisition, in exchange for the assumption by the Company and Catalytica Pharmaceuticals of the liability associated with the abatement of ACM present at the Facility. There is no assurance that such amount will be adequate to cover the costs associated with any future abatement of ACM at the Facility.

  Increased Leverage. As part of the financing of the Acquisition, Catalytica Pharmaceuticals intends to borrow approximately $125,000,000 of term debt and obtain a revolving credit facility of up to $75,000,000. Catalytica and its subsidiaries will guarantee this indebtedness. As a result of this increased leverage, Catalytica Pharmaceuticals' principal and interest obligations will be increased substantially. The Company anticipates that cash flows associated with the Supply Agreements will be sufficient to reduce indebtedness incurred in connection with the Acquisition to a level supportable by the current assets of the Company. The degree to which Catalytica Pharmaceuticals is leveraged could adversely affect Catalytica Pharmaceuticals' and Catalytica's ability to obtain additional financing for working capital, acquisitions or other purposes and could make Catalytica Pharmaceuticals and Catalytica more vulnerable to economic downturns and competitive pressures.

  Dilution of Ownership. Following the Stock Sale, the Class A Common Stock and Class B Common Stock will represent approximately 40% of the voting stock and approximately 60% of the total capital stock outstanding of the Company before conversion of the outstanding shares of Catalytica Pharmaceuticals Preferred Stock into shares of the Company's Common Stock which is allowable in certain circumstances. The issuance of such shares will dilute the ownership percentage of the current stockholders of Catalytica. The price per share of $4.00 being paid in the Stock Sale by MSCP was the approximate market price of the Common Stock on February 4, 1997, the date immediately prior to the announcement of proposed sale of capital stock to MSCP. As of the date of this Proxy Statement the market price of the Common Stock was $13.875 per share.

  Concentration of Ownership. Upon completion of the Stock Sale, MSCP will beneficially own approximately 40% of the voting control of the Company and 60% of the outstanding capitalization of the Company. As a result, following the Stock Sale, MSCP will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of all significant corporate transactions such as any merger, consolidation or sale of all or substantially all of the Company's assets. Moreover, in connection with the Stock Sale, the Company has granted to MSCP certain contractual rights, including representation on the Company's Board of Directors and committees of the Board of Directors, that will give MSCP additional rights to participate in certain actions to be taken by the Company. See "The Stock Sale--Summary of the Investment Agreement." Such concentration of ownership and contractual rights may have the effect of delaying, deferring or preventing a change of control of the Company. In addition, such concentration of ownership and contractual rights could allow MSCP to prevent significant corporate transactions. Upon consummation of the Acquisition, Glaxo Wellcome will own approximately 1.5% of the outstanding capital stock of Catalytica Pharmaceuticals and will own a warrant to purchase 2,000,000 shares of Common Stock of the Company which will represent approximately 3.8% of the Company's outstanding capital stock (assuming no conversion of Junior Preferred Stock or exercise of options outstanding under the Company's various employee benefit plans) after the consummation of the Transactions.

  Registration of Additional Shares; Shares Eligible For Future Sale. The Company has agreed to provide MSCP with registration rights with respect to the shares of Common Stock issuable upon conversion of the Class A Common Stock and Class B Common Stock to be purchased by MSCP in connection with the Stock Sale. See "The Stock Sale--Summary of the Investment Agreement." Future resales in the public market of the Common Stock by MSCP (whether pursuant to the registration rights or otherwise) could adversely affect the market price of the Common Stock.

  Uncertainty as to Market Price of the Common Stock. In light of the considerations set forth above, and the inherent uncertainty as to future market prices of the stock of any public company, the prices at which the Common Stock has traded in the past or is trading immediately prior to the consummation of the Acquisition will not necessarily be indicative of the price at which the Common Stock will trade following the consummation of the Acquisition.

ACCOUNTING TREATMENT

  If consummated, the Acquisition will be accounted for using the purchase method of accounting described in Opinion No. 16 of the Accounting Principles Board. As a result, the purchase price will be allocated on the books of Catalytica Pharmaceuticals based upon the relative fair market value of the assets acquired. The consolidated results of operations of Catalytica will include the operations of the Facility after consummation of the Acquisition and will reflect significant depreciation and amortization expense.

           PROPOSAL NO. 3--AMENDMENT OF CERTIFICATE OF INCORPORATION

  The Board of Directors has adopted, and proposes that the stockholders of the Company approve, an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amendment") that would (i) increase the authorized number of shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), from 40,000,000 to 120,000,000, (ii) establish the powers, preferences and rights of a new class of Common Stock of the Company, consisting of 30,000,000 shares, to be designated Class A Common Stock, par value $0.001 per share (the "Class A Common Stock") and (iii) establish the powers, preferences and rights of a new class of nonvoting Common Stock of the Company, consisting of 17,000,000 shares, to be designated Class B Common Stock, par value $0.001 per share (the "Class B Common Stock"). On June 12, 1997 there were 19,905,790 shares of Common Stock and no shares of Preferred Stock of the Company outstanding. The shares of Class A Common Stock and Class B Common Stock will be issued to MSCP for an aggregate purchase price of $120,000,000 under the terms of the Investment Agreement. The adoption of the Amendment is a precondition to the Stock Sale, which is a precondition to the Acquisition. Therefore, if the Amendment is not adopted, the Stock Sale will not take place and the Acquisition will not be consummated.

CAPITALIZATION

  The increase in the authorized number of shares of Common Stock to 120,000,000 shares is necessary to have sufficient authorized shares of Common Stock to be designated as Class A Common Stock and Class B Common Stock for issuance to MSCP, to provide a reserve of shares of Common Stock for issuance upon conversion of the Class A Common Stock and Class B Common Stock and for issuance upon exercise of the Warrants to be issued to Glaxo Wellcome. In addition, the Board of Directors has announced its intention to declare a dividend in the form of a warrant to purchase for $4.00 per share one share of Common Stock for each three shares held by all holders of Common Stock (excluding Class A Common Stock and Class B Common Stock) on the record date which will be after consummation of the Acquisition. The additional authorized shares will allow the Company to issue the dividend and will also provide a reserve of shares available for issuance to meet business needs as they arise. Like most companies, the Company has historically maintained a substantial reserve of authorized but unissued shares in order to avoid the time and expense of seeking stockholder approval each time it needs to make a new issuance of Common Stock in light of possible future activities which the Board of Directors deem to be in the best interests of the stockholders. Such future activities may include, without limitation, financings, establishing strategic relationship with corporate partners, acquisitions, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of Common Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies.

  The shares of Class A Common Stock and Class B Common Stock will be held by MSCP and have the same powers, preferences and rights as the Company's Common Stock except as set forth below. The terms of the Class A Common Stock and Class B Common Stock will be identical except that the Class B Common Stock will be non-voting and will be convertible by MSCP into shares of Common Stock or Class A Common Stock under certain circumstances.

  If the Amendment is approved by the requisite vote, the Company will file the Amendment with the Delaware Secretary of State promptly following the conclusion of the Annual Meeting. The proposed Amendment will fix the number of shares of authorized Common Stock at 120,000,000, the number of authorized shares of Class A Common Stock at 30,000,000 and the number of authorized shares of Class B Common Stock at 17,000,000 and will become effective on the date of filing with the Delaware Secretary of State. As amended, the Company's Certificate of Incorporation would read as set forth in Annex A hereto.

  Stockholders are urged to read carefully the following sections of this Proxy Statement, including the form of the Company's Amended and Restated Certificate of Incorporation attached hereto as Annex A, before voting on this proposal.

TERMS OF THE CLASS A COMMON STOCK

  The Class A Common Stock will contain the powers, preferences and rights as set forth below.

  Voting. The Class A Common Stock will vote together with the Common Stock as a single class, except that so long as MSCP owns in the aggregate not less than 20% of the Company's outstanding Common Stock, a separate class vote of the Class A Common Stock will be required for (i) the issuance of any additional capital stock that ranks senior or pari passu to the Class A Common Stock or Class B Common Stock, (ii) any changes to the Company's Certificate of Incorporation that would adversely affect the rights of the Class A Common Stock or Class B Common Stock, and (iii) any merger or consolidation of the Company that has an effect on the Class A Common Stock or Class B Common Stock substantially similar to (i) or (ii) above. In addition, the approval of a majority of the outstanding shares of Class A Common Stock will be required
(a) before the Company can enter into any arrangements which would affect the capital structure or financing of the operations of the Company in excess of $5,000,000 annually, other than an extension or renewal of any existing indebtedness, (b) to authorize changes to the aggregate cash or equity compensation of senior corporate officers of the Company and its subsidiaries, or (c) to merge or consolidate the Company with or into another corporation or the sale, transfer or lease all or substantially all of the assets of the Company.

  Dividends. There shall be no dividends on the Class A Common Stock. If a dividend is paid on the Common Stock, the holders of the Class A Common Stock shall be entitled to receive an amount equal the amount which would have been paid had the Class A Common Stock been converted to Common Stock in accordance with its terms.

  Conversion. Each share of Class A Common Stock may be converted at the option of the holder into shares of Common Stock at the then effective conversion price. Each share of Class A Common Stock shall automatically convert into Common Stock (i) upon any transfer by MSCP, including any distribution to its partners or affiliated entities, or (ii) if less than 10% of the shares of Class A Common Stock initially issued are outstanding. The conversion price initially shall be $4.00 per share and shall be subject to adjustment in certain cases as described below. The Company may issue in the aggregate up to $25,000,000 of capital stock or warrants to stockholders of the Company prior to May 31, 1998 without triggering an adjustment to the conversion price of the Class A Common Stock. In addition, the Company may issue in the aggregate up to an additional $2,500,000 of capital stock or warrants to stockholders of the Company without triggering an adjustment to the conversion price of the Class A Common Stock provided that such additional capital stock is issued in connection with the exercise of the warrants from the warrant dividend that the Company intends to declare. (See "Proposal No. 2--Acquisition of Greenville Facility and Issuance of Class A and Class B Common Stock and Common Stock Warrants--General--Warrant Dividend.")

  Liquidation Preference. The liquidation preference of the Class A Common Stock will rank senior to all other common stock and preferred stock at any time outstanding of the Company unless agreed to by MSCP. The liquidation preference of the Class A Common Stock will be equal to the greater of (i) $4.00 per share plus any accrued and unpaid dividends, (the "Liquidation Preference") and (ii) the amount that holders thereof would have received in such liquidation had the Class A Common Stock been converted to Common Stock in accordance with its terms. For purposes of this provision, any merger, consolidation or other business combination as a result of which the stockholders of the Company immediately before such transaction own less than 50% of the total voting power of the surviving corporation or the sale of all or substantially all of the assets of the Company shall in each case be deemed a liquidation of the Company.

  Other Terms. Appropriate adjustments shall be made to the liquidation and conversion rights of the Class A Common Stock in cases of (a) stock splits, reclassifications, stock dividends, rights offerings and similar events to existing holders of Common Stock, and (b) in the event of issuance of Common Stock or securities which are convertible into or which provide the right to purchase Common Stock at less than fair market value at the time of issuance, except in the case of shares or options issued or provided (i) upon conversion of the Class A Common Stock or Class B Common Stock; (ii) to employees, officers, directors and consultants of the Company pursuant to any employee stock incentive plans or agreements; (iii) as a dividend or distribution on the Class A Common Stock or Class B Common Stock;
(iv) in connection with the acquisition of the assets or voting securities of another corporation or entity; (v) upon exercise of warrants issued to Glaxo Wellcome in connection with the Acquisition; (vi) upon issuance of up to $25,000,000 aggregate amount of capital stock and/or warrants of the Company to stockholders of the Company at any time prior to May 31, 1998; and (vii) in an underwritten public offering that results in gross proceeds in excess of $5.0 million to the Company.

TERMS OF THE CLASS B COMMON STOCK

  The Class B Common Stock has the same powers, preferences and rights described above as the Class A Common Stock, except that the Class B Common Stock is convertible into Class A Common Stock, has no voting rights (except as required by Delaware law) and has no right to vote for the election of directors. The shares of Class B Common Stock will, upon any transfer of such shares by MSCP, be automatically converted into a like number of shares of Common Stock, subject to adjustment upon certain events with respect to the Common Stock. The shares of Class B Common Stock are convertible at the option of MSCP into Common Stock or Class A Common Stock so long as such conversion results in MSCP holding 40% or less of the Company's outstanding voting securities.

OPTIONAL REDEMPTION RIGHT

  During the period from date of issuance through May 31, 1998, the Company may at its option redeem up to 5,000,000 shares of the Class B Common Stock (and, if no shares of Class B Common Stock remain outstanding, then Class A Common Stock) at a price equal to $4.75 per share during the period from closing through November 30, 1997, and $5.00 per share during the period from December 1, 1997, through May 31, 1998. The optional redemption right provides the Company with the flexibility to reduce the amount of equity issued to complete the Acquisition if during the period between the closing of the Acquisition and May 31, 1998, if the Company's future financial performance during such period enables the Company to obtain capital on terms that reduce the equity dilution from the Stock Sale.

VOTE REQUIRED

  Delaware law requires that any amendments to the Company's Certificate of Incorporation be approved by a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting as of the Record Date. Consequently, the Board of Directors is hereby submitting the Amendment to the stockholders for their approval. Unless such approval is obtained, the Stock Sale and the Acquisition will not be consummated. The Amendment has been unanimously approved by the Company's Board of Directors.

NO DISSENTER'S RIGHTS OF APPRAISAL

  There are no rights of appraisal or similar rights of dissenters with respect to the amendment of the Company's Certificate of Incorporation. Delaware law does not require that holders of Common Stock who object to the Amendment, and who vote against or abstain from voting in favor of the Amendment, be afforded any appraisal or dissenter's rights or the right to receive cash for their shares.

  THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

    PROPOSAL NO. 4--APPROVAL OF AMENDMENT TO THE 1995 DIRECTOR OPTION PLAN

GENERAL

  The 1995 Director Option Plan (the "Director Option Plan") was adopted by the Board of Directors in September 1995 and was approved by the Company's shareholders in June 1996. The Company has reserved a total of 100,000 shares of Common Stock for issuance pursuant to the Director Option Plan. In June 1997, the Board of Directors authorized an amendment to the 1995 Director Option Plan to increase the aggregate number of shares of Common Stock reserved for issuance thereunder from 100,000 to 200,000. The Company relies upon the Director Option Plan to attract and retain the best available individuals for service as directors of the Company. The Board of Directors believes it is in the Company's best interests to increase the shares reserved for issuance under the Director Option Plan so that the Company may continue to attract and retain the best available individuals for service as directors of the Company by granting them options to purchase the Company's Common Stock and providing additional incentive to the directors of the Company and encouraging their continued service on the Board. While encouraging directors to be shareholders, the Company also recognizes that option grants to directors can result in dilution to existing shareholders.

PROPOSAL

  In June 1997, the Board approved an amendment to the Director Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares. At the Annual Meeting, the Company's shareholders are requested to approve this amendment. There are currently only 38,000 shares of Common Stock available for option grants under the Director Option Plan.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve and ratify the increase in the number of shares reserved under the Director Option Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT OF THE COMPANY'S 1995 DIRECTOR OPTION PLAN.

SUMMARY OF THE DIRECTOR OPTION PLAN

  The essential features of the Director Option Plan, a copy of which may be obtained from the Company, are outlined below.

  Purpose. The purposes of the Director Option Plan are to attract and retain high caliber personnel for service as directors of the Company, to provide additional incentive to the non-employee directors and to encourage their continued service on the Board. Neither the Director Option Plan nor the granting of options thereunder to any non-employee director shall be construed to be any form of employment agreement or a guarantee or commitment or a continuation of directorship of such optionee.

  Administration. The Director Option Plan is designed to work automatically and not to require administration. However, to the extent administration is necessary, it will be provided by the Board of Directors of the Company. The interpretation and construction of any provision of the Director Option Plan by the Board shall be final and conclusive.

  Eligibility for and Exercisability of Options. The Director Option Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. Under the Director Option Plan, (i) (with the exception of Dr. Felcht and Mr. Fleming, who were specified to receive a First Option of 15,000 and 7,000 shares, respectively), non-employee directors who become members of the Board at the close of business on or after September 7, 1995 ("First Options") will receive an option on such date to purchase 20,000 shares of Common Stock, which shall become exercisable at the rate of one-sixth (1/6th) on six months after the date of grant, with one thirty-sixth (1/36th) of the shares subject to such option becoming exercisable at the end of each month thereafter that such person remains on the Board and (ii) each non-employee director who has been a member of the Board for six months calculated on the first day of each fiscal year ("Subsequent Options") shall receive an option on such date to purchase 4,000 shares of Common Stock, which option shall become exercisable at the rate of 100% of the shares on the first anniversary of the date of grant, with one twelfth (1/12th) of the shares subject to such option becoming exercisable at the end of each month during the fiscal year that such person remains on the Board.

  Terms of Options. Options granted under the Director Option Plan have a term of ten (10) years. Each option is evidenced by a director option agreement between the Company and the director to whom such option is granted.

  Rule 16b-3. Options granted to directors must comply with the applicable provisions of Rule 16b-3 or any successor rule thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Director Option Plan transactions.

  Consideration. The consideration to be paid for shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Board and must consist entirely of (i) cash or (ii) check payable to the Company in United States currency (iii) other shares which have been owned by the Optionee for more than six (6) months on the date of surrender (iv) such other documentation that the Company shall require to effect the exercise of the option (v) any combination of the foregoing methods of payment.

  Option Price. The option price under the Director Option Plan is 100% of the fair market value of the Company's Common Stock on the date of grant. Fair market value per share is the closing price as reported on the Nasdaq National Market System on the date of grant.

  Termination of Status as a Director Through Death, Disability or
Otherwise. Under the Director Option Plan, in the event an optionee ceases to serve as a director of the Company for any reason other than death or total and permanent disability, the option may be exercised within three (3) months after such termination and may be exercised to the extent the option was exercisable on the date of termination. If an optionee's service as a director of the Company is terminated as a result of the optionee's permanent and total disability, the option may be exercised at any time within twelve (12) months after such termination to the extent the option was exercisable on the date of termination. If an optionee's service as a director of the Company is terminated by reason of the optionee's death while serving as a director of the Company, the option may be exercised at any time within twelve (12) months after death, but only to the extent the option was exercisable on the date of death.

  Nontransferability of Options. Options granted pursuant to the Director Option Plan are nontransferable by the optionee, other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

  Adjustment Upon Change in Capitalization or Merger. In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option. In the event of the proposed dissolution or liquidation of the Company, all options will terminate ten (10) days prior to the consummation of such action. The Board shall declare that all stock options shall terminate as of such date and give each optionee the right to exercise his stock option as to all of the stock subject to the option, including shares as to which the stock option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor. However, if such successor corporation or a parent of subsidiary of such successor corporation does not assume the right to exercise the option as to all stock subject to the option, the option shall become fully vested and exercisable, including shares as to which the option would not otherwise be exercisable.

  Amendment and Termination. The Board may amend, alter, suspend or discontinue the Director Option Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any stock option then outstanding under the Director Option Plan, without the consent of the holder of such option. To the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law of regulation), the Company shall obtain shareholder approval of any amendment to the Director Option Plan in such a manner and to such a degree as required.

  Certain Federal Income Tax Considerations. The following is a brief summary of the current federal income tax consequences of transactions under the Director Option Plan. This summary is not intended to be complete or exhaustive and does not describe foreign, state or local tax consequences.

  Options granted under the Director Option Plan are nonstatutory options. Because the optionee is a director of the Company, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election under Section 83(b) of the Internal Revenue Code of 1986, as amended. Otherwise the federal income taxation will be the same as described for nonstatutory stock options in the 1992 Stock Option Plan portion of this proxy statement. See the discussion of nonstatutory options under "Proposal Six--Approval of Amendment to the 1992 Stock Option Plan--Federal Tax Information."

          PROPOSAL NO. 5--APPROVAL OF AMENDMENT TO THE 1992 EMPLOYEE
                              STOCK PURCHASE PLAN

GENERAL

  The 1992 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in April 1992 and approved by the stockholders in August 1992. A total of 500,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. The Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees to purchase Common Stock through payroll deductions at a price equal to 85% of the fair market value of the Common Stock at the beginning or at the end of each offering period, whichever is lower. Employees are eligible to participate if they are regularly employed by the Company for at least 20 hours per week and more than five months per calendar year. As of March 31, 1997, a total of 283,517 shares of Common Stock had been purchased under the Purchase Plan, and 46 employees were participating under the Purchase Plan. The Board believes the Purchase Plan provides an attractive and important opportunity for employees to acquire an ownership interest in the Company. The Company and its subsidiaries currently has approximately 117 employees. Upon the Closing of the Acquisition, the Company and its subsidiaries will have approximately 1,200 employees. The Board is soliciting stockholder approval of the increase in the number of shares reserved under the Purchase Plan so that the Purchase Plan will be available to the new employees hired in connection with the Acquisition.

PROPOSAL

  In June 1997 the Board approved an amendment to the Purchase Plan to increase the number of shares reserved thereunder by an additional 1,500,000 shares of Common Stock, for an aggregate of 2,000,000 shares reserved for issuance thereunder. At the Annual Meeting, the stockholders are being requested to approve this amendment.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve and ratify the increase in the number of shares reserved under the Purchase Plan.

  The continued success of the Company and its subsidiaries depends upon the ability to attract and retain highly qualified and competent employees. The Purchase Plan enhances that ability and provides additional incentive to such personnel to advance the interests of the Company and its stockholders.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF PURCHASE PLAN

  The essential features of the Purchase Plan, a copy of which may be obtained from the Company, are outlined below.

  Purpose. The purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries, currently, Catalytica Pharmaceuticals, Inc., Catalytica Combustion Systems, Inc. and Catalytica Advanced Technologies, Inc., with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code, as amended. The provisions of the Purchase Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  Administration. The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board (the "Administrator"). Every finding, decision and determination by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

  Eligibility. Employees are eligible to participate if they are regularly employed by the Company for at least 20 hours per week and more than five months per calendar year. Participation in the Purchase Plan ends automatically on termination of employment with the Company. Eligible employees may become a participant by completing a subscription agreement authorizing payroll deductions and filing it with the Company's payroll office at least ten business days prior to the applicable enrollment date.

  Offering Periods. The Purchase Plan is implemented by consecutive twenty-four month offering periods commencing on or after July 1 and January 1 of each year.

  Purchase Price. The purchase price per share of the shares offered under the Purchase Plan in a given offering period shall be the lower of 85% of the fair market value of the Common Stock on the enrollment date or 85% of the fair market value of the Common Stock on the exercise date. The fair market value of the Common Stock on a given date shall be the closing sale price of the Common Stock for such date as reported by the Nasdaq National Market.

  Payroll Deductions. The purchase price for the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation, which is defined in the plan to include all regular straight time earnings and any payments for overtime, shift premiums, all bonuses, and commissions (but excluding incentive compensation, incentive payments, regular bonuses and other compensation) for a given offering period. A participant may discontinue his or her participation in the Purchase Plan at any time during the offering period.

  Grant and Exercise of Option. The maximum number of shares each participant may be eligible to receive in each enrollment period pursuant to the employee's option to participate in an offering is that number determined by dividing $12,500, the maximum allowable payroll deduction, by the fair market value of a share of the Company's Common Stock on the enrollment date. Unless a participant withdraws from the Purchase Plan, such participant's option for the purchase of shares will be exercised automatically on each exercise date for the maximum number of whole shares at the applicable price.

  Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power of value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

  Withdrawal; Termination of Employment. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company. A participant may withdraw all, but not less than all, of the payroll deductions credited to such participant's account and not yet used by giving written notice to the Company.

  Transferability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the Purchase Plan) and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

  Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control. Subject to any required action by the stockholders of the Company, the shares reserved under the Purchase Plan as well as the price per share of Common Stock covered by each option under the Purchase Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected with receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all the assets of the Company or a merger of the Company with or into another corporation, the Purchase Plan provides that each option under the plan be assumed or an equivalent option be substituted by the successor or Purchaser corporation, unless the Board determines to shorten the offering period.

  Amendment and Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Purchase Plan. Except as provided in the Purchase Plan, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board of Directors on any exercise date if the Board determines that the termination of the Purchase Plan is in the best interests of the Company and its stockholders. Except as provided in the Purchase Plan, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such manner and to such a degree as required.

  Unless terminated sooner, the Purchase Plan will terminate 10 years from its effective date.

FEDERAL TAX INFORMATION

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed and ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

  The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

PURCHASE PLAN ACTIVITY

  Through March 31, 1997 (without taking into account the proposed amendment to the Purchase Plan), the Company has issued and sold an aggregate of 283,517 shares of Common Stock pursuant to the Purchase Plan and 216,483 shares of Common Stock remain available for future issuance under the Purchase Plan. Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. No shares were purchased under the Purchase Plan during the year ended December 31, 1996 by any of the Named Officers. A total of 82,757 shares, totaling $214,606, were purchased under the Purchase Plan during the year ended December 31, 1996 by all other employees, excluding executive officers.

            PROPOSAL NO. 6--APPROVAL OF AMENDMENT TO THE COMPANY'S
                            1992 STOCK OPTION PLAN

GENERAL

  The 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors in March 1992, approved by the stockholders in May 1992 and amended in May 1996. There are currently 1,950,000 shares of Common Stock reserved under the 1992 Plan. The 1992 Plan provides for the granting to employees of the Company of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("the Code") and for the granting of nonstatutory stock options to employees and consultants of the Company. As of June 12, 1997, options to purchase 854,198 shares were outstanding under the 1992 Plan and 1,095,802 shares remained available for future grants (without giving effect to the increase in shares being presented to the stockholders for approval at the Annual Meeting).

PROPOSAL

  In June 1997, the Board of Directors approved an amendment to the 1992 Plan to increase the number of shares reserved for issuance thereunder by an additional 1,100,000 shares for an aggregate of 3,050,000 shares reserved for issuance thereunder. At the Annual Meeting, the stockholders are being requested to approve this amendment. The amendment to the 1992 Plan is proposed in order to give the Board of Directors flexibility to grant stock options. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. At present, all newly hired full-time employees are eligible to be granted stock options. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of the holders of a majority of the shares represented in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve and ratify the increase in the number of shares reserved under the 1992 Plan.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF THE 1992 PLAN

  The essential features of the 1992 Plan are outlined below.

  Purpose. The purposes of the 1992 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

  Administration. The 1992 Plan may be administered by the Board or a committee of the Board, which committee is required to be constituted to comply with Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable laws (the "Administrator"). Subject to the other provisions of the 1992 Plan, the Administrator has the power to determine the terms of any options granted, including the exercise price, the number of shares subject to the option and the exercisability thereof. The 1992 Plan is currently administered by the Stock Option Committee of the Board of Directors.

  Eligibility and Terms of Options. The 1992 Plan provides that nonstatutory stock options may be granted only to employees and consultants. Incentive stock options may be granted only to employees. An optionee who has been granted an option may, if he or she is otherwise eligible, be granted additional options. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options under the 1992 Plan may not exceed ten years. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, there is taken into account the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors.

  Terms and Conditions of Options. Each option granted under the 1992 Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

    (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, the exercise price of an option must not be less than 100% (110% if issued to a 10% Stockholder) of the fair market value of the Common Stock on the date the option is granted. For so long as the Company's Common Stock is traded on The Nasdaq National Market the fair market value of a share of Common Stock shall be closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such system.

    (b) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are to be determined by the Administrator. Options granted under the 1992 Plan to date generally become exercisable at a rate of 1/48th of the shares subject to the options per month and have a ten-year term. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

    (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of the Company's Common Stock, any combination thereof, or any other legally permissible form of consideration as may be provided in the option agreement.

    (d) Termination of Employment. In the event an optionee's continuous status as an employee or consultant terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his or her option, but only within such period of time not to exceed six months form the date of such termination, as is determined by the Administrator (with such determination being made at the time of grant and not exceeding ninety days in the case of an incentive stock option) and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). Options granted under the 1992 Plan to date have generally provided that optionees may exercise their options within ninety days from the date of termination of employment (other than for death or disability).

    (e) Disability. In the event an optionee's continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option, but only within twelve months from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

    (f) Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within twelve months following the date of death, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such option as set forth in the option agreement).

    (g) Termination of Options. Excluding options issued to 10% Stockholders, options granted under the 1992 Plan expire ten years from the date of grant. No option may be exercised by any person after the expiration of its term.

    (h) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

    (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

    (j) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the 1992 Plan as may be determined by the Administrator.

  Adjustment Upon Changes in Capitalization; Corporate Transactions. In the event of changes in the outstanding Common Stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, mergers, recapitalizations or other change in the capital structure of the Company, an appropriate adjustment shall be made by the Administrator in: (i) the number of shares of Common Stock subject to the 1992 Plan, (ii) the number and class of shares of stock subject to any option outstanding under the 1992 Plan,
(iii) and the exercise price of any such outstanding option. The determination of the Administrator as to which adjustments shall be made shall be conclusive. In the event of a proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any option shall terminate as of a date fixed by the Board and give each optionee the right to exercise his option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable.

  Notwithstanding the above, in the event of a merger of the Company with or into another corporation or the acquisition by a person of fifty percent or more of the Company's then outstanding securities, the 1992 Plan requires that each outstanding option be assumed or an equivalent option be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume the then outstanding options, the 1992 Plan provides for the full acceleration of the exercisability of all outstanding options for a period of fifteen days from the date of notice of acceleration to the optionee.

  Amendment and Termination of the 1992 Plan. The Board may at any time amend, alter, suspend or terminate the 1992 Plan. The Company shall obtain stockholder approval of any amendment to the 1992 Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is traded). Any amendment or termination of the 1992 Plan shall not affect options already granted and such options shall remain in full force and effect as if the 1992 Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and the Company. In any event, the 1992 Plan shall terminate in May 2002. Any options outstanding under the 1992 Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL TAX INFORMATION

  Options granted under the 1992 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

  An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

  All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

  The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

  The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1992 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

  Participation. The Company is unable to predict the amount of benefits that will be received or allocated to any particular participant under the Director Option Plan, the Purchase Plan or the 1992 Plan. The following table sets forth the dollar amount and the number of shares that were granted and/or allowed under the Director Option Plan, the Purchase Plan and the 1992 Plan during the fiscal year ended December 31, 1996 to (i) each of the Company's Named Executive Officers, (ii) all current executive officers as a group,
(iii) all current directors who are not executive officers as a group and (iv) all employees other than executive officers as a group.

                          DIRECTOR OPTION PLAN          PURCHASE PLAN        1992 PLAN
                          -------------------------- ------------------- ------------------
                                                                                    DOLLAR
                                          DOLLAR                DOLLAR               VALUE
                            SHARES       VALUE OF              VALUE OF    SHARES     OF
                            SUBJECT       OPTION                SHARES    SUBJECT   OPTION
                          TO OPTIONS      GRANTS      SHARES   PURCHASED TO OPTIONS GRANTS
NAME AND POSITION           GRANTED       (2)($)     PURCHASED  (3)($)    GRANTED   (4)($)
-----------------         -----------    ----------- --------- --------- ---------- -------
Ricardo B. Levy
 President & Chief
 Executive Officer......          --             --      --         --     40,000   155,200
James A. Cusumano
 Chairman of the Board
 and Chief Technical
 Officer................          --             --      --         --     10,000    38,800
Lawrence W. Briscoe
 Vice President, Finance
 and Administration, and
 Chief Financial
 Officer................          --             --      --         --     35,000   135,800
W. Robert Epperly
 Vice President,
 Engineering............          --             --      --         --      6,000    23,280
Ralph A. Dalla Betta
 Vice President and
 Chief Scientist........          --             --      --         --     10,000    38,800
All current executive
 officers as a group (5
 persons)...............          --             --      --         --    101,000   391,880
All current non-
 executive directors as
 a group (4 persons)....       32,000(1) $   209,780     --         --        --        --
All other employees
 (excluding current
 executive officers) as
 a group................          --             --   82,757    214,606   171,700   689,476

--------
(1) Reflects the number of options that were granted to the current directors who are not executive officers for the Company during fiscal year 1997.
(2) The dollar value of option grants under the Director Option Plan is computed by multiplying the number of shares subject to the option times the exercise price of the option on the date that such option would have been granted. All options that would have been granted under the Director Option Plan would have been granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.
(3) The dollar value of the shares purchased under the Purchase Plan was computed by multiplying the number of shares purchased by the fair market value on the date of purchase.
(4) The dollar value of the option grants under the 1992 Plan was computed by multiplying the number of shares subject to the option times the exercise price of the option. All options granted under the 1992 Plan were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

      PROPOSAL NO. 7--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Company has selected Ernst & Young, independent accountants, to audit the financial statements of the Company for the current fiscal year ending December 31, 1997. Ernst & Young has audited the Company's financial statements since the fiscal year ended December 31, 1982. A representative of Ernst & Young is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL AND RATIFICATION OF THE SELECTION OF ERNST & YOUNG. IN THE EVENT THAT A MAJORITY OF THE VOTES CAST AT THE MEETING ARE CAST AGAINST SUCH RATIFICATION, THE BOARD OF DIRECTORS WILL RECONSIDER ITS SELECTION.

                              COMPANY INFORMATION

OVERVIEW

  The Company is developing and offering to its customers advanced products that use the Company's proprietary catalytic technologies to yield economic and environmental benefits by lowering manufacturing costs and reducing hazardous byproducts. Catalytica currently is focused on applying its technologies to two primary areas: (i) improving production of pharmaceutical intermediates and bulk actives and (ii) developing advanced combustion systems to reduce toxic emissions generated by natural gas turbines. To pursue these opportunities, the Company has created two operating subsidiaries, Catalytica Pharmaceuticals and Catalytica Combustion Systems, Inc. ("Combustion Systems"). In addition to market focus, the formation of subsidiaries provides increased flexibility for strategic financial arrangements and business partnerships.

  A catalyst is a substance that initiates, accelerates and determines the products of a chemical reaction. In a catalytic process, compounds are changed or combined at the molecular level to create a desired product. Highly selective catalysts can improve industrial process economics by making possible more efficient use of raw materials, reducing energy requirements, increasing product yields and eliminating or minimizing the formation or use of environmental pollutants. As a result, catalyst design and performance can have a significant impact on operating and capital costs across a variety of industries.

  Catalytica Pharmaceuticals develops and uses its technology base to develop proprietary manufacturing processes which it uses for the more cost-effective and environmentally benign production of pharmaceutical intermediates. Catalytica Pharmaceuticals manufactures products for several leading pharmaceutical companies, including Pharmacia & Upjohn, Inc. ("Pharmacia & Upjohn"), Merck & Co. ("Merck") and Pfizer, Inc. ("Pfizer"). Catalytica Pharmaceuticals also is producing an intermediate for Novartis (formerly Sandoz) under a supply agreement entered into at the time the Company purchased its manufacturing plant from Novartis in 1993. Catalytica Pharmaceuticals is capitalizing on market opportunities created by major changes that are occurring in the pharmaceutical industry that are causing pharmaceutical companies to outsource certain manufacturing activities. These changes include increased pricing pressures on pharmaceutical companies, the need to shorten drug development cycles and more stringent environmental and FDA regulations.

  Combustion Systems is developing its XONON Flameless Combustion system ("XONON System") to reduce or eliminate certain toxic emissions produced by natural gas turbines, including NOx, carbon monoxide and unburned hydrocarbons. Combustion Systems' proprietary products are being developed for use by utilities and other manufacturers and users of power generation systems. Combustion Systems is currently working with leading turbine manufacturers, including: General Electric in large turbines; Allison, a subsidiary of Rolls Royce, and Solar, a subsidiary of Caterpillar, Inc., in medium size turbines; and, through GENXON Power Systems, LLC, the Company's new joint venture company, AGC, in small Kawasaki turbines for cogeneration applications.

CATALYTICA PHARMACEUTICALS

 Industry Background

  Chemicals are often grouped into three major categories--commodity chemicals, specialty chemicals and fine chemicals. "Commodity chemicals" such as methanol, ethylene, and ammonia, are low value-added products manufactured according to specification in large volumes using well-established manufacturing processes, and are sold to a wide range of customers. "Specialty chemicals," such as polymer additives, water treatment chemicals and lubricant additives, are produced in smaller volumes and must satisfy well-defined performance requirements. "Fine chemicals" are high value-added products often used as intermediates in the production of a broad range of products, including pharmaceuticals, agrochemicals, aroma chemicals, and food and feed additives. Fine chemicals are usually produced to specification in lower volumes using complex manufacturing processes and must satisfy well-defined chemical specifications, which generally results in a closer relationship between the fine chemical producer and the customer. Fine chemicals typically are sold for higher prices than other chemicals. Rapid response to potential customers, reliability of product supply and quality are important competitive factors.

  Fine chemicals are an essential and costly component in the production of pharmaceuticals. Based on industry sources, the Company believes the pharmaceuticals sector of the fine chemicals market represents a $9 billion market in the United States in 1996. The pharmaceutical industry currently is facing significant competitive, manufacturing and regulatory challenges that are resulting in the increasing outsourcing of certain activities, including the manufacture of pharmaceutical intermediates and bulk actives. The challenges facing the pharmaceutical industry include:

    Increased Competitive Pressures. Increased penetration by managed care companies and a continued focus on the cost of publicly sponsored healthcare programs, such as Medicare and Medicaid, have resulted in increasing pressure for lower priced drugs. This pricing pressure, coupled with an increase in the acceptance of lower-priced generic drugs, is putting pressure on pharmaceutical companies to reduce their manufacturing costs in order to maintain margins. Over the next few years a large number of branded drugs will lose patent exclusivity, creating added competition from multiple generic alternatives.

    Efficient Use of Resources. Many pharmaceutical companies are reevaluating their business models with a focus on drug discovery and development, and sales and marketing. As a result, pharmaceutical companies are increasingly outsourcing many of the activities that traditionally were performed in-house, including the production of fine chemicals used to produce pharmaceuticals.

    Requirement to Meet More Stringent Environmental and FDA
  Regulation. Increased environmental burdens are being imposed upon the pharmaceutical industry which produces significant toxic waste as a byproduct of the currently complex manufacturing processes. As a result, manufacturing costs have increased due to higher waste-handling and processing costs. Improvements in manufacturing processes are also required as a result of FDA regulations that have increased demand for higher levels of drug purity.

    Need to Shorten Drug Development Cycles. To shorten the time required to market a new drug, pharmaceutical companies are seeking to outsource certain supply responsibilities to third parties that are able to develop cost effective product manufacturing protocols as early as possible in the drug development cycle. These suppliers must be capable of providing the full spectrum of needs from small research quantities to clinical trial samples and large commercial volumes.

 Strategy

  Catalytica Pharmaceuticals' strategy is to leverage its intellectual property base and experience in commercial catalytic technology development to manufacture pharmaceutical intermediates and bulk actives, and to become a "one-stop" supplier to the pharmaceutical industry. Catalytica Pharmaceuticals initially targeted intermediates because it believed its technology could be used to quickly achieve improvements that reduce costs by streamlining manufacturing processes. Catalytica Pharmaceuticals planned to move to the manufacture of bulk actives and final dosage products. Catalytica Pharmaceuticals intends to accelerate this strategy if the Acquisition is consummated. See "Proposal No. 2--Acquisition of Greenville Facility and Issuance of Class A and Class B Common Stock and Common Stock Warrants-- Description of the Acquisition."

  A key component of Catalytica Pharmaceuticals' strategy is to become involved with its customers early in the design of the drug manufacturing process. Catalytica Pharmaceuticals believes that its technology and expertise enables it to develop efficient manufacturing processes at the research and clinical samples stage and successfully scale-up such processes for the manufacture of commercial volumes. These broad capabilities, coupled with its research, pilot and manufacturing facilities, should enable it to develop close relationships with its customers by becoming an integral part of their drug development process and a key preferred supplier of the customer's commercial fine chemical requirements.

 Technology and Expertise

  Catalytica Pharmaceuticals has an extensive intellectual property base and expertise in catalytic science and engineering. Catalysis is an effective means to streamline complex manufacturing processes and to reduce or eliminate toxic materials and waste. The Company's staff draws on its experience of many years of catalytic process development in the petroleum and petrochemical industry, where high yields and efficient manufacturing represent important competitive factors. As of December 31, 1996, Catalytica's technical staff included 37 chemists and 26 chemical engineers, of whom 29 hold Ph.D.'s. These scientists have a broad background in the discovery, development and scale-up of novel catalysts and catalytic processes that are relevant to developing efficient manufacturing processes of pharmaceutical intermediates and bulk actives.

 Manufacturing

  Catalytica Pharmaceuticals owns and operates a flexible, multi-purpose, commercial scale manufacturing plant in East Palo Alto, California, which has approximately 10,000 gallons of reactor capacity set up in a wide range of reactor sizes. A new, 2,000 gallon reactor scheduled to go on-line in the second quarter of 1997 will increase the plant's total reactor capacity to 12,000 gallons. The facility includes a pilot plant used for scaling up manufacturing processes and a solids handling facility that operates under current Good Manufacturing Practices ("cGMP").

  The facility is located on approximately five acres of land leased under a long term lease which provides space for expansion if required. Catalytica Pharmaceuticals believes that its current plant capacity will be sufficient to meet its requirements through 1997. Catalytica Pharmaceuticals will substantially increase its current manufacturing capacity if the Acquisition is consummated. See "Proposal No. 2--Acquisition of Greenville Facility and Issuance of Class A and Class B Common Stock and Common Stock Warrants-- Description of the Acquisition."

  The manufacturing facility was acquired from Novartis in December 1993 to provide Catalytica Pharmaceuticals with manufacturing capacity. As part of the acquisition, Novartis entered into a five-year contract which expires in 1998 for the manufacture of a fine chemical intermediate. Under the terms of the agreement, Novartis transferred certain equipment and technology relating to the manufacture of a particular intermediate, and agreed to purchase all of its requirements of the intermediate from Catalytica Pharmaceuticals subject to certain volume limitations. The agreement may be terminated by either party upon 30 days prior written notice for failure to perform a material provision of the agreement, if such failure is not cured within 60 days after receipt of the notice.

 Competition

  Catalytica Pharmaceuticals believes that the key competitive factors in the fine chemicals manufacturing industry include reliability of supply, product quality, ability to comply with environmental and FDA regulations, capacity, price, and the technical and manufacturing ability to produce a full range of quantities from small batches for clinical samples to large commercial quantities. Catalytica Pharmaceuticals believes it competes favorably with respect to these factors. Catalytica Pharmaceuticals' primary competition is from pharmaceutical companies that produce their own fine chemicals and to a lesser extent from other independent fine chemicals manufacturers such as Lonza AG and DSM Andeno B.Z. Most of Catalytica Pharmaceuticals' competitors have substantially greater financial resources than Catalytica Pharmaceuticals.

 Catalytica Pharmaceuticals' Management and Directors

  As part of the Company's strategy to create focused business units, Catalytica Pharmaceuticals has assembled a management group that includes dedicated senior executives and independent directors who provide relevant industry expertise. The directors and management of Catalytica Pharmaceuticals include:

      NAME                       AGE  POSITION WITH CATALYTICA PHARMACEUTICALS
      ----                       ---  ----------------------------------------
   Barry M. Bloom...............  68 Director
   Richard Fleming..............  72 Director
   Thomas L. Gutshall...........  59 Director
   Ricardo B. Levy..............  52 Director
   Ernest Mario.................  58 Director
   James A. Cusumano............  55 President and Director
   Gary Hollingsworth...........  47 Senior Vice President, Business Development
   John H. Grate................  44 Vice President, Research and Development
   Suresh Mahajan...............  54 Vice President, Process Engineering
   Lawrence W. Briscoe..........  52 Chief Financial Officer and Director

  BARRY M. BLOOM has been a director of Catalytica Pharmaceuticals since February 1995. He retired in September 1993 from Pfizer Inc. where he was most recently Executive Vice President, Research and Development since 1992, and a member of the Board of Directors since 1971. Dr. Bloom was with Pfizer Inc. since 1952, where he served in executive level positions since 1971. He is a member of several corporate Board of Directors, including Cubist Pharmaceuticals, Inc., Neurogen Corp., Incyte Pharmaceuticals, Inc. and Vertex Pharmaceuticals, Inc. Dr. Bloom was a member of the United States Congressional Commission on the Federal Drug Approval Process and the Pharmaceutical Manufacturers Association Commission on Drugs for Rare Diseases. He has a Ph.D. in organic chemistry from the Massachusetts Institute of Technology.

  RICHARD FLEMING has been a director of Catalytica Pharmaceuticals since 1995. Mr. Fleming has been a director of Catalytica since 1985 and also serves as an advisor and consultant to Catalytica. Mr. Fleming was President and Chief Executive Officer of the Company from 1985 through August 1991. From 1969 to 1980, Mr. Fleming served at Air Products and Chemicals, most recently as Executive Vice President, and from 1980 to 1981, he served as President and Chief Operating Officer of GAF Corporation, a chemical company. He has served as President and Chief Executive Officer of Richard Fleming Associates, Inc., a consulting firm, since May 1981 and is Vice Chairman for Membership and Fiscal Affairs of the Chemical Industry Institute of Toxicology. Mr. Fleming has an M.S. in chemical engineering from New York University.

  THOMAS L. GUTSHALL has been a director of Catalytica Pharmaceuticals since February 1995. He has been Chief Executive Officer and Chairman of Cephaid since August 16, 1996. Mr. Gutshall was President and Chief Operating Officer of CV Therapeutics, Inc. from January 1995 to August 1996, and has 35 years of experience in specialty chemicals, pharmaceuticals, and diagnostics. Mr. Gutshall served in executive level positions with Syntex Corp. from 1981 to 1994, most recently as Executive Vice President since June 1989. He previously served with Mallinckrodt Inc., lastly as Vice President and General Manager, Drug and Cosmetic Chemicals Division. Mr. Gutshall has a B.S. in chemical engineering from the University of Delaware and is an alumnus of the Harvard Executive Marketing Program.

  ERNEST MARIO has been a director of Catalytica, Inc. since July, 1996. Dr. Mario has been Co-Chairman and Chief Executive Officer of ALZA since August 1993. Prior to joining ALZA, Dr. Mario was Deputy Chairman and Chief Executive Officer of Glaxo Holding p.l.c., having served in a variety of executive positions with Glaxo, Inc., beginning in 1986. From 1977 to 1984, he held various executive level positions with Squibb Corporation, ending as President and Chief Executive Officer of Squibb Medical Products. Dr. Mario is a member of the Board of Directors of several companies, including Advanced Technology Labs, COR Therapeutics, and Pharmaceutical Product Development Co. Dr. Mario has a Ph.D. and M.S. in physical sciences from the University of Rhode Island, and a B.S. in pharmacy from Rutgers University. He is a licensed pharmacist in the states of New York and Rhode Island, and an adjunct professor of pharmacy at the University of Rhode Island.

  GARY D. HOLLINGSWORTH joined Catalytica in 1989 and currently serves as Senior Vice President of Business Development for Catalytica Pharmaceuticals. Mr. Hollingsworth has more than fifteen years of business development experience that includes serving as Marketing Manager and Director of Planning at Owens-Corning Fiberglass, and as Director of Planning and Business Development and International Business Manager for divisions of ICI. He has a B.S. in chemical engineering from Oklahoma State University and an M.B.A. from Stanford Graduate School of Business.

  JOHN H. GRATE joined Catalytica in 1981 and currently serves as the Vice President of Research and Development for Catalytica Pharmaceuticals. Prior to helping found Catalytica's fine chemicals business, Dr. Grate led numerous research and development projects, inventing and developing homogeneous catalytic processes for the production of commercially valuable organic chemicals. Dr. Grate holds a B.S. in chemistry from Miami University, Oxford, Ohio and a Ph.D. from the University of California, San Diego. Dr. Grate is a registered Patent Agent.

  SURESH MAHAJAN joined Catalytica in 1986 and currently serves as the Vice President of Process Engineering for Catalytica Pharmaceuticals. Dr. Mahajan previously worked at Ethyl Corporation, Occidental Research Corporation and Novartis, where he served as a senior chemical engineer and project leader developing commercial processes for pharmaceuticals, agrochemicals, and chemicals. Dr. Mahajan received a B.S. from the University of Delhi, an M.S. from Oklahoma State University, and a Ph.D. in chemical engineering from Purdue University.

  JAMES A. CUSUMANO, LAWRENCE W. BRISCOE AND RICARDO B. LEVY, who are directors of Catalytica Pharmaceuticals, are also officers and/or directors of Catalytica, Inc. For information on the business backgrounds of Messrs. Cusumano and Levy, see "Proposal No. 1--Election of Directors--Nominees." For information on the business background of Mr. Briscoe, see "--Catalytica, Inc.--Executive Officers."

  In connection with the Acquisition, Catalytica Pharmaceuticals has hired Dr. Gabriel Cipau, the former Senior Vice President, Production and Engineering of Burroughs Wellcome prior to the merger with Glaxo in 1995. Mr. Cipau will serve as President and Chief Operating Officer and as a director of Catalytica Pharmaceuticals. See "Proposal No. 2--Acquisition of Greenville Facility and Issuance of Class A and Class B Common Stock and Common Stock Warrants--Risks to the Company and Catalytica Pharmaceuticals Associated with the Acquisition--Dependence on Certain Personnel."

CATALYTICA COMBUSTION SYSTEMS

 Industry Background

  One of the critical issues facing the utilities and power generation industry is the ability to satisfy economically the growing worldwide demand for power while complying with environmental protection requirements. Natural gas turbines are expected to meet the majority of this increasing demand because natural gas burns more cleanly than other fossil fuels, and gas turbines have shorter construction lead times and lower aggregate installation cost per kilowatt than alternative power generation methods. However, all fuel combustion, including natural gas, creates significant emissions of NOx, carbon monoxide and unburned hydrocarbons, which are among the primary sources of air pollution and result in smog and ground level ozone. There is significant regulatory pressure in much of the industrialized world to reduce these emissions from stationary and mobile power generation sources. Through its Combustion Systems subsidiary, Catalytica is developing catalytic combustion systems that are designed to significantly reduce emissions of pollutants from turbines.

  The gas turbine market encompasses a range of turbine sizes and applications that are typically divided into two segments, utility power generation and industrial applications. The installed base of natural gas turbines in the United States is approximately 50,000 megawatts, which is estimated to be less than one-half of the worldwide installed base. One megawatt is sufficient energy to provide power to approximately 1,000 households.

    Utility Power Generation. The utility power generation segment is comprised principally of large turbines ranging from 50 to 250 megawatts, with an average size of approximately 100 megawatts, with 12 combustors. The principal users of these turbines are major electric utilities and independent power producers. According to the North American Electricity Reliance Council, demand for power is projected to grow in the United States at an average rate of 6,000 megawatts per year through at least 2003. Combustion Systems believes that the market in the rest of the world, which is approximately twice as large as the United States market, will grow more rapidly. General Electric and its affiliates are estimated to have over a 60% share of the worldwide utility power generation market.

    Industrial Applications. The industrial applications segment is comprised of small- and medium-size turbines generally ranging from one to 25 megawatts, with an average turbine size of approximately 10 megawatts, with one or more combustors. The principal users of these turbines are non-utility industrial power generators and mechanical drive turbines such as those used for processing and transmission of natural gas in pipelines. According to Forecast International, a market information service, the world market for industrial power generation and mechanical drive natural gas turbines is projected to grow at an average rate of 10,000 megawatts per year. The United States market is believed to represent approximately 25% of the world market. Allison and Solar together have a majority of the worldwide market. Other suppliers include European Gas Turbines and Kawasaki.

 Current Emissions Control Approaches

  Natural gas turbines currently utilize diffusion flame combustors that operate at about 1800 degrees C (3270 degrees F). Without emissions controls or clean-up processes, combustion at these temperatures results in NOx emissions of between 75 and 200 parts per million ("ppm"). These levels generally are not acceptable for turbines in most areas of the United States. For example, in several metropolitan areas of the United States, new natural gas turbines have been required to achieve NOx emission levels of 5 ppm or lower to obtain permits for installation. Specifications for the next generation turbines being developed under the United States government sponsored Advanced Turbine System program require the achievement of less than 8 ppm of NOx without any post-emissions clean-up system.

  One current approach for reducing NOx is to reduce the combustor temperature by using wet controls, which involves injecting water or steam into the turbine combustor. NOx emission levels can be reduced to about 42 ppm with water and about 25 ppm with steam injection. However, the use of water and steam requires that purified water be available at the site location. Capital and operating costs can significantly increase if sufficiently pure water is not readily available and extensive water clean-up is required. Additionally, corrosion induced by water impurities can cause serious turbine damage over a relatively short time period.

  A second approach currently used to reduce gas turbine emissions by reducing temperature utilizes a control technology that is generally referred to as lean pre-mix or dry-low-NOx ("DLN"). DLN is a combustion process in which natural gas and air are premixed prior to entering the combustor, resulting in a low fuel to air ratio. Turbine manufacturers utilizing this approach have achieved emission levels of approximately 25 ppm, and are undertaking to achieve emission levels in the 10 to 15 ppm range in the next product generation. Compared to wet controls, DLN capital costs are moderate to high and operating costs are low to moderate. Operating costs are expected to increase as emissions are reduced below 25 ppm.

  Maintaining an operating temperature in the combustors at 1500 degrees C (2700 degrees F) or below virtually eliminates production of NOx. Wet controls and DLN technologies are not able to operate at this temperature level, and therefore these methods require post combustion process clean-up to achieve lower emission levels.

  The most common post combustion clean-up process is selective catalytic reduction ("SCR"). SCR reduces NOx emissions by approximately 80%. For example, a turbine with NOx emissions at 25 ppm can be reduced by 80%, to about 5 ppm, with the addition of an SCR unit. Capital and operating costs of this approach add significantly to the overall cost of producing power. In addition, the natural gas turbine operator must store and handle large quantities of ammonia, a toxic, hazardous substance.

 Catalytica's Approach

  In contrast to competitive combustion technologies, Combustion Systems' technology, marketed under the name XONON, is designed to reduce the high temperatures created in conventional combustors to below 1500 degrees C at full power generation, which results in virtually no NOx emissions and significant reductions in emissions of carbon monoxide and unburned hydrocarbons. XONON uses a proprietary flameless process in which fuel and air react on the surface of a catalyst in the turbine combustor to produce energy in the form of hot gases, which drive the turbine.

  Combustion Systems believes that the XONON system provides the lowest level of emissions achieved with any control technology at natural gas turbine operating conditions. Combustion Systems has tested the durability of the XONON catalytic combustion system for over 7,000 hours at atmospheric pressure and for over 1,000 hours at high pressure with no change in system performance for NOx, carbon monoxide or unburned hydrocarbons emissions. Emissions levels obtained in Combustion Systems' tests of the XONON system that simulate full turbine operating conditions have been as low as 0.5 ppm for NOx, 0.8 ppm for carbon monoxide and 1.7 ppm for unburned hydrocarbons. Results in a series of tests conducted by General Electric at its commercial-scale test facility have supported the emissions results obtained by Combustion Systems' test results.

  Combustion Systems believes the XONON system will provide superior emissions reduction performance and competitive costs compared to alternative technologies. The XONON system is expected to have capital and operating costs that are similar to DLN while offering significant emissions performance and cost advantages relative to water and steam control systems. Additionally, the XONON system is expected to provide significant cost advantages over SCR systems. Once the technology is commercially applied, Combustion Systems believes it will be accepted as best available control technology ("BACT"), lowest achievable emissions rate ("LAER") technology and reasonably available control technology ("RACT") for reduction of NOx in natural gas turbines. BACT, LAER and RACT are the benchmarks by which the Environmental Protection Agency ("EPA"), and state and local regulatory authorities decide which emissions control technologies will be required for specific installations.

  Combustion Systems' XONON system is designed to fit inside each combustor on a turbine. Large turbines, such as those used in the utility power generation market require an average of 12 combustors per turbine, while smaller industrial turbines require one or more combustors. Combustion Systems expects to generate revenues from the sale of XONON systems installed in each combustor of new turbines, the retrofit of combustors in existing turbines and the ongoing sale of catalytic replacement units.

 Commercialization Strategy

  To commercialize the XONON system, Combustion Systems is developing products for both the utility power generation and industrial applications markets through collaborative relationships with leading manufacturers in both of these market segments. Combustion Systems believes the earliest commercialization opportunities are in small- and medium-sized turbines because design and testing requirements are less extensive and the sales and commercialization process are faster than for the larger natural gas turbines used in the utility power generation market. Combustion Systems is also focused on out-of-warranty turbines that are not currently supported by existing turbine manufacturers. These efforts are being pursued by GENXON Power Systems, Combustion Systems' joint venture with Woodward Governor.

  Industrial Applications Market. In the industrial applications area, Combustion Systems, through GENXON Power Systems, LLC, Combustion Systems' new joint venture company, is working with AGC to install and test the XONON system in AGC's unit that uses a 1.5 megawatt Kawasaki turbine unit. AGC funded the initial development work on this project. AGC manufactures and markets small co-generation systems to deliver power and steam to industrial users. The engineering design for the installation of the XONON system in the AGC co-generation unit currently is in progress. Combustion Systems and AGC negotiated an amendment to their agreement whereby AGC will provide a turbine and technical assistance, and Combustion Systems has assumed control of and responsibility for funding, the completion of the development and construction of the catalytic combustor and the operation of the turbine during the demonstration phase. Combustion Systems commenced testing of the XONON system in the AGC unit in December, 1996. See "--Formation of GENXON(TM) Joint Venture," below.

  Combustion Systems is also working with Allison and Solar, two of the world's leading manufacturers of small- to medium-sized turbines. Combustion Systems and Allison have completed a preliminary evaluation of the catalytic combustion technology for one of Allison's principal commercial turbines and have demonstrated in a test that ultra low emission targets can be met under simulated turbine operating conditions. Based on these results, Allison is continuing to fund the development effort. Combustion Systems is also conducting a development program funded by Solar to investigate the application of Combustion Systems' catalytic combustion technology to Solar's gas turbines. Because of the large installed base of Allison and Solar turbines, Combustion Systems believes there is a significant retrofit market opportunity for many of these turbines used by gas processors and gas transmission companies which face increasing emissions regulation in the United States. Both Allison and Solar are participating in the United States government sponsored Advanced Turbine System program and are utilizing the XONON system to meet the NOx emissions specifications established for the program. If either Allison or Solar terminated its relationship with Combustion Systems, there is no assurance as to whether Combustion Systems could enter into a similar relationship with another manufacturer, and Combustion Systems' ability to complete its research and development and introduce commercial systems in these markets could be adversely affected.

  Utility Power Generation Market. Combustion Systems is pursuing the market opportunity in large turbines used by electric utilities and independent power producers through a program with General Electric, the world's largest manufacturer of natural gas turbines. This collaboration began in 1990 and currently is in the second phase of testing at General Electric's commercial scale test facility. General Electric is continuing to fund the development of the XONON system for application in General Electric turbines. Combustion Systems anticipates that several additional years of development will be necessary to complete the design of a commercial system for large turbines. Combustion Systems' ability to complete research and development and introduce commercial systems in the large turbine utility market would be adversely affected if General Electric terminated its relationship with Combustion Systems. If such a termination occurred, there is no assurance Combustion Systems could enter into a similar relationship with another manufacturer and Combustion Systems' ability to complete its research and development and introduce commercial systems in these markets could be adversely affected.

 Formation of GENXON(TM) Joint Venture

  In October 1996, Combustion Systems and Woodward Governor Company formed a Delaware limited liability company in connection with a 50/50 joint venture to serve the gas turbine retrofit market for installed, out-of-warranty engines. The new company, GENXON(TM) Power Systems, LLC, will initially provide gas turbine fleet asset planning and utilization services for both power generation and mechanical drive markets. These planning services will result in the delivery of an integrated product portfolio which includes XONON Combustion System for ultra low NOx emissions, Woodward's control systems, turbine overhaul and upgrades, as well as contract maintenance and service.

  The initial capital commitment of the GENXON joint venture partners is $10 million--$2 million from Combustion Systems and $8 million from Woodward-- payable over time as the funds are required by the joint venture. These capital infusions are predicated upon reaching certain milestones, and neither joint venture partner is contractually required to make further capital infusions if these milestones are not met. In addition to the capital commitment, Combustion Systems has contributed to the joint venture an exclusive license for the use of its catalytic combustion technologies and Woodward contributed to the joint venture an exclusive license for the use of its instrumentation and control systems for gas turbine catalytic combustion. These licenses only cover applications serving the retrofit of out-of-warranty turbines not supported by original equipment manufacturers. See "Company Information--Management's Discussion and Analysis of Financial Condition and Results of Operations."

 Sale of Advanced Sensor Devices, Inc.

  In June 1996, Catalytica completed the sale of substantially all the assets of its wholly owned subsidiary Advanced Sensor Devices, Inc. (ASD) to Monitor Labs, Inc. ASD produced continuous emission monitors (CEMs) based on proprietary catalytic sensors. The terms for selling substantially all of ASD's assets included an initial payment of approximately $1.1 million at the closing, a second payment of $0.5 million at year end, and a royalty stream based on future revenues. See "Company Information--Management's Discussion and Analysis of Financial Condition and Results of Operations."

 Regulatory Overview

  In the United States, the Clean Air Act and amendments of 1970, 1979 and 1990 (collectively, the "Clean Air Act"), provide the regulatory guidelines for the emissions of NOx, carbon monoxide and unburned hydrocarbons. The Clean Air Act establishes the emission levels that must be met by power generation sources. However, the emission requirements for specific sites are defined at the state and local level.

  Under the Clean Air Act, the EPA establishes ambient air quality standards. Areas which meet these standards are considered "attainment areas," while areas not meeting these standards are considered to be "non-attainment." In areas that are considered to be non-attainment, the regulations require the emissions of a new gas turbine to be "offset," i.e., if a new turbine is going to exceed a specified emissions level, the user must offset the entire emissions of the project so that the net increase of emissions for the area is zero. In many cases there is a multiplier applied to the new emissions, so that the new project combined with the "offset" must actually provide a net decrease in emissions.

  One of the ways to meet the offset requirements is to make contemporaneous reductions of emissions at the same facility. As part of bringing a new project on line, emission reductions at the facility are made by introducing controls on existing equipment at the location or by taking existing equipment out of service. If it is not possible to make sufficient contemporaneous reductions at the facility, then the user must obtain Emission Reduction Credits ("ERC's") from one of their own locations or from someone else's location to offset the emissions from the project. There is a developing market for ERC's which provides economic value to sources with credits available from their emission reductions and establishes the cost for those who must acquire such credits.

  In addition to environmental requirements in the United States, there are increasing regulatory requirements relating to emissions in many other countries, particularly Japan and in Western Europe.

 Tanaka Development Agreement

  Catalytica has developed its catalytic combustion technology since 1988 under a development agreement with Tanaka, Kikinzoku Kogyo ("Tanaka"), a major Japanese precious metals company, under which Tanaka funded a significant amount of the development effort until 1994. In January 1995, Catalytica and Tanaka entered into a new agreement for further development and commercialization of the catalytic combustion technology that supersedes their original agreement. The new agreement divides commercialization rights to the technology between the parties along market and geographic lines. Catalytica has exclusive rights to manufacture and market catalytic combustion systems for large gas turbines (greater than 25 megawatts power output) on a worldwide basis and for small- and medium-sized gas turbines (25 megawatts power output or less) in the Western Hemisphere and in Western Europe. GENXON also has exclusive rights to manufacture and market catalytic combustors for Kawasaki turbines in the one to three megawatt range developed with AGC on a worldwide basis. Tanaka has reciprocal exclusive rights to manufacture and market catalytic combustors for use in automobiles on a worldwide basis and for small- and medium-sized turbines in regions outside of Catalytica's area of exclusivity. In each case, the manufacturing and marketing party will pay a royalty on net sales to the other party. The agreement allows for sales by an international customer of one party into the other party's exclusive area for an additional royalty payment. Under this new agreement, each party is responsible for its own development expenses, and any invention made after May 1, 1995, is the sole property of the party making the invention with the other party having a right to obtain a royalty-bearing, nonexclusive license to use it in its areas of exclusivity.

 Combustion Systems Patents

  Catalytica has an active patent program for its technology. A total of 15 patents have been issued in the United States and five United States patent applications are pending for Combustion Systems' catalytic combustion technology. Corresponding foreign applications have been filed in countries that Combustion Systems believes represent significant markets throughout the world pursuant to the PCT Patent Convention. These patents and patent applications cover various aspects of the catalytic combustion technology, including catalyst compositions, catalyst structure and design, multistage catalytic combustion concepts, and certain modifications to gas turbine combustors. See "--Risk Factors--Patents and Intellectual Property."

 Competition

  Combustion Systems expects to compete with the DLN systems being developed by the turbine manufacturers, including General Electric, Allison, and Solar, for their own turbines. Combustion Systems also competes with manufacturers of SCR systems, including Mitsubishi Heavy Industries, Babcock-Hitachi, Engelhard Corp. and Johnson Mathey. All of these competitors have substantially greater financial resources and larger research and development staffs than Combustion Systems. The turbine manufacturers are also potential customers of Combustion Systems and Combustion Systems expects to rely on these customers to help commercialize its products. If these turbine manufacturers focus solely on their own solutions and products, Combustion Systems' competitive position in the OEM market would be materially adversely affected.

 Combustion Systems' Management and Directors

  As part of Combustion Systems' strategy to create focused business units, Combustion Systems has assembled a management group that includes dedicated senior executives and independent directors who provide relevant industry experience. The directors, special board advisor and management of Combustion Systems include:

       NAME                                AGE POSITION WITH COMBUSTION SYSTEMS
       ----                                --- --------------------------------
   William B. Ellis.......................  56 Director
   William K. Reilly......................  57 Director
   Fred O'Such............................  59 Director
   Ricardo B. Levy........................  52 Director
   John A. Urquhart.......................  68 Director
   Dennis A. Orwig........................  50 President and Director
   Lawrence W. Briscoe....................  52 Chief Financial Officer and
                                               Director
   Ralph Dalla Betta......................  52 Vice President

  WILLIAM B. ELLIS joined the Board of Directors of Combustion Systems in September 1995. Mr. Ellis is a Senior Fellow of the Yale University School of Forestry and Environmental Studies. Mr. Ellis retired as chairman of Northeast Utilities in 1995, where he also served as chief executive officer from 1983 to 1993. Mr. Ellis joined Northeast Utilities in 1976 as its Chief Financial Officer. Mr. Ellis was a partner with McKinsey & Co. from 1969 to 1976. Mr. Ellis serves on several other Boards of Directors, including the Connecticut Mutual Life Insurance Company and Radian Corporation. He has a Ph.D. in chemical engineering from the University of Maryland.

  WILLIAM K. REILLY has served as a director of Combustion Systems since July 1995. He served as the Administrator of the United States Environmental Protection Agency from 1989 to 1993. Mr. Reilly is currently an associate with the Texas Pacific Group, an international investment partnership, and a visiting professor of international studies at Stanford University. He currently serves as a director of a number of corporations and organizations including E.I. DuPont de Nemours and Co., the World Wildlife Fund and Yale University. Mr. Reilly holds a B.A. from Yale University, an M.S. from Columbia University and a J.D. from Harvard University.

  FRED O'SUCH has served as a director of Combustion Systems since 1995. He served as Group Vice President with Gulton Industries, Inc. from 1963 to 1970. From 1970 to 1981, Mr. O'Such served as Group President and Vice President-Corporate Development with Envirotech Corporation. From 1981 to 1986, Mr. O'Such served as CEO of Xertex Corporation. Mr. O'Such currently is President and CEO of Xertex Capital. Mr. O'Such is a member of several Boards of Directors, and holds an MBA from Harvard University and a B.S. in Chemical Engineering from Lehigh University.

  JOHN A. URQUHART has served as a director of Combustion Systems since April 1997. He became a director of Catalytica in April 1997. He is the Vice Chairman of Enron Corp., a global integrated natural gas company, and also serves on a number of other corporate Boards of Directors including TECO Energy, Inc., Weir Group PLC, and Tampa Electric Co. He previously served as the Senior Vice President of Industrial and Power Systems at General Electric.

  DENNIS A. ORWIG joined Combustion Systems in April 1996 as Executive Vice President, and was named President and Director of Combustion Systems in June 1996. Prior to Combustion Systems, he spent three years as an executive in the Office-of-the-President of Elliott Company, a manufacturer of goods for the power generation and petrochemical industries. From 1989 to 1993, Mr. Orwig served as President and Chief Executive Officer of ABB Power Generation, Inc. He previously served as Vice-President and General Manager of Combustion Engineering Corporation and in various executive positions at AccuRay Corporation. Mr. Orwig holds B.S. degrees in Chemical Engineering and Pulp & Paper Science from Miami University.

  RALPH A. DALLA BETTA joined Catalytica in 1976 and serves as the Chief Scientist of Catalytica and Vice President of Combustion Systems. Dr. Dalla Betta's major interests are in the design and synthesis of heterogeneous catalysts, the detailed characterization of catalyst structure and surface properties, and catalyst testing. His development work has included catalytic combustion systems that produce low NOx emissions, selective hydrogenation catalyst systems and a rapid technique for measuring noble metal surface areas for analyzing vehicle emissions control catalysts. Dr. Dalla Betta has a Ph.D. in physical chemistry from Stanford University.

  RICARDO B. LEVY AND LAWRENCE W. BRISCOE, who are directors of Combustion Systems, are also officers and/or directors of Catalytica, Inc. For information on their business backgrounds, see "Proposal No. 1--Election of Directors--Nominees" and "--Catalytica, Inc.--Executive Officers."

CATALYTICA, INC.

 Other Business Opportunities

  In addition to Catalytica Pharmaceuticals and Combustion Systems, Catalytica is engaged in a number of other research and development, consulting, and special projects, primarily in the petroleum and petrochemical industries through its subsidiary, Catalytica Advanced Technologies, Inc. Catalytica Advanced Technologies is pursuing the use of nanoscale materials in catalysts with a joint venture partner. The U.S. Department of Commerce's National Institute of Standards and Technology is providing funding for this effort under a $2 million grant awarded in 1994. Additional funding is being obtained from potential users of the technology. Nanoscale technology has the potential to significantly lower manufacturing costs and reduce byproduct waste by improving catalyst activity and selectivity. During 1996, Catalytica Advanced Technologies successfully scaled up this technology for a specific application for which a commercial demonstration is being planned for 1997.

  Commercial production in 1997 is the goal for an organometallic synthesis project launched in 1996 by Catalytica Advanced Technologies. Metallocenes are catalysts used in the production of plastics to impart improved and more controlled properties. Catalytica has developed technology which permits the manufacture of these specialized catalysts at lower production cost. Early in 1997, one catalyst was qualified by the first customer, and commercial production is planned for later this year.

  Another program Catalytica Advanced Technologies is pursuing involves the conversion of natural gas to liquid hydrocarbons. Catalytica has been designing and implementing the natural gas conversion program and is currently at the continuous bench-scale phase of this program. Mitsubishi Oil and Petro-Canada have reimbursed Catalytica for most of the costs of this development program. In early March of 1997, the subsidiary was awarded a $2 million grant from the U.S. Department of Commerce to further develop this technology.

 Human Resources

  At February 28, 1997, Catalytica and its subsidiaries employed a total of 117 employees. The Company is not subject to any collective bargaining agreements. Catalytica believes that it maintains good relations with its employees.

 Executive Officers

  The executive officers of the Company are as follows:

    NAME                 AGE                          POSITION
    ----                 ---                          --------
Ricardo B. Levy.........  52 President, Chief Executive Officer and Director
James A. Cusumano.......  55 Chairman of the Board and Chief Technical Officer
Lawrence W. Briscoe.....  53 Vice President, Finance and Administration, and
                             Chief Financial Officer
Ralph A. Dalla Betta....  52 Vice President and Chief Scientist

  At February 28, 1997, there were four individuals designated as executive officers by the Board of Directors. The following sets forth certain information with regard to the executive officers of Catalytica who are not Directors. Effective January 15, 1997, W. Robert Epperly resigned from the Company. For certain information with regard to Ricardo Levy and James Cusumano, see "Proposal No. 1--Election of Directors--Nominees."

  LAWRENCE W. BRISCOE joined Catalytica in July 1994 as Chief Financial Officer and Vice President, Finance and Administration. Prior to joining the Company, he held various executive and financial positions including President and Chief Operating Officer and Director of Brae Corporation, Vice President of Corporate Development at Transamerica Corp., and Chief Executive Officer of U.S. Commercial Telephone Corp. Mr. Briscoe has an M.B.A. from Stanford University, an M.S. in business from the University of Southern California, and a B.S. in electrical engineering from the University of Missouri.

  RALPH A. DALLA BETTA has served as Vice President since 1979 and has been a Chief Scientist at Catalytica since 1976. From 1972 to 1976 Dr. Dalla Betta worked at Ford Motor Company's Catalysis Group in the Fuel Sciences Department. Dr. Dalla Betta has a Ph.D. in physical chemistry from Stanford University.

 Properties

  Catalytica's headquarters and research and development facilities, based in Mountain View, California, occupy three buildings covering approximately 60,000 square feet. The Company's lease expires on December 31, 1998, with a five-year option for renewal. The Company's research and development facility is adequate for the Company's needs for the foreseeable future.

  Catalytica Pharmaceuticals' manufacturing facility is located in East Palo Alto, California, on approximately five acres. Catalytica Pharmaceuticals through its subsidiary Bay View ("Bay View") owns the buildings, but leases the land at the site from Rhone Poulenc Inc. The initial lease term is 15 years and expires on November 30, 2008, after which Bay View has options to extend for an additional 14 years. The past activities of Rhone Poulenc's predecessor caused significant soil and groundwater contamination of the facility and a down gradient area located along the San Francisco Bay. Consequently, the site is subject to a clean up and abatement order issued by the Bay Area Regional Water Quality Control Board ("RWQCB") which currently requires stabilization, containment and monitoring of the arsenic and volatile organic contamination at the site and surrounding areas. The ground lease between Rhone Poulenc and Bay View includes an indemnity by Rhone Poulenc against any costs and liabilities that Bay View might incur to fulfill the RWQCB order and to otherwise address the contamination that is the subject of the order. Bay View also has obtained an indemnification from Novartis (the immediately preceding owner/operator of the facility) against any costs and liability Bay View may incur with respect to any contamination caused by Novartis' operations. However, there can be no assurance that Bay View will not be held responsible with respect to the existing contamination or named in an action brought by a governmental agency or a third party because of such contamination. If Bay View is held responsible and it has contributed to the contamination, it will be liable for any damage to third parties, and will be required to indemnify Rhone Poulenc and Novartis for any additional clean up costs or liability they may incur, with respect to the contamination caused by Bay View. The determination of the existence and additional cost of any such incremental contamination contribution by Bay View could involve costly and time-consuming negotiations and litigation. Further, any such incremental contamination by Bay View or the unenforceability of either of the indemnity agreements described above could materially adversely affect Bay View's business and results of operations. Although there can be no assurance Catalytica Pharmaceuticals will obtain orders sufficient to fill the capacity by such time, the Bay View manufacturing facility for pharmaceutical intermediates is expected to reach capacity in 1997. Catalytica Pharmaceuticals will substantially increase its current pharmaceutical intermediates manufacturing capacity if the Acquisition is consummated. See "Proposal No. 2--Acquisition of Greenville Facility and Issuance of Class A and Class B Common Stock and Common Stock Warrants--Description of the Acquisition."

SELECTED FINANCIAL DATA OF CATALYTICA, INC.

  The following table presents selected financial data of the Company. This historical data should be read in conjunction with "--Management's Discussion and Analysis of Financial Condition and Results of Operations," below. No cash dividends were declared in any of the periods presented.

                           THREE MONTHS
                          ENDED MARCH 31,           YEAR ENDED DECEMBER 31,
                          ----------------  -------------------------------------------
                           1997     1996     1996     1995     1994     1993     1992
                          -------  -------  -------  -------  -------  -------  -------
                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
 Product sales..........  $ 3,059  $ 2,017  $ 9,813  $ 8,858  $ 5,800  $   --   $   --
 Research and
  development...........    1,726    1,323    6,501    4,766    6,395    8,353    9,628
                          -------  -------  -------  -------  -------  -------  -------
 Total revenues.........    4,785    3,340   16,314   13,624   12,195    8,353    9,628
Net loss................   (2,325)  (2,370)  (5,192)  (8,687)  (9,145)  (9,003)  (3,741)
Net loss per share......    (0.12)   (0.12)   (0.27)   (0.55)   (0.61)   (0.66)   (0.83)
Cash, cash equivalents,
 short-term, and long-
 term investments.......   19,682   16,516   23,821   20,902   13,614   23,987    3,268
Total assets............   38,803   26,714   41,003   31,239   22,186   31,720   12,536
Long-term debt..........    1,344    1,480    1,524    1,556    1,573      930      928
Stockholders' equity....   15,299   19,632   17,263   22,029   15,779   24,438    4,891

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

  The following information sets forth the unaudited pro forma consolidated balance sheet of the Company as of March 31, 1997 and gives effect to (a) the Stock Sale and Warrant Issuance and the assumed borrowings under the senior bank financing and (b) the assumed use of proceeds therefrom to consummate the Acquisition, as if such events occurred on March 31, 1997. The unaudited pro forma consolidated balance sheet is based upon the historical consolidated financial statements of the Company and should be read in conjunction with the financial statements and the related notes thereto included in the 1996 annual report on Form 10-K/A and the quarterly report on Form 10-Q/A for period ended March 31, 1997.

  The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The estimated fair values presented for the assets acquired pursuant to the terms of the acquisition are based upon preliminary valuations which will be finalized upon closing based on independent appraisals. The pro forma consolidated balance sheet does not purport to represent what the Company's financial position would actually have been had the transactions in fact occurred on the assumed date or to project the Company's financial position for any future date or period.

  For additional information, the following should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1997
                           (ALL AMOUNTS IN THOUSANDS)

                                        PRO FORMA ADJUSTMENTS
                           -----------------------------------------------------
                                       ISSUANCE AND
                           AS REPORTED  BORROWINGS    ACQUISITION    AS ADJUSTED
                           ----------- ------------   -----------    -----------
ASSETS
Current assets:
  Cash and cash
   equivalents...........   $ 11,228     $248,531 (1)  $(249,100)(2)  $ 10,659
  Short-term
   investments...........      8,454          --             --          8,454
  Accounts receivable,
   net...................      4,525          --             --          4,525
  Accounts receivable
   from joint venture....        259          --             --            259
  Note receivable from
   employees.............        298          --             --            298
  Inventory..............      3,085          --         120,000 (3)   123,085
  Prepaid expenses and
   other current assets..      1,131          --             --          1,131
                            --------     --------      ---------      --------
    Total current
     assets..............     28,980      248,531       (129,100)      148,411
Property and equipment...      9,773          --         142,500 (3)   152,273
Other assets.............                   4,000 (1)                    4,000
Notes receivable from em-
 ployees.................         50          --             --             50
                            --------     --------      ---------      --------
                            $ 38,803     $252,531      $  13,400      $304,734
                            ========     ========      =========      ========
LIABILITIES AND STOCK-
 HOLDERS' EQUITY
Current liabilities:
  Accounts payable.......   $  1,611     $    --       $     --       $  1,611
  Accrued payroll and
   related expenses......      1,504          --             --          1,504
  Deferred revenue.......      2,007          --             --          2,007
  Other accrued
   liabilities...........        732          --             --            732
  Borrowings under line
   of credit.............      2,755       (2,755)(1)        --            --
  Current portion of
   long-term debt........        870         (870)(1)        --            --
                            --------     --------      ---------      --------
    Total current
     liabilities.........      9,479       (3,625)           --          5,854
Long-term debt...........      1,344      138,656 (1)        --        140,000
Non-current deferred rev-
 enue....................      4,681          --             --          4,681
Other accrued liabili-
 ties....................        --           --           6,400 (4)     6,400
Minority interest........      8,000          --           3,000 (5)    11,000
Class A and B common
 stock...................        --       117,500 (1)        --        117,500
Stockholders' equity:
  Common stock, $0.001
   par value.............         20          --             --             20
  Additional paid-in
   capital...............     65,831          --           4,000 (6)    69,831
  Deferred compensation..        (30)         --             --            (30)
  Accumulated deficit....    (50,522)         --             --        (50,522)
                            --------     --------      ---------      --------
    Total stockholders'
     equity..............     15,299          --           4,000        19,299
                            --------     --------      ---------      --------
                            $ 38,803     $252,531      $  13,400      $304,734
                            ========     ========      =========      ========

--------
(1) Represents (i) the proceeds of $120 million derived from the Issuance net of related issuance costs of $2.5 million and (ii) $140 million from the assumed borrowings under the Senior Credit Facility net of related issuance costs of $4 million and repayment of existing borrowings of approximately $5 million. Terms of the Class A and Class B Common Stock enable the holders, at any time after July 1, 2005, the option to require the Company to repurchase the outstanding shares of Class A and Class B common stock for cash based on the original consideration paid for such shares on the Closing Date of the Acquisition. In accordance with SEC regulations, the Class A and Class B Common Stock is therefore not shown as part of equity.
(2) Represents the cash consideration for the acquisition of all of the land, buildings, machinery and equipment of the Facility and certain inventories, subject to a post-closing adjustment, in addition to the payment of other transaction-related costs of $2.5 million. The post-closing adjustment will be made to reflect the difference in actual and forecast inventories at the time of Closing.
(3) Represents the estimated fair value of the assets to be acquired, subject to a post closing adjustment to reflect the difference in actual and forecast inventories at the time of Closing. In addition, the valuation of such assets is subject to finalization upon Closing which will be based upon independent appraisals. Does not include depreciation of property and equipment, which will be depreciated over its economic useful life.
(4) Represents a reduction in the cash consideration to be paid by Glaxo Wellcome in exchange for assumption of the liability relating to any required asbestos remediation by Catalytica Pharmaceuticals.
(5) Reflects the estimated fair value of the 250,000 shares of junior convertible preferred stock of Catalytica Pharmaceuticals provided as additional consideration in connection with the Acquisition.
(6) Reflects the estimated fair value of the warrants provided as additional consideration in connection with the Acquisition which entitle Glaxo Wellcome, at its discretion, to purchase 2,000,000 shares of the Company's Common Stock.
(7) Not reflected in the unaudited pro forma consolidated balance sheet is the additional consideration to Glaxo Wellcome of 10% of the earnings before interest and taxes in excess of an aggregate cumulative amount of $10 million attributable to the sterile products portion of the Facility for a period of 10 years following the Closing, limited to an aggregate cumulative payment of an additional $25 million. To the extent that any additional cash payments are made to Glaxo Wellcome as a result of the agreement related to the Acquisition, such payments will be capitalized to property, plant and equipment and depreciated over the appropriate useful life of the Sterile Facility.
(8) In the event the facility is not acquired, Catalytica will record expenses of (i) $2,000,000 related to the Escrow Agreement with Glaxo Wellcome and
    (ii) a substantial amount of additional expenses for out-of-pocket management, legal, accounting and other consultants' expenses incurred in connection with the contemplated Acquisition.

                                CAPITALIZATION

                                MARCH 31, 1997
                          (ALL AMOUNTS IN THOUSANDS)

  The following table sets forth the capitalization of the Company, on an unaudited basis, at March 31, 1997, and as adjusted to give effect to (a) the Issuance and the assumed borrowings under the senior bank financing and (b) the Acquisition.

                                             ADJUSTMENTS
                           ---------------------------------------------------
                                       ISSUANCE AND
                           AS REPORTED  BORROWINGS    ACQUISITION  AS ADJUSTED
                           ----------- ------------   -----------  -----------
Short-term debt:
  Borrowings under line of
   credit.................  $  2,755     $ (2,755)(1)   $  --       $    --
  Current portion of long-
   term debt..............       870         (870)(1)      --            --
                            --------     --------       ------      --------
    Total short term
     debt.................     3,625       (3,625)         --            --
Long-term debt, net of
 current portion..........     1,344      138,656 (1)      --        140,000
Class A and B common
 stock....................       --       117,500          --        117,500
Stockholders' equity:
  Common stock, $0.001 par
   value..................        20          --           --             20
  Additional paid-in
   capital................    65,831          --         4,000(2)     69,831
  Deferred compensation...       (30)         --           --            (30)
  Accumulated deficit.....   (50,522)         --           --        (50,522)
                            --------     --------       ------      --------
    Total stockholders'
     equity...............    15,299          --         4,000        19,299
                            --------     --------       ------      --------
                            $ 20,268     $252,531       $4,000      $276,799
                            ========     ========       ======      ========

--------
(1) Reflects the Issuance and assumed borrowings and repayment of existing borrowings under the senior bank financing.
(2) Reflects the estimated fair value of the warrants provided as additional consideration as part of the Acquisition.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Management's Discussion and Analysis of Financial Condition and Results of Operations contain certain forward-looking statements which involve risks and uncertainties, including the statements that have been identified by an asterisk ("*") and other statements regarding the Company's strategy, financial performance, revenue sources and the proposed transaction with Glaxo Wellcome. The Company's actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth herein, under "--Risk Factors" and under "Description of the Acquisition--Risks to the Company and Catalytica Pharmaceuticals Associated with the Acquisition" and elsewhere in this Proxy Statement.

 Overview

  The Company is developing advanced products and manufacturing processes which use the Company's proprietary chemical catalysis technologies. These products and processes can yield economic and environmental benefits, including lower manufacturing costs and reduced hazardous byproducts compared with those associated with traditional manufacturing processes. The Company has developed significant expertise in catalysis, an essential step in the production of many industrial products. The Company's product sales are derived from sales of fine chemicals products and its research and development revenues are derived principally from the Company's Combustion Systems and Advanced Technology businesses. In December 1993, the Company acquired a manufacturing facility from Novartis (formerly Sandoz) to obtain fine chemicals manufacturing capacity. As part of the acquisition, Novartis entered into a five-year contract for the manufacture of a fine chemical intermediate. Under the terms of the agreement, Novartis transferred certain equipment and technology relating to the manufacture of the particular intermediate, and agreed to purchase all of its requirements of such intermediate from the Company, subject to certain volume limitations. These requirements represent approximately $3.0 million of revenue per year. However, the timing of receipt of revenues under this contract varies, depending on the timing of receipt of orders and shipment of products. During the years ended December 31, 1996 and the three months ended March 31, 1997, 18% and 28%, respectively of the Company's fine chemical product revenues were derived from sales to Novartis. The Company has no contractual volume commitments from Novartis beyond May 31, 1998, and there can be no assurance the Novartis contract will be renewed. The Company plans to replace the Novartis contractual products with higher margin product sales to new customers in the pharmaceutical industry. The agreement may be terminated by either party upon 30 days prior written notice for failure to perform a material provision of the agreement, if such failure is not cured within 60 days after receipt of the notice.

  The Company's business has not been profitable to date, and as of March 31, 1997, the Company had an accumulated deficit of $50.5 million. The Company had anticipated incurring additional losses for at least the next several quarters. However, future results are expected to be significantly affected if the acquisition of the Facility is completed.

  Effective as of June 25, 1997, the Company and Catalytica Pharmaceuticals entered into an agreement to acquire Glaxo Wellcome's pharmaceutical manufacturing facility located in Greenville, North Carolina. The closing of the Acquisition is subject to a number of conditions, including the Company obtaining the necessary financing for the Acquisition which requires obtaining stockholder approval for the Stock Sale and execution of the definitive documents for the Debt Facilities. The acquisition of the Facility will provide Catalytica Pharmaceuticals with a high quality manufacturing facility with sufficient scale to address the manufacturing needs of major pharmaceutical companies. Catalytica Pharmaceuticals intends to operate the Facility as a contract manufacturer for multiple customers. To be successful in this business, Catalytica Pharmaceuticals must be able to produce products on a cost effective basis while providing a high quality, reliable source of supply. Catalytica Pharmaceuticals anticipates fulfilling these requirements through the application of its technological expertise in chemical manufacturing processes and adjustments in the Facility's methods of conducting business which will permit it to operate effectively but on a lower cost basis. In connection with the sale of the Facility, Glaxo Wellcome will enter into a Supply Agreement under which Catalytica Pharmaceuticals will manufacture products for Glaxo Wellcome over the next one and one half years, in the case of secondary products, and the next five years, in the case of primary products. The Company believes that this arrangement will provide Catalytica Pharmaceuticals the time required to develop new customers and comply with regulatory requirements before commencing production of new products under new contracts. In addition to acquiring the Facility, as part of the Acquisition the Company will also acquire approximately $120 million of inventory. The inventory purchased will be usable in the ordinary course of manufacturing products under the Supply Agreement within six months of consummation of the Acquisition. Catalytica expects to allocate to inventories purchased the portion of the aggregate purchase price equal to the amount Glaxo Wellcome will pay for such materials under the Supply Agreement. Catalytica Pharmaceuticals estimates that aggregate payments (including the cost of materials) by Glaxo Wellcome under the Supply Agreement will total approximately, $800 million over a five-year period, including approximately $427.8 million of guaranteed revenues, and, based on current expectations of product mix, approximately $356.2 million for reimbursed actual cost of materials.* Catalytica Pharmaceuticals believes the Supply Agreement will facilitate its ability to transition the Facility to a contract manufacturing operation.* The Company believes the Supply Agreement will provide the Facility with product demand which will permit Catalytica Pharmaceuticals to retain the bulk of the Facility's work force while it develops new customers to replace the scheduled declines in its business with Glaxo Wellcome.*

  Glaxo Wellcome has guaranteed that revenues paid to Catalytica Pharmaceuticals will meet certain specified levels through 2001, ("Guaranteed Revenues") and that Glaxo Wellcome will pay to Catalytica Pharmaceuticals any shortfall. The Guaranteed Revenues, which include compensation for transition services Catalytica Pharmaceuticals has agreed to provide Glaxo Wellcome, and which exclude the cost of materials, in each of the next five years are as set forth below.* If the closing of the Acquisition has not occurred by July 31, 1997, Guaranteed Revenues for the period August 1, 1997 through December 31, 1997 will be reduced by approximately $3.8 million per week from July 31, 1997 until the Closing Date.

      AUGUST 1-
     DECEMBER 31
        1997             1998            1999            2000            2001            TOTAL
     -----------        ------           -----           -----           -----           ------
                                (IN MILLIONS)
        $76.3           $165.1           $93.0           $71.4           $22.0           $427.8

  The price for each product, excluding the cost of materials, is set forth in the Supply Agreement. The Supply Agreement requires that Glaxo Wellcome reimburse Catalytica Pharmaceuticals based on the invoice price of raw materials used in the manufacture of products delivered to Glaxo Wellcome. The terms of the Supply Agreement provide for certain declines in prices over time. A significant portion of the Catalytica Pharmaceuticals operating expenses are fixed. If during the term of the Supply Agreement Catalytica Pharmaceuticals is unable to decrease its variable expenses commensurate with the price declines or obtain new higher margin business to offset the impact of such declines, Catalytica Pharmaceuticals' and the Company's results of operations would be materially adversely affected. Under the terms of the Supply Agreement, Glaxo Wellcome is to provide periodic forecasts of its future demand for various products and Catalytica Pharmaceuticals is committed to produce the products required, with certain limitations, provided the required production capacity does not exceed the capacity committed to Glaxo Wellcome. For production requests in excess of the capacity committed to Glaxo Wellcome, Catalytica Pharmaceuticals has agreed to undertake to accommodate Glaxo Wellcome's requests with pricing to be negotiated on terms that reflect then market pricing.

  In the event the Acquisition is consummated, the additional facilities, employees and business volumes will substantially increase the expenses and working capital requirements and place substantial burdens on the Company's management resources on a consolidated basis. Furthermore, the success of the Acquisition depends, in a significant part, on the levels of manufacturing business developed by Catalytica Pharmaceuticals. In the event Catalytica Pharmaceuticals does not achieve additional new customers, which could involve additional business from Glaxo Wellcome, on terms sufficient to offset the costs associated with operating and maintaining the Facility, and with servicing the debt associated with acquisition of the Facility, the Company's consolidated results of operations and financial condition would be materially adversely affected.

  The acquisition of the Facility and the associated Supply Agreement are expected to expand Catalytica Pharmaceuticals' revenues from $16.3 million during 1996 to an annualized revenue rate in excess of $300 million in the second half of 1997 and in calendar year 1998.* The anticipated revenues from the Supply

Agreement are expected to be sufficient to allow the Company to achieve profitable operations for the remainder of 1997 and for 1998 and the associated cash flows will be sufficient to reduce indebtedness incurred in connection with the Acquisition to a level supportable by the currents assets of the Company. Profitability after 1998 will depend on its success and timing in obtaining new customers, including possible new agreements with Glaxo Wellcome. There is excess manufacturing capacity available at the primary facility beginning in the second half of 1998 and based on marketing efforts to date Catalytica Pharmaceuticals expects it will have one or more customers for some or all of the unused primary facility beginning in mid 1998. There is also substantial excess manufacturing capacity immediately available at the secondary and sterile facilities, but because of the long lead times required to establish necessary regulatory approvals to manufacture at these facilities, Catalytica Pharmaceuticals does not anticipate additional revenue from such facilities until 1998 or 1999 at the earliest, except for clinical trial materials. Catalytica Pharmaceuticals' inability to fill the available capacity or to reduce costs commensurate with lower levels of capacity utilization will have a material adverse effect on the Company's consolidated results of operations.

  If the Company completes the Acquisition, the Company's research and development expenses, as well as its selling, general and administrative expenses, are expected to increase significantly as the Company establishes the necessary infrastructure for the operations.

  The Company expects that future operating results will fluctuate from quarter to quarter, as a result of differences in the amount and timing of expenses incurred and the revenues received. In particular, the Company's operating results are affected by the size of and timing of receipt of orders for and shipments of its fine chemicals products, as well as the amount and timing of payments and expenses under the Company's research and development contracts. The Company expects to rely increasingly on product sales for its revenues. To achieve profitable operations, Catalytica must increase significantly its commercial sales of fine chemicals and successfully develop, manufacture, introduce, and market or license its combustion systems. There can be no assurance that the Company will be able to achieve profitability on a sustained basis. The Company's operating results will be substantially dependent on the operating results of Catalytica Pharmaceuticals.

  On May 8, 1996, Catalytica Pharmaceuticals announced that Pfizer Inc. had signed an agreement to infuse $15 million in Catalytica Pharmaceuticals. These funds give Pfizer a 15% interest in Catalytica Pharmaceuticals and a five-year research and development commitment by Catalytica Pharmaceuticals to develop new processes and technology for the manufacture of Pfizer products. Prior to this investment, Catalytica Pharmaceuticals was a wholly-owned subsidiary of Catalytica, Inc. Pursuant to the terms of the Acquisition, Glaxo Wellcome will receive a 1.5% equity interest in Catalytica Pharmaceuticals and the Company will purchase additional stock so that Pfizer's ownership interest will be diluted to approximately 4.4%.

  During the past four years, Catalytica Pharmaceuticals and Pfizer have collaborated on the development of proprietary processes for key intermediate products for several of Pfizer's promising new pharmaceuticals. The Pfizer drugs are at varying stages of approval by the Food and Drug administration, ranging from Phase II clinical trials through the New Drug Application stage. Catalytica Pharmaceuticals currently manufactures intermediates for certain Pfizer drugs and anticipates becoming a supplier of intermediates to Pfizer for other pharmaceutical products in the future. There can be no assurance, however, that orders will be forthcoming from Pfizer.

  On June 28, 1996, Catalytica completed the sale of substantially all the assets of Advanced Sensor Devices, Inc. (ASD) to Monitor Labs, Inc. Prior to the sale, ASD produced continuous emission monitors (CEMs) based on proprietary catalytic sensors. The Company decided to sell ASD because it made a strategic decision not to invest additional capital to develop new instruments which would be required to achieve a level of operations at which ASD could be profitable. The terms for selling substantially all of ASD's assets included an initial payment of approximately $1.1 million at the closing, a second payment of $0.5 million a year end, and a royalty stream based on future revenues. The Company recorded a gain of $0.9 million on the sale of these assets.

  On October 15, 1996, Catalytica's wholly owned subsidiary Catalytica Combustion Systems Inc. ("Combustion Systems") and Woodward Governor Company ("Woodward") formed a Delaware limited liability company in connection with a 50/50 joint venture to serve the gas turbine retrofit market for installed, out-of-warranty engines. The new company, GENXON(TM) Power Systems, LLC, will initially provide gas turbine fleet asset planning and utilization services for both power generation and mechanical drive markets. These planning services will result in the delivery of an integrated product portfolio which includes Combustion Systems' XONON(TM) system for ultra low NOx emissions, Woodward's control systems, turbine overhaul and upgrades, as well as contract maintenance and service.

  The initial capital commitment of the GENXON joint venture partners is $10 million--$2 million from Combustion Systems and $8 million from Woodward-- payable over time as the funds are required by the joint venture. These capital infusions are predicated upon reaching certain milestones, and neither joint venture partner is contractually required to make further capital infusions if these milestones are not met. In addition to the capital commitment, Combustion Systems has contributed to the joint venture an exclusive license for the use of its catalytic combustion technology, and Woodward contributed to the joint venture an exclusive license for the use of its instrumentation and control systems for gas turbine catalytic combustors. Combustion Systems accounted for its share of the joint venture loss in the first quarter of 1997, upon the Company's first cash infusion which totaled $1.0 million. Prior to January 3, 1997, the joint venture was funded entirely by Woodward.

 Results of Operations--Three Months ended March 31, 1997 and 1996

  Net revenues for the first quarter of fiscal 1997 increased by 43% as compared to the same quarter in fiscal 1996 largely due to a 52% increase in product sales and a 30% increase in research revenues. The increase in product sales were primarily due to the shipment of fine chemical products to new and existing customers. The increase in research revenues reflects initiation of a funded research commitment associated with the five-year research and development agreement between Catalytica Pharmaceuticals and Pfizer to develop new processes and technology for the manufacture of Pfizer products.

  The increase in cost of goods sold reflects increased physical volume of product sales coupled with higher than normal costs associated with production start-up of several new fine chemical products. Resulting production delays affected sales and margins for the quarter. Margins on the fine chemical products are subject to fluctuations from quarter to quarter due to various factors including the mix of products being manufactured, manufacturing efficiencies achieved on production runs, the length of down-time associated with setting up new production runs, and numerous other variables present in the chemical manufacturing environment.

  Research and development expenses decreased to $2.2 million for the first quarter of 1997 as compared to $2.6 million for the same quarter last year. This decrease is largely due to a shift of certain catalytic combustion research and development costs from Catalytica to the newly formed GENXON joint venture. This transfer of research and development funding occurred August 1, 1996, and resulted in approximately $0.7 million of research and development costs being financed by the joint venture rather than Catalytica during the first quarter. Cessation of all research activities of Advanced Sensor Devices (ASD) following the sale of its assets on June 28, 1996 also contributed approximately $0.3 million towards the reduction of research and development expenses. This decrease in research and development funding during the first quarter due to the formation of the joint venture and sale of ASD was partially offset by increases in research and development expenses elsewhere in the Company, including the new research activities supporting the commitment to Pfizer Inc. Research and development expenses may fluctuate from quarter to quarter.

  Selling, general and administrative expenses (SG&A) decreased to $1.0 million as compared to $1.2 million for the same quarter in fiscal 1996 largely due to the discontinuation of the Advanced Sensor Devices business. The Company has incurred significant legal, accounting, and other SG&A related expenditures as a result of the proposed acquisition of the Glaxo Wellcome facility (see "Proposal No. 2--Acquisition of Greenville Facility and Issuance of Class A and Class B Common Stock and Common Stock Warrants--Description of the Acquisition" above). These costs have been capitalized as part of the facilities purchase price in anticipation of a successful acquisition. However, should this transaction fail to be completed, the Company will be required to take a significant one-time charge to its earnings to reflect these various acquisition expenses.

  Net interest income increased 31% due to higher balances of cash and short-term investments associated with the Company's investment by Pfizer coupled with decreased interest expense on reduced short-term working capital financing at the Catalytica Pharmaceuticals Bay View manufacturing facility.

  On January 3, 1997, Combustion Systems made its first cash infusion of $1.0 million into the GENXON joint venture. Combustion Systems recognized its 50% share of GENXON losses for the three month period ending March 31, 1997 up to its committed capital contribution of $1.0 million made in January, 1997. Accordingly, a $1.0 million loss on the joint venture was recognized in the results of operations. The Company anticipates an additional capital contribution to the joint venture of approximately $0.5 million during the remaining 3 quarters of 1997. If GENXON continues to generate losses during this time frame, the Company will record its share of these losses to the extent of its capital contribution. However, these losses may be partially offset by reimbursements for past research and development expenses if certain GENXON milestones are achieved.

 Results of Operations--Years ended December 31, 1996, 1995, and 1994

  Revenues were $16.3 million, $13.6 million, and $12.2 million for 1996, 1995, and 1994, respectively. The Company's overall revenues increased by approximately 20% in 1996 and 12% in 1995, reflecting significant growth in fine chemical product sales. While the Company's research and development revenues declined somewhat in 1995, new funding from external partners including the Pfizer research agreement signed in 1996 led to an upturn in this revenue category during 1996.

  Prior to 1994, substantially all revenues for the Company were from research agreements. In December, 1993, the Company acquired a manufacturing facility from Novartis to obtain fine chemicals manufacturing capacity. As part of the acquisition, Novartis entered into a five-year contract for the manufacture of a fine chemical intermediate. During 1994, the first year of operation of the acquired manufacturing facility, $5.6 million of revenues were related to fine chemicals product sales--much of it attributable to Novartis. During 1995, the Company continued to focus on the commercialization of its technologies. Fine chemicals product sales increased to $8.5 million, a 52% increase over 1994. Most of this increase was due to shipments of pharmaceutical intermediates products to new customers, which the Company expects to rely on for an increasing portion of the Company's revenues. The remaining product revenues for 1995 of $0.4 million was attributable to sensor sales and the first commercial shipments of the new CEMcat(TM) continuous emissions monitor produced by the Company's wholly-owned subsidiary, ASD. Research revenue declined in 1995, reflecting the full year impact of the cessation of funding on the gasoline alkylation program which occurred in mid 1994, and the absence of contractual payments related to the original agreement with Conoco and Neste.

  During 1996, product sales continued their upward trend increasing 11% due to increased shipments of fine chemical products to new and existing customers. Sales in 1996 were negatively impacted in part by the timing of a contractual shipment of product for Novartis which normally occurs in the fourth quarter each year but this year was deferred at their request to the first quarter of 1997. This in part explains the $1.3 million increase in finished goods inventory over 1995. The 36% increase in research revenues reflects initiation of the new funded research commitment associated with the five-year research and development agreement between Catalytica Pharmaceuticals and Pfizer plus increased funding of the Company's work on nanoscale materials used in catalysts and related contract research activities. The increase in research revenue was also aided by a $0.5 million reimbursement by the newly formed GENXON joint venture for research and development expenses incurred prior to the formation of the joint venture by Combustion Systems. The increase in research revenues and to a much lesser extent the increase in product sales were partially offset by the discontinuation of the sensor business on June 28, 1996 following the sale of all the assets of ASD to Monitor Labs, Inc. ASD generated $0.5 million in research revenues and $0.4 million in product sales in 1995 as compared to no research revenues and $0.2 million in product sales in 1996.

  In 1994, 1995, and 1996, a substantial amount of the Company's revenues were derived from a few research agreements, the product supply agreement with Novartis, and in 1996, the new five-year research and development agreement between Catalytica Pharmaceuticals and Pfizer. In the fiscal year ended December 31, 1996, revenue recognized from agreements and/or contracts with Pharmacia & Upjohn, Merck, Novartis, Pfizer and Mitsubishi Oil represented 17%, 13%, 11%, 11%, and 9% of total revenues, respectively.

  The $9.1 million in cost of goods sold for 1996 represents a 9% increase over 1995, and corresponds with the 11% product revenue increase for the same period as noted above. The increases in 1995 over 1994 levels were much larger as 1994 represented the first year of production at the fine chemicals facility. Cost of goods sold for 1995 were 51% higher than 1994 while product revenues were 53% higher than in 1994. Gross margins were 8% in 1996, 6% in 1995, and 5% in 1994. This trend reflects increasing utilization of the capacity that exists at the facility. Full utilization of current capacity would occur at product revenues in the $15 to $20 million range depending on product mix. Margins on the fine chemical products are subject to fluctuations from year-to-year due to various factors including the mix of products being manufactured, manufacturing efficiencies achieved on production runs, the length of down-time associated with setting up new production runs, and numerous other variables present in the chemical manufacturing environment.

  Research and development expenses were $9.7 million, $9.8 million, and $13.0 million for the years ended December 31, 1996, 1995, and 1994, respectively. Although research and development expenses for 1996 were down slightly from the previous years level, the actual level of research activity occurring at Catalytica increased during 1996. This is not reflected on the Company's financial statements largely due to a shift of certain catalytic combustion research and development costs from Catalytica to the newly formed GENXON joint venture. This transfer of research and development funding occurred beginning on August 1, 1996 and resulted in a shift of approximately $1.8 million of research and development costs being financed by the joint venture rather than Catalytica. Without the funding provided by the joint venture, the level of research and development spending on the retrofit technology would likely have been much lower if Catalytica alone was funding this technology. Excluding the $1.8 million transfer of research and development expenses, research and development spending on catalytic combustion technology increased $1.9 million over 1995 levels, although all of that increase was funded and recorded on the books of the joint venture. Cessation of all research activities of ASD following the sale of its assets also contributed approximately $0.8 million towards the reduction of research and development expenses. This decrease in research and development funding during 1996 due to the formation of the joint venture and sale of ASD was mostly offset by increases in research and development expenses elsewhere in the Company reflecting new work on nanoscale materials used in catalysts and related contract research activities, plus increased research activities supporting the research commitment to Pfizer Inc.

  Research and development expenses for 1995 decreased 25% as compared to 1994, reflecting the Company's continuing emphasis on commercialization of its products, and a resulting shift of resources away from research and development into sales and administration. The Company also realized the full-year impact of reduced research and development expenses as a result of its restructuring in the fourth quarter of 1994. Research and development expenses consist primarily of salaries and benefits for scientific and research personnel, related support staff, consultants, supplies, occupancy costs, and depreciation.

  Of the Company's research and development expenses for 1996, approximately 42% was utilized to develop the Company's advanced combustion systems technology, approximately 24% was spent on the Company's fine chemicals technologies, and the remaining approximately 34% was spent on various other technologies, substantially all of which was funded by third parties.

  Selling, general, and administrative expenses (SG&A) were $4.5 million for each of the years ended December 31, 1996, and 1995, and $3.1 million for the year ended December 31, 1994. Selling, general, and administrative expenses for 1995 increased 45% compared to 1994, primarily due to an increase in sales personnel in the fine chemicals business and an increase in sales and administrative expenses associated with ASD, and the shifting of certain resources from research and development. Although the aggregate selling, general and administrative expenses remained flat for the full year 1996 as compared to 1995, there were changes in some of the components. Increases in SG&A expense levels in some business units were largely offset by two factors--the discontinuation of the ASD at the end of the second quarter and the formulation of the new GENXON joint venture which resulted in a shift of some administrative expenses to the joint venture as certain Catalytica employees spent time on joint venture organization activities for which the Company was reimbursed by the joint venture entity. Once the joint venture becomes fully staffed, management activities that are temporarily handled by Catalytica employees will be taken over by full time GENXON employees. Thus, to the extent that Catalytica's SG&A costs are being reimbursed by GENXON which amounted to $0.2 million in 1996, these reductions should be considered temporary. The reduction in SG&A costs due to discontinuation of ASD, however, is a permanent reduction.

  In 1994, the Company took a restructuring charge of $499,000, primarily related to costs associated with an 18% workforce reduction in the third quarter of 1994.

  The $0.9 million gain on sale of assets represents the net realized gain over book value on the sale of ASD's assets to Monitor Labs, Inc. on June 28, 1996.

  Net interest income was $0.8 million, $0.3 million, and $0.8 million in 1996, 1995 and 1994, respectively. Net interest income decreased 56% in 1995 when compared to 1994 due to lower average balances of cash and short-term investments as these funds were used to support the Company's operations, and incremental interest expense associated with new loans that funded a portion of capital improvements at the Catalytica Pharmaceuticals manufacturing facility. Interest income was favorably impacted during the last two months of 1995 due to significantly higher cash and short-term investment balances resulting from the proceeds of the Company's secondary offering completed on November 3, 1995. This trend continued into 1996 and was helped further by the $15 million cash infusion by Pfizer on May 8, 1996. The higher cash balances resulted in a 144% increase in net interest income in 1996 when compared to 1995. This increase in interest income in 1996 was partially offset by increased interest expense on a line of credit and other short-term working capital financing at the Catalytica Pharmaceuticals Bay View manufacturing facility.

  The Company's net loss was $5.2 million, $8.7 million, and $9.1 million in 1996, 1995, and 1994, respectively. The decrease in the net loss in 1996 as compared to 1995 was largely due to the discontinuation of all activities at the Advanced Sensors Devices Subsidiary upon its sale to Monitor Labs coupled with the $0.9 million gain on the sale of the subsidiary's assets. The formation of the GENXON joint venture also contributed significantly to the reduced net loss in 1996. The decrease in the net loss in 1995 as compared to 1994 reflects significant reductions in internal funding of research and development activities coupled with a positive contribution of the fine chemicals product sales, both partially offset with increased spending on general, sales, and marketing activities.

  In 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Company adopted Statement 121 in the first quarter of 1996 and the impact was not material.

  Also in 1995, the FASB issued Statement No. 123, Accounting for Stock Based Compensation, which provides an alternative to APB Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for stock based compensation to employees. The Company has elected to account for stock based compensation to employees in accordance with Opinion 25, providing only pro forma disclosures required by Statement 123.

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings per Share" (FAS 128). The Company is required to adopt FAS 128 in fiscal 1998 and will restate earnings per share (EPS) data for prior periods to conform with FAS 128. FAS 128 replaces current EPS reporting requirements and requires a dual presentation of basic and diluted EPS. Basic EPS excludes dilution and is computed by dividing net income attributable to common stockholders by the weighted

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

average of common shares outstanding for the period. Diluted EPS reflects the potential diluting that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The impact of adoption of FAS 128 for the year ended December 31, 1996 and the quarter ended March 31, 1997 will not change primary EPS as presented. The impact of FAS 128 on the calculation of fully diluted EPS is not expected to be material as the Company was in a net loss position for both periods presented.

 Future Results

  This Section contains certain forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under "--Risk Factors" and under "Description of the Acquisition--Risks to the Company and Catalytica Pharmaceuticals Associated with the Acquisition" and elsewhere in this Proxy Statement.

  The Company expects to continue certain of its research and development programs, which include the self-funding of expenditures that are not covered by payments from collaborative partners. The Company believes its internally funded research projects have the potential to lead to commercial sales in the next few years. The Company anticipates that research that does not have the potential for near-term commercialization will be conducted only when funded by collaborative partners.

  As a result of the Company's acquisition of the Bay View manufacturing facility in the fourth quarter of 1993, 1994 was the first year to include significant revenues from fine chemicals product sales, incremental costs associated with producing these products, and incremental fixed manufacturing costs. During 1994, 1995 and 1996, a significant amount of the capacity at the Bay View facility was underutilized. The Company is planning to use a substantial portion of this capacity for the production of products utilizing proprietary technologies for both the pharmaceutical and nonpharmaceutical markets. During 1997, the Company plans additional capital expenditures in Bay View to expand its capacity for certain types of products. Sales and marketing efforts increased significantly in 1995, with much of that effort directed towards finding other fine chemical products that can be manufactured under contract for new customers. From 1994 to 1995, these efforts resulted in a 52% increase in product sales, primarily to new customers. From 1995 to 1996, product sales increased by 11%. Additional incremental product sales are expected in the future as a result of these sales and marketing efforts. There is no assurance, however, that additional revenues from products under development, or from these sales efforts, will be achieved.

  The Company's ability to increase revenues from its fine chemicals business will also depend, in part, on the availability of manufacturing capacity. Although there can be no assurance the Company will obtain orders sufficient to fill the capacity by such time, if the Acquisition is not completed the Company's manufacturing facility for pharmaceutical intermediates is expected to reach capacity in 1997. The Company's ability to increase its revenues from the fine chemicals business could be constrained if the Company is unable to acquire additional plant capacity. The Company could experience delays in manufacturing certain products, which could result in the loss of contracts or customers. There can be no assurance that the Company will be able to acquire additional plant capacity on acceptable terms, if at all. The Company is proposing to consummate the Acquisition in order to augment its current pharmaceutical intermediates manufacturing capacity. See "Proposal No. 2-- Acquisition of Greenville Facility and Issuance of Class A and Class B Common Stock and Common Stock Warrants--Description of the Acquisition."

  Catalytica faces challenges in advancing its research and development programs from bench and pilot scale to cost-effective commercial products and processes. There can be no assurance that the Company will successfully address the challenges that will arise during the development of each of its programs.

 Liquidity and Capital Resources

  Total cash and cash equivalents plus short-term investments decreased to $19.7 million at March 31, 1997 compared to $23.8 million at December 31, 1996. This decrease is primarily due to the net loss for the quarter coupled with capital spending at the Catalytica Pharmaceuticals Bay View manufacturing facility. These cash outflows were partially offset by borrowings against various credit facilities and funds received from the sale of common stock through stock options exercises.

  During the past several years, the Company has obtained various lines of credit to fund capital purchases and future working capital needs. One of these lines of credit collateralized with accounts receivable was increased to $3.5 million in 1996. As of March 31, 1997, the Company had approximately $2.8 million outstanding under this line of credit, and is in compliance with it's debt covenants. To the extent the Company does not comply with various required financial covenants in the future, there can be no assurance that the bank will waive the covenants. Failure to comply with the financial covenants could result in acceleration of payment of the principal amount and interest due under the line and termination of the line of credit. The Company intends to repay this line of credit with the proceeds of the Debt Facilities to be completed upon consummation of the Acquisition.

  The capital required for the Acquisition is expected to be provided by a combination of an equity investment by MSCP of $120,000,000, a senior secured term loan of approximately $125,000,000 and a working capital facility of approximately $75,000,000 to be provided by a major international bank, and Catalytica's current cash resources. The amount of debt to be included in the capital structure is dependent on the Guaranteed Revenues under the Supply Agreement with Glaxo Wellcome and to a lesser extent other contracts with third parties. Cash flows from operations and changes in working capital requirements are expected to permit Catalytica Pharmaceuticals to reduce the amount of debt outstanding to a level supportable by the current assets of the Company. If Catalytica Pharmaceuticals is successful in expanding the level of business beyond the levels in the Supply Agreement, its working capital requirements will be higher than currently projected. However, it is expected such additional requirements could be financed through expansion of the planned working capital line of credit.

  The Company and Catalytica Pharmaceuticals have entered into a commitment letter with The Chase Manhattan Bank ("Chase"), pursuant to which, subject to the negotiation and execution of mutually satisfactory loan agreements and certain other conditions set forth therein, Chase has committed to lend Catalytical Pharmaceuticals an aggregate of up to $200,000,000 (the "Debt Facilities"). The Debt Facilities will consist of a senior secured term loan facility (the "Term Debt Facility") in an aggregate principle amount of $125,000,000 and a senior secured revolving facility (the "Revolving Debt Facility") in an aggregate principal amount not to exceed $75,000,000. The Debt Facilities will mature four and one-half years after the Acquisition and will initially bear interest at Adjusted LIBOR plus 1.25% or ABR plus 0.25%. Quarterly principal installments will become payable on the Term Debt Facility beginning on the last day of the third fiscal quarter of 1998. There can be no assurance that definitive agreements for the Debt Facilities will be completed. If the Debt Facilities are not completed, it is highly unlikely that the Company will be able to complete the Acquisition.

  The Company's operations to date have required substantial amounts of cash. The Company anticipates that existing capital resources, product revenues, and research and development revenues will enable the Company to maintain current and planned operations for at least the next 12 months, excluding the significant capital which will be required if the Acquisition is completed. The Company's future capital requirements will depend on many factors, including rate of commercialization of the Company's catalytic combustion systems, the need to expand manufacturing capacity for both its fine chemicals and combustion systems business, and the completion of the Acquisition with Glaxo Wellcome. However, adequate funds for future operations, whether from the financial markets or from collaborative or other arrangements, may not be available when needed or on terms acceptable to the Company and, if available or acceptable to the Company, may result in significant dilution to existing stockholders. If adequate funds are not available, the Company may be required to delay, scale back or eliminate some or all of its research and product development programs. Although there can be no assurance the Company will obtain orders sufficient to fill the capacity by such time, the Company's manufacturing facility for pharmaceutical intermediates is expected to reach capacity in 1997. In order to augment its current pharmaceutical intermediates manufacturing capacity, the Company entered into the Asset Purchase Agreement with Glaxo Wellcome to acquire the Facility in Greenville, North Carolina.

  In connection with the pending Acquisition of the Greenville facility, the Company intends to issue Class A and Class B Common Stock which enable the holder to require the Company to repurchase such shares at any time after July 1, 2005. If the holder were to exercise this put option, and if no shares have been earlier redeemed by the Company, the Company would be required to make annual payments of approximately $40 million in each of 2005, 2006 and 2007 pursuant to this repurchase obligation.

RISK FACTORS

  The following risk factors set forth certain risks related to the business and operations of the Company. For a discussion of certain risks related to the Acquisition, see "Proposal No. 2--Acquisition of Greenville Facility and Issuance of Class A and Class B Common Stock and Common Stock Warrants-- Description of the Acquisition--Risks to the Company and Catalytica Pharmaceuticals Associated with the Acquisition."

  History of Operating Losses and Uncertainty of Future Results. The Company's business has not been profitable to date, and as of March 31, 1997, the Company had an accumulated deficit of $50.5 million. The Company anticipates incurring additional losses for at least the next several quarters. The Company expects that losses will fluctuate from quarter to quarter as a result of differences in the amount and timing of expenses incurred and revenues received. In particular, the Company's operating results are affected by the size and timing of receipt of orders for and shipments of its fine chemicals products, as well as the amount and timing of payments and expenses under the Company's research and development contracts. Through 1993, substantially all of the Company's revenues were derived from research and development contracts. Most of the Company's research and development contracts are subject to periodic review by the funding partner, which may result in modifications, including reduction or termination of funding. There can be no assurance the Company will continue to receive research and development funding, and the Company expects that it will increasingly rely on product sales for its revenues.

  In 1994, the Company began deriving revenues from the sale of fine chemicals products. During the past several years, a significant portion of the Company's product revenues has been derived from sales to Novartis Agro, Inc. ("Novartis") under a five-year contract pursuant to which Novartis committed to buy certain minimum volumes for the first four years and eight months. The Company has no contractual volume commitment from Novartis beyond May 31, 1998. There can be no assurance the Novartis contract will be renewed or replaced with new business. The Novartis agreement may be terminated by either party upon 30 days prior written notice for failure to perform a material provision of the agreement, if such failure is not cured within 60 days after receipt of notice. The Company expects that it will need to manufacture new products to increase revenue. Typically, new products have lower gross margins during the initial manufacturing phase, which could have an adverse effect on the Company's results of operations. For example, during the quarter ended March 31, 1997, costs of goods sold reflected higher than normal costs associated with production start-up of several new fine chemical products. To achieve profitable operations, Catalytica must significantly increase its commercial sales of fine chemicals and successfully develop, manufacture, introduce and market or license its combustion systems and catalytic processes. There can be no assurance that the Company will be able to achieve profitability on a sustained basis, or at all.

  Commercialization; Shift from Research and Development. The Company's success will depend on its ability to complete the transition from emphasizing research and development to full commercialization and sale of its products. The Company began manufacturing, marketing and selling pharmaceutical intermediates in 1994. Success of the Company's fine chemicals business is dependent upon development and commercialization of appropriate catalytic processes for new customers and new fine chemicals products. There can be no assurance the Company will be able to develop and commercialize such processes. In addition, sales of certain of the Company's fine chemicals intermediates are dependent upon the customer obtaining clearance from the United States Food and Drug Administration ("FDA") for marketing of the customer's end-product. Failure of the Company's customers to obtain the necessary FDA clearance would have an adverse affect on sales of certain fine chemicals products.

  The Company, through its subsidiary Combustion Systems and the GENXON joint venture, is still conducting research and development on its combustion systems. Prior to commercialization of its combustion systems, the Company's products will be required to undergo rigorous testing by turbine manufacturers. Ultimate sales of the Company's combustion system products will depend upon the acceptance and use of the Company's technology by a limited number of turbine manufacturers and the Company's ability to enter into commercial relationships with these manufacturers. Combustion Systems is currently working with leading turbine manufacturers, including: General Electric in large turbines, Allison Engine Co., a subsidiary of Rolls Royce, and Solar, a subsidiary of Caterpillar, Inc., in medium size turbines. In addition, through its joint venture company GENXON, Combustion Systems is developing complete combustor systems for Affiliated Group of Companies (AGC), to be used on small Kawasaki Heavy Industries turbines for mobile cogeneration applications. GENXON is also developing complete combustor systems utilizing Catalytica's combustion technology for end users to be "retro fitted" on older "out-of-warranty" turbines no longer supported by OEM's. Neither the Company, Combustion Systems, nor the joint venture company GENXON have formal long-term agreements in place with many of these companies. The Company's ability to complete research and development and introduce commercial systems for these markets would be adversely affected if any of these companies terminated its relationship with the Company or GENXON. If such terminations occurred, there is no assurance as to whether the Company could enter into a similar relationship with another manufacturer. The Company currently has limited manufacturing and marketing capability for its combustion products. The Company's existing facilities are inadequate for commercial production of the combustion products under development, and to the extent that the Company chooses to produce commercial quantities of its products, the Company will be required to develop or acquire manufacturing capability. In order to market any of its combustion system products, the Company will be required to develop marketing capability, either on its own or in conjunction with others. There can be no assurance that the Company will be able to manufacture its products successfully or develop an effective marketing and sales organization. In addition, some of the Company's combustion systems and processes are expected to be sold as components of large systems such as natural gas turbines for electric power plants: accordingly, the rate of adoption of the Company's systems and processes may depend in part on economic conditions which affect capital investment decisions, as well as the regulatory environment. There can be no assurance that the Company's products will be economically attractive when compared to competitive products.

  Future Capital Requirements and Uncertainty of Additional Funding. See "-- Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Risks Associated with GENXON(TM) Joint Venture. In October 1996, Combustion Systems and Woodward Governor Company formed a Delaware limited liability company in connection with a 50/50 joint venture to serve the gas turbine retrofit market for installed, out-of-warranty engines. The new company, GENXON(TM) Power Systems, LLC, ("GENXON") will initially provide gas turbine fleet asset planning and utilization services for both power generation and mechanical drive markets. GENXON plans to deliver an integrated product portfolio which includes Combustion Systems' system for ultra low NOx emissions, Woodward's control systems, turbine overhaul and upgrades, as well as contract maintenance and service.

  The initial capital commitment of the GENXON joint venture partners is $10 million--$2 million from Combustion Systems and $8 million from Woodward-- payable over time as the funds are required by the joint venture. These capital infusions are predicated upon reaching certain milestones, and neither joint venture partner is contractually required to make further capital infusions if these milestones are not met. If the milestones are not met, and the Company desired to complete any projects being developed by the joint venture, the Company could be required to fund the projects itself if Woodward decides not to make any additional capital contributions to GENXON. If such an event were to occur, it could have a material adverse effect on the Company's results of operations. See "--Management's Discussion and Analysis of Financial Conditions and Results of Operations."

  On January 3, 1997, Combustion Systems made its first cash infusion of $1.0 million into the GENXON joint venture. Catalytica recognized its 50% share of GENXON losses for the three month period ending March 31, 1997 up to its committed capital contribution of $1.0 million made in January, 1997. Accordingly, a $1.0 million loss on the joint venture was recognized in the results of operations. The Company anticipates an additional capital contribution to the joint venture of approximately $0.5 million during the remaining 3 quarters of 1997. If GENXON continues to generate losses during this time frame, the Company will record its share of these losses to the extent of its capital contribution. However, these losses will be partially offset by reimbursements for past research and development expenses if certain GENXON milestones are achieved.

  Unlike Combustion Systems' efforts to date which have focused only on the design of the catalyst assembly, GENXON is developing entire combustion systems. The development of complete combustion systems by GENXON to serve the retrofit market will require the design of new combustion chambers to be retrofitted on existing turbines. This new combustion chamber will incorporate a XONON catalyst. There can be no assurance that GENXON will be successful in developing new combustion chambers that will work in lieu of the current design that does not incorporate a catalyst. There can be no assurance that GENXON's products will be economically attractive when compared to competitive products.

  Influence of Environmental Regulations on Rate of Commercialization. The rate at which the Company's catalytic combustion systems are adopted by industrial companies will be heavily influenced by the enactment and enforcement of environmental regulations at the federal, state and local levels. Current federal law governing air pollution generally does not mandate the specific means for controlling emissions, but instead, creates ambient air quality standards for individual geographic regions to attain through individualized planning on a regional basis in light of the general level of air pollution in the region. Federal law requires state and local authorities to determine specific strategies for reducing emissions or specific pollutants. Among other strategies, state and local authorities in all areas which do not meet ambient air quality standards must adopt performance standards for all major new and modified sources of air pollution. The more polluted the air in a particular region has become, the more stringent such controls must be. The Company's revenues will depend, in part, on the standards, permit requirements and programs these state and local authorities promulgate for reducing emissions (including emissions of NOx) addressed by the Company's combustion and monitoring products systems. Demand for the Company's systems and processes will be affected by how quickly the standards are implemented and the level of reductions required. Certain industries or companies may successfully delay the implementation of existing or new regulations or purchase or acquire emissions credits from other sources, which could delay or eliminate their need to purchase the Company's systems and processes. Moreover, new environmental regulations may impose different requirements which may not be met by the systems and processes being developed by Catalytica or which may require costly modifications of the Company's products. The United States Congress is currently reviewing existing environmental regulations. There can be no certainty as to whether Congress will amend or modify existing regulations in a manner that could have an adverse effect on demand for the Company's combustion system products.

  Effect of FDA Regulations on Catalytica Pharmaceuticals Manufacturing. Many of the fine chemicals products Catalytica Pharmaceuticals manufactures, or will manufacture in the future, and the final drug products in which they are used are subject to regulation for safety and efficacy by the FDA and foreign regulatory authorities before such products can be commercially marketed. The process of obtaining regulatory clearances for marketing is uncertain, costly and time consuming. Catalytica Pharmaceuticals cannot predict how long the necessary regulatory approvals will take or if its customers will ever obtain such approval for their products. To the extent Catalytica Pharmaceuticals' customers do not obtain the necessary regulatory approvals for marketing new products, Catalytica Pharmaceuticals' fine chemicals product sales will be adversely affected.

  Upon completion of the Acquisition, Catalytica Pharmaceuticals intends to manufacture bulk actives. To do so, Catalytica Pharmaceuticals would be required to comply with the FDA's current Good Manufacturing

Practices ("cGMP") regulations, and certain of Catalytica Pharmaceuticals' customers may also require Catalytica Pharmaceuticals to adhere to cGMP regulations, even if not required by the FDA. In complying with cGMP regulations, manufacturers must continue to expend time, money and effort in production, record keeping and quality control to ensure that the product meets applicable specifications and other requirements. The FDA periodically inspects drug manufacturing facilities to ensure compliance with applicable cGMP requirements. Failure to comply subjects the manufacturer to possible FDA action, such as suspension of manufacturing. The FDA also may require the submission of any lot of the product for inspection and may restrict the release of any lot that does not comply with FDA regulations, or may otherwise order the suspension of manufacture, recall or seizure. If the Acquisition is completed, Catalytica Pharmaceuticals will also be required to comply with cGMP requirements for the Facility. Failure of Catalytica Pharmaceuticals' customers to obtain and to maintain FDA clearance for marketing of the products manufactured by Catalytica Pharmaceuticals, or failure of Catalytica Pharmaceuticals to comply with cGMP regulations as required by the FDA or Catalytica Pharmaceuticals' customers, would have a material adverse effect on the Company's consolidated results of operations.

  Competition and Technological Change. There are numerous competitors in a variety of industries in the United States, Europe and Japan which have commercialized and are working on technologies that could be competitive with those under development by the Company, including both catalytic and other technological approaches. Some of these competitive products are in more advanced stages of development and testing. The Company's competitors may develop technologies and systems and processes that are more effective than those being developed by the Company or that would render the Company's technology and systems and processes less competitive or obsolete. In the fine chemicals market, the Company faces its primary competition from pharmaceutical companies that produce their own fine chemicals and from other fine chemicals manufacturers such as Lonza AG and DSM Catalytica Pharmaceuticals. In the combustion systems market, the Company faces its primary competition from large gas turbine power generation manufacturers, such as General Electric Co. ("General Electric"), Allison Engine Company ("Allison") and Solar Turbines Incorporated ("Solar"), each of which is developing competing DLN systems for their own turbines. Many of the Company's competitors in the combustion systems market are also potential customers of the Company, and the Company expects to rely on these potential customers to help commercialize its products. Most of these competitors have greater research and development capabilities, financial resources, managerial resources, marketing experience and manufacturing experience than the Company. If these companies are successful in developing such products, the Company's ability to sell its systems and processes would be materially adversely affected. Further, since many of the Company's competitors are existing or potential customers, the Company's ability to gain market share may be limited.

  Patents and Intellectual Property. The Company has an active program of pursuing patents for its inventions in the United States and in markets throughout the world relevant to its business areas. The Company has 38 United States patents and 13 pending United States patent applications, plus 70 foreign patents and patent applications.

  The Company's success will depend on the ability to continue to obtain patents, protect trade secrets and operate without infringing on the proprietary rights of others in the United States and other countries. There can be no assurance that the Company's patent applications will result in the issuance of any patent, that any of the Company's existing patents or any patents that may be issued in the future will provide significant proprietary protection, that any such patents will be sufficiently broad to protect the Company's technology, or that any such patents will not be challenged, circumvented or invalidated. There can also be no assurance that the patents of others will not have an adverse effect on the Company. Others may independently develop similar systems or processes or design around patents issued to the Company. In addition, the Company may be required to obtain licenses to patents or other proprietary rights. The Company cannot assure that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to the Company, if at all. If Catalytica requires and does not obtain such licenses, it could encounter delays in system or process introductions while it attempts to design around such patents, or it could find that the development, manufacture, sale or licensing of systems or processes requiring such licenses could be foreclosed. The Company could incur substantial costs in defending itself or its licensees in litigation brought by others or prosecuting infringement claims against third parties. The Company could incur substantial costs in interference proceedings declared by the United States Patent and Trademark Office in connection with one or more of the Company's or third parties' patents or patent applications, and those proceedings could also result in an adverse decision as to the priority of the Company's inventions. The Company also protects its proprietary technology and processes in part by confidentiality agreements with its collaborative partners, employees and consultants. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently discovered by competitors.

  Dependence on Key Personnel. The Company's success is dependent on the retention of principal members of its management and scientific staff and on the ability to continue to attract, motivate and retain additional key personnel. Competition for such key personnel is intense, and the loss of the services of key personnel or the failure to recruit necessary additional personnel could have a material adverse effect upon the Company's operations and on its research and development efforts. The Company does not have non-competition agreements with any of its key employees. The Company's anticipated expansion into areas and activities requiring additional expertise, such as manufacturing, marketing and distribution, are expected to place increased demands on the Company's resources. These activities are expected to require the addition of new personnel with expertise in these areas and the development of additional expertise by existing personnel. The failure to acquire such personnel or to develop such expertise could materially adversely affect prospects for the Company's success.

  Hazardous Materials and Environmental Matters. The Company's research and development activities and fine chemicals manufacturing involve the use of many hazardous chemicals. The Company is subject to extensive federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and associated waste products. The Company believes that its properties and operations comply in all material respects with applicable environmental laws; however, the risk of environmental liabilities cannot be completely eliminated. Public awareness of environmental issues has increased the impact of such laws on the conduct of manufacturing operations and ownership of property. Any failure by the Company to comply with present or future environmental laws could result in cessation of portions or all of the Company's operations, impositions of fines, restrictions on the Company's ability to carry on or expand its operations, significant expenditures by the Company to comply with environmental laws and regulations, and/or liabilities in excess of the resources of the Company. The Company does not have environmental impairment liability insurance. In 1992, the Company completed a renovation of its research and development facilities at a cost of approximately $2.3 million to comply with environmental laws and regulations. There can be no assurance, however, that the Company will not be required to make additional renovations or improvements to comply with environmental laws and regulations in the future. The Company's operations, business or assets could be materially adversely affected in the event such environmental laws or regulations require the Company to modify current facilities substantially or otherwise limit the Company's ability to conduct or expand its operations.

  The Company through a subsidiary leases the land on which its Bay View facility is located from Rhone Poulenc, Inc., ("Rhone Poulenc"). The past activities of Rhone Poulenc's predecessor caused significant soil and groundwater contamination of the facility and a down gradient area located along the San Francisco Bay. Consequently, the site is subject to a clean up and abatement order issued by the Bay Area Regional Water Quality Control
Board ("RWQCB") which currently requires stabilization, containment and monitoring of the arsenic and volatile organic contamination at the site and surrounding areas. The ground lease between Rhone Poulenc and the Company includes an indemnity by Rhone Poulenc against any costs and liabilities that the Company might incur to fulfill the RWQCB order and to otherwise address the contamination that is the subject of the order. The Company also has obtained an indemnification from Novartis (the immediately preceding owner/operator of the facility) against any costs and liability the Company may incur with respect to any contamination caused by Novartis' operations. However, there can be no assurance that the Company will not be held responsible with respect to the existing contamination or named in an action brought by a governmental agency or a third party because of such contamination. If the Company is held responsible and it has contributed to the contamination, it will be liable for any damage to third parties, and will be required to indemnify Rhone Poulenc and Novartis for any additional clean up costs or liability they may incur, with respect to the contamination caused by the Company. The determination of the existence and additional cost of any such incremental contamination contribution by the Company could involve costly and time-consuming negotiations and litigation. Further, any such incremental contamination by the Company or the unenforceability of either of the indemnity agreements described above could materially adversely affect the Company's business and results of operations.

  If the Acquisition is completed, the Company will be faced with environmental risks similar to those arising from the Bay View Manufacturing Facility, including risks arising from future operations and cross indemnification provisions with Glaxo Wellcome. The Greenville Facility has existing environmental cleanup which Glaxo Wellcome is responsible for.

                                 OTHER MATTERS

  The Company does not currently intend to bring before the Annual Meeting any matters other than those set forth herein and has no present knowledge that at any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxies with their judgment.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ Lawrence W. Briscoe

                                         LAWRENCE W. BRISCOE
                                         Vice President, Finance and
                                          Administration
                                         Chief Financial Officer

Mountain View, California
July 16, 1997

                                                                        ANNEX A

       FORM OF FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                               CATALYTICA, INC.

  Catalytica, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

  A. The name of this Corporation, and the name under which it was originally incorporated, is Catalytica, Inc.

  B. The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of Delaware is April 1, 1992.

  C. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of
     Incorporation restates, integrates and further amends the provisions of the corporation's Amended and Restated Certificate of Incorporation.

  D. The text of the Amended and Restated Certificate of Incorporation of this Corporation as heretofore amended or supplemented is restated to read in its entirety as follows:

                                     FIRST

  The name of this Corporation is Catalytica, Inc.

                                    SECOND

  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                     THIRD

  The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of Delaware.

                                    FOURTH

  The number of directors which constitutes the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation, provided that the number of directors which constitutes the whole Board of Directors shall not be less than five (5).

                                     FIFTH

  The Corporation is authorized to issue two classes of stock, common stock and preferred stock.

  A. Common Stock. The common stock shall consist of one hundred twenty million (120,000,000) shares, of which seventy-three million (73,000,000) shares are hereby designated "Common Stock," thirty million (30,000,000) shares are hereby designated "Class A Common Stock" and seventeen million (17,000,000) shares are hereby designated "Class B Common Stock." The par value of the common stock shall be $0.001 per share.

  B. Preferred Stock. The preferred stock shall consist of five million (5,000,000) shares (the "Preferred Stock"). The par value of the Preferred Stock shall be $0.001 per share. The shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to determine and alter the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of that series, to determine the designation of any series, and to fix the number of shares of any series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                     SIXTH

  The voting powers, designations, preferences and qualifications, limitations or restrictions relating to the Common Stock, Class A Common Stock and Class B Common Stock are as follows:

  A. Dividends.

    1. Common Stock. The holders of Common Stock of each class shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. Holders of shares of Common Stock shall be entitled to share equally, share for share, in such dividends.

    2. Class A Common Stock and Class B Common Stock. Holders of the then outstanding Class A Common Stock and Class B Common Stock shall be entitled to receive a proportionate share of any cash dividend to the same extent as, on the same basis as, at the same rate as, and contemporaneously with cash dividends when, as and if declared by the Board of Directors with respect to shares of Common Stock based upon the number of shares of Common Stock of the Corporation into which their shares of Class A Common Stock or Class B Common Stock, as the case may be, are convertible as of the record date fixed for the determination of the holders of capital stock of the Corporation entitled to receive such dividend.

  B. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (collectively a "Liquidation"), distributions to the stockholders of the Corporation shall be made in the following manner:

    1. The holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership of such stock, an amount equal to the greater of (i) $4.00 for each share of Class A Common Stock or Class B Common Stock, as the case may be, then held by them, adjusted for any subdivisions, combinations, consolidations or stock distributions or dividends with respect to such shares, plus an amount equal to all declared but unpaid dividends on such shares of Class A Common Stock and Class B Common Stock and (ii) the amount that the holders of the Class A Common Stock or Class B Common Stock would have received in such Liquidation had such holders converted their shares of Class A Common Stock or Class B Common Stock, as the case may be, into Common Stock of the Corporation prior to such Liquidation (the "Liquidation Price"). If upon the occurrence of such event the assets and funds thus distributed among the holders of the Class A Common Stock and Class B Common Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Class A Common Stock and Class B Common Stock based on the number of shares of Class A Common Stock and Class B Common Stock held by each holder. After payment has been made to the holders of the Class A Common Stock and Class B Common Stock of the full amounts to which they shall be entitled as aforesaid, the holders of the Common Stock shall be entitled to share ratably in the remaining assets and funds of the Corporation based on the number of shares of Common Stock held by each holder.

    2. A consolidation or merger of this Corporation with or into any other corporation or corporations as a result of which the stockholders of this Corporation immediately prior to such transaction do not own more than 50% of the voting power of the surviving corporation or its parent corporation, or a sale, conveyance or disposition of all or substantially all of the assets of this Corporation, shall be deemed to be a Liquidation within the meaning of this Article Sixth Section B.

  C. Voting Rights.

    1. Except as otherwise provided herein or by law, each holder of Common Stock shall be entitled to one vote in respect of each share held of record on all matters submitted to a vote of stockholders.

    2. Holders of Class B Common Stock shall not be entitled to vote such shares for the election of directors or on any other matter except changes or amendments to this Article Sixth, Section C or changes or amendments to this Certificate of Incorporation which would adversely effect the rights, powers or privileges of the Class B Common Stock; provided, however, that no such change or amendment shall increase the rights of or, under any circumstances, provide additional voting rights to the holders of Class B Common Stock.

    3. Except as otherwise required by law or as otherwise set forth herein, the holder of each share of Class A Common Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Class A Common Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not counted separately as a class. Holders of Common Stock and Class A Common Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation.

  D. Class A Common Stock Conversion Rights. The holders of the Class A Common Stock have conversion rights as follows (the "Class A Conversion Rights"):

    1. Right to Convert. Subject to Sections B, E and F of this Article Sixth, each share of Class A Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Class A Common Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $4.00 by the Class A Common Stock Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Class A Common Stock (the "Class A Common Stock Conversion Price") shall initially be $4.00 per share of Common Stock. Such initial Class A Common Stock Conversion Price shall be subject to adjustment as hereinafter provided. The Class A Common Stock Conversion Price is sometimes referred to herein as the "Conversion Price."

    2. Automatic Conversion. Each share of Class A Common Stock shall automatically be converted into shares of Common Stock at the then effective Class A Common Stock Conversion Price upon the earlier of (a) any transfer of the Class A Common Stock by Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P. or MSCP III 892 Investors, L.P. (each, a "MSCP Fund"), including any distribution or transfer to any partner or affiliated entity not specifically named herein other than any transfers to any wholly-owned subsidiaries of any MSCP Fund, or (b) at such time as less than ten percent (10%) of the Class A Common Stock outstanding on the date on which the first shares of Class A Common Stock are issued (the "Original Issue Date") remains outstanding.

    3. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Class A Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Class A Common Stock Conversion Price. Before any holder of Class A Common Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class A Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Common Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Common Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

    4. Adjustments to Conversion Price. The Class A Common Stock Conversion Price shall be subject to adjustment as follows:

      (a) In case the Corporation shall at any time after the date of issue of the Class A Common Stock declare a dividend or make a distribution on Common Stock payable in Common Stock, subdivide or split the outstanding Common Stock, combine or reclassify the outstanding Common Stock into a smaller number of shares, issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or consolidate with or merge with or into, any other Person, the Class A Common Stock Conversion Price in effect at the time of the record date for such dividend or distribution, or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification, shall be proportionately adjusted so that the conversion of the Class A Common Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified) which, if the Class A Common Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification assuming such holder of Common Stock (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization sale or transfer was made, as the case may be (a "constituent person"), or an affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation merger, recapitalization, sale or transfer; provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subparagraph D4(a) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such adjustment shall be made successively whenever any event listed above shall occur.

      (b) In case the Corporation shall issue or sell any shares of Common Stock (other than: (i) upon conversion of the Class A Common and Class B Common Stock authorized herein; (ii) to employees, officers, directors and consultants of the Corporation pursuant to any one or more employee stock incentive plans or agreements in effect on the Original Issue Date or which are approved from time to time by the stockholders of the Corporation; (iii) as a dividend or distribution on the Class A Common Stock or Class B Common Stock authorized herein or pursuant to any event for which adjustment is made pursuant to this Section D4(b); (iv) in connection with the acquisition of the assets or voting securities of another corporation or entity; (v) upon exercise or conversion of any security the issuance of which caused an adjustment under Sections D4(c) or D4(d) hereof; (vi) upon exercise of warrants issued to Glaxo Wellcome Inc. in connection with the transactions contemplated by the Asset Purchase

    Agreement among Glaxo Wellcome Inc., Catalytica Fine Chemicals, Inc. and the Corporation dated as of June 19, 1997; (vii) upon issuance of up to $25,000,000 aggregate amount of capital stock and/or warrants of the Corporation to stockholders of the Corporation (or an additional $2,500,000 aggregate amount of capital stock of the Corporation issuable upon exercise of warrants to be issued to stockholders of the Corporation in the form of a dividend entitling stockholders to purchase one share of Common Stock for every three shares of Common Stock owned) at any time prior to May 31, 1998; and (viii) to an underwriter (as that term is defined in Section 2 (11) of the Securities Act of 1933, as amended) in a transaction that results in gross proceeds in excess of $5.0 million to the Corporation), without consideration or for a consideration per share less than the then Current Market Price Per Common Share, the Conversion Price to be in effect after such issuance or sale shall be determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Market Price Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Corporation upon such issuance or sale and the denominator of which shall be the product of the aggregate number of Common Stock outstanding immediately after such issuance or sale and the Current Market Price Per Common Share (as defined in Section D4(f)) immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Corporation; provided that if the holders of 25% of the Class A Common Stock shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders shall be notified promptly of any consideration other than cash to be received by the Corporation and furnished with a description of the consideration and the fair market value thereof as determined by the Board of Directors.

      (c) In case the Corporation shall fix a record date for the issuance of rights, options (other than options issued pursuant to a plan described in Section D4(b)) or warrants (other than warrants described in Section D4(b)(vii)) to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the Current Market Price Per Common Share then in effect on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Price shall be adjusted pursuant to Section D4(b), as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section D4(b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section D4(c)), the Class A Common Stock Conversion Price shall again be adjusted to be the Class A Common Stock Conversion Price which would then be in effect if such record date had not been fixed, in the former event, or the Class A Common Stock Conversion Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock in the latter event.

      (d) In case the Corporation shall issue rights, options (other than options issued pursuant to a plan described in Section D4(b)) or warrants (other than warrants described in Section D4(b)(vii)) entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the then Current Market Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Class A Common Stock Conversion Price shall be adjusted pursuant to Section D4(b) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section D4(b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph) the Class A Common Stock Conversion Price shall again be adjusted to be the Class A Common Stock Conversion Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Conversion Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Class A Common Stock Conversion Price shall be made pursuant to this Section D4(d) to the extent that the Conversion Price shall have been adjusted pursuant to Section D4(c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

      (e) In case the Corporation shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than (x) regular periodic cash dividends or (y) dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, Section D4(c) hereof), the Class A Common Stock Conversion Price to be in effect after such record date shall be determined by multiplying the Class A Common Stock Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in Section D4(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price Per Common Share on such record date. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Class A Common Stock Conversion Price shall again be adjusted to be the Class A Common Stock Conversion Price which would then be in effect if such record date had not been fixed.

      (f) For the purpose of any computation under this Section D4, on any determination date, the "Current Market Price Per Common Share" shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days ending on the date two days prior to such date. "Daily Price" means, if the shares of such class of Common Stock are then listed and traded on the Nasdaq National Market, the last reported sales price on such day, or, if the shares of such class of Common Stock are not then traded on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by Nasdaq. For purposes of any computation under this paragraph the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation. The holders of a majority of the shares of Class A Common Stock at any time outstanding may waive or modify the provisions of this Section D4(f).

      (g) No adjustment to the Class A Common Stock Conversion Price pursuant to this Section D4 shall be required unless such adjustment would require an increase or decrease of at least 1% in the Class A Common Stock Conversion Price; provided that any adjustments which by reason of this Section D4(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section D4 shall be made to the nearest four decimal points.

      (h) In the event that at any time as a result of the provisions of this paragraph the holder of the Class A Common Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of this Class A Common Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

    5. No Impairment. The Corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section D and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Class A Common Stock against impairment.

    6. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Class A Common Stock Conversion Price pursuant to this Section D, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class A Common Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class A Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth
  (i) such adjustments and readjustments, (ii) the Class A Common Stock Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Class A Common Stock.

    7. Notices of Record Date. In the event that this Corporation shall propose at any time:

      (a) to declare any dividend or distribution upon its shares of Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

      (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

      (c) to effect any reclassification or recapitalization of its shares of Common Stock outstanding involving a change in the Common Stock; or

      (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Class A Common Stock:

        (1) at least ten (10) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

        (2) in the case of the matters referred to in (c) and (d) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

  Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Common Stock at the address for each such holder as shown on the books of this Corporation.

    8. Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Class A Common Stock (and such number of shares of Class B Common Stock which are convertible into shares of Class A Common Stock) such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class A Common Stock (and such number of shares of Class B Common Stock which are convertible into shares of Class A Common Stock); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Common Stock (and such number of shares of Class B Common Stock which are convertible into shares of Class A Common Stock), in addition to such other remedies as shall be available to the holder of such Class A Common Stock and Class B Common Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

  E. Redemption of Class A Common Stock and Class B Common Stock.

    1. The Corporation may at its option redeem up to five million (5,000,000) shares of the Class A Common Stock and Class B Common Stock at a price equal to the Redemption Price set forth below. During the period beginning from the Original Issue Date through November 30, 1997, the redemption price shall be $4.75 per share, as adjusted for stock splits, stock dividends, combinations or other reclassifications. During the period from December 1, 1997 through May 31, 1998, the redemption price shall be $5.00 per share, as adjusted for stock splits, stock dividends, combinations or other reclassifications. The price at which the shares of Class A Common Stock or Class B Common, as the case may be, are redeemed pursuant to this Section E is referred to herein as the "Redemption Price." Prior to repurchasing any shares of Class A Common Stock pursuant to this Section E, the Corporation must first repurchase any outstanding shares of Class B Common Stock.

    2. In the event of any redemption of only a part of the then outstanding Class A Common Stock or Class B Common Stock, this Corporation shall effect such redemption first, pro rata according to the number of shares of Class B Common Stock held by each holder thereof and then, pro rata according to the number of shares of Class A Common Stock held by each holder thereof.

    3. At least 10 but no more than 60 days prior to the date fixed for any redemption of Class A Common Stock or Class B Common Stock (the "Redemption Date"), written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Class A Common Stock or Class B Common Stock, as the case may be, to be redeemed, at the address last shown on the records of this Corporation for such holder or given by the holder to this Corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of the holder of record is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, their certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). The "Redemption Price" shall be determined in accordance with Section E(1). Except as provided in this Section E(3), on or after the Redemption Date, each holder of Class A Common Stock or Class B Common Stock, as the case may be, to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

    4. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holder(s) of such shares as the holder(s) of Class A Common Stock or Class B Common Stock, as the case may be (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates), shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever.

  F. Covenants.

    1. In addition to any other rights provided by law, so long as the Funds own in the aggregate not less than twenty percent (20%) of the outstanding Common Stock of the Corporation, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than fifty percent (50%) of the then outstanding shares of Class A Common Stock, voting as a separate class:

      (a) authorize or issue shares of any class of stock on a parity with, or having any preference or priority as to dividends or assets superior to any such preference or priority of the Class A Common Stock and Class B Common Stock;

      (b) reclassify any shares of Common Stock and any other shares of this Corporation other than the Class A Common Stock and Class B Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Class A Common Stock and Class B Common Stock;

      (c) amend or repeal any provision of, or add any provision to, this Certificate of Incorporation which would adversely affect the rights of the Class A Common Stock and Class B Common Stock;

      (d) enter into any merger or consolidation that would have the effect on the Class A Common Stock or Class B Common Stock substantially similar to the events described in Section F(a), (b) or (c);

      (e) enter into any agreements or arrangements which would affect the capital structure or the financing of the operations of this Corporation in excess of $5,000,000 annually, other than the extension or renewal of any existing indebtedness on the Original Issue Date (as defined in Section D(2));

      (f) authorize changes to the aggregate cash and equity compensation of senior corporate officers of the Corporation or the senior corporate officers of the subsidiaries of the Corporation;

      (g) merge or consolidate this Corporation with or into another corporation or sell, transfer or lease all or substantially all of the assets of this Corporation.

  G. Class B Common Stock Conversion Rights. The holders of the Class B Common Stock have conversion rights as follows:

    1. Right to Convert. Subject to Section E hereof, the holder of any shares of Class B Common Stock shall have the right, at such holder's option, at any time or from time to time, to convert each share of Class B Common Stock held by such holder, so long as, after giving effect to such conversion, the total number of Voting Shares (as defined in Section G5(5) hereof) held by such holder or any Affiliate (as defined in Section G5(1) hereof) of such holder shall be less than or equal to forty percent (40.0%) (by voting power) of the total number of Voting Shares then issued and outstanding, into one (1) share of Class A Common Stock. No conversion of shares of Class B Common Stock that would have the effect of giving the holder or any Affiliate of such holder a number of Voting Shares greater than forty percent (40.0%) (by voting power) of the total number of Voting Shares then issued and outstanding shall be effected pursuant to this Section G1. The holder of any shares of Class B Common Stock exercising the aforesaid right to convert such shares into shares of Class A Common Stock shall be entitled to payment of all declared but unpaid dividends, if any, payable on or with respect to such shares of Class B Common Stock up to and including the Conversion Date (as hereinafter defined).

    2. Automatic Conversion. Upon any Transfer (as defined in Section G5(4) hereof) other than a Transfer to an Affiliate (as defined in Section G5(1)) of any shares of Class B Common Stock by the original holder thereof, other than a Transfer to an Affiliate of such original holder, such shares of Class B Common Stock so Transferred shall, by virtue of, and simultaneously with, the occurrence of the Transfer, without any action on the part of the transferee, be automatically converted into such whole number of fully paid and nonassessable shares of Common Stock as such holder would be entitled to receive if such holder were to first convert such shares of Class B Common Stock into shares of Class A Common Stock in accordance with Section G(1) above and convert such shares of Class A Common Stock into shares of Common Stock in accordance with the provisions of Section D (including, without limitation, Section D4) hereof. The holder of any shares of Class B Common Stock converted into Common Stock pursuant to this Section G(2) shall be entitled to payment on or with respect to such shares of Class B Common Stock up to and including the Conversion Date.

    3. Mechanics of Conversion. The holder of any shares of Class B Common Stock may exercise the conversion rights pursuant to Section G(1) hereof as to any part thereof by delivering to the Corporation during regular business hours, at the office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, accompanied by a written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Class A Common Stock or Common Stock (as the case may be) are to be issued. Conversion shall be deemed to have been effected (A) with respect to conversion under Section G(1) hereof, on the date when the aforesaid delivery is made and (B) with respect to conversion under Section G(2) hereof, on the date of occurrence of the Transfer, and such date, in either case, is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, and in the case of Section G(2) hereof, upon the delivery to the Corporation during regular business hours, at the office of the Corporation or at such other place as may be designated by the Corporation or at such other place as may be designated by the Corporation, of the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock as provided in Section G(1) and (2) hereof, and a check or cash in payment of all declared but unpaid dividends (to the extent permissible under law), if any, payable with respect to the shares of Class B Common so converted up to and including the Conversion Date. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Class B Common Stock Conversion Rate shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Class B Common surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate as surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Class B Common representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Class B Common represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

    4. No Fractional Shares. No fractional shares of Class A Common Stock or Common Stock (as the case may be) or scrip shall be issued upon conversion of shares of Class B Common. The number of full shares of Class A Common Stock or Common Stock issuable upon conversion of Class B Common Stock surrendered by a holder thereof for conversion shall be computed on the basis of the aggregate number of shares of Class B Common so surrendered, rounded to the next higher whole number.

    5. Definitions. For purposes of Sections D and G, the following definitions shall apply:

      (1) "Affiliate" shall mean Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation, any of its affiliates and any member of the Board of Directors of the Corporation who was nominated for election by Morgan Stanley Capital Partners III, L.P.

      (2) "Initial Purchaser" shall mean Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P. or MSCP III 892 Investors, L.P.

      (3) "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      (4) "Transfer" or "Transferred" shall mean to dispose, sell or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily.

      (5) "Voting Shares" shall mean any shares of the Corporation's capital stock entitled, in the ordinary course, to vote in any election of directors of the Corporation.

                                    SEVENTH

  The Corporation is to have perpetual existence.

                                    EIGHTH

  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                     NINTH

  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                     TENTH

  To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

  The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director at the request of the Corporation or any predecessor to the Corporation.

  Neither any amendment nor repeal of this Article Tenth, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article Tenth, shall eliminate or reduce the effect of this Article Tenth in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article Tenth, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

                                   ELEVENTH

  At all elections of directors of the Corporation, each holder of stock of any class or series shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and the holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

                                    TWELFTH

  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  THIRTEENTH

  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

  E. The amendment and restatement herein set forth has been duly approved by the Board of Directors and stockholders of Catalytica, Inc. pursuant to Sections 242 and 245 of the Delaware General Corporation Law.

  IN WITNESS WHEREOF, Catalytica, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Secretary, who declares and certifies under penalty of perjury that this is his act and deed, and that the facts stated herein are true, and accordingly has set his hand
hereunto this day   of    , 1997.

                                          _____________________________________
                                          Ricardo B. Levy President and
                                          Secretary

                LOGO
             Printed with soybean ink on recycled/recyclable paper

                                                                   EDGAR Annex B
                                                                         -------
                               CATALYTICA, INC.

                           1995 DIRECTOR OPTION PLAN

                         (as amended through June 1997)

                               CATALYTICA, INC.

                           1995 DIRECTOR OPTION PLAN

                         (as amended through June 1997)


     1.  Purposes of the Plan.  The purposes of this 1995 Director Option Plan
         --------------------
are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

         All options granted hereunder shall be nonstatutory stock options.

     2.  Definitions.  As used herein, the following definitions shall apply:
         -----------

         (a) "Board" means the Board of Directors of the Company.
              -----


         (b) "Code" means the Internal Revenue Code of 1986, as amended.
              ----


         (c) "Common Stock" means the Common Stock of the Company.
              ------------


         (d) "Company" means Catalytica, Inc. a Delaware corporation.
              -------


         (e) "Director" means a member of the Board.
              --------

         (f) "Employee" means any person, including officers and Directors,
              --------
employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as
              ------------
amended.

         (h) "Fair Market Value" means, as of any date, the value of Common
              -----------------
Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

             (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

         (i) "Inside Director" means a Director who is an Employee.
              ---------------

         (j) "Option" means a stock option granted pursuant to the Plan.
              ------

         (k) "Optioned Stock" means the Common Stock subject to an Option.
              --------------

         (l) "Optionee"  means a Director who holds an Option.
              --------

         (m) "Outside Director" means a Director who is not an Employee and is
              ----------------
neither affiliated with or nominated to be a Director by a stockholder that owns five percent (5%) or more of the outstanding capital stock of the Company.

         (n) "Parent" means a "parent corporation," whether now or hereafter
              ------
existing, as defined in Section 424(e) of the Code.

         (o) "Plan" means this 1995 Director Option Plan.
              ----

         (p) "Share" means a share of the Common Stock, as adjusted in
              -----
accordance with Section 10 of the Plan.

         (q) "Subsidiary" means a "subsidiary corporation," whether now or
              ----------
hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3.  Stock Subject to the Plan.  Subject to the provisions of Section 10 of
         -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 200,000 Shares of Common Stock (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.  Administration and Grants of Options under the Plan.
         ---------------------------------------------------

         (a) Procedure for Grants.  The provisions set forth in this Section
             --------------------
4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

             (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

             (ii) Each Outside Director shall be automatically granted an Option (the "First Option") to purchase the number of Shares provided for in
Section 4(a)(iii) below (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

             (iii) The number of Shares covered by First Options shall be as follows:

                    (A) A First Option granted to Utz Felcht ("Felcht") shall be an Option to purchase 15,000 Shares.

                    (B) A First Option granted to Richard Fleming ("Fleming") shall be an Option to purchase 7,000 Shares.

                    (C) A First Option granted to any Outside Director other than Felcht and Fleming shall be an Option to purchase 20,000 Shares.

             (iv) Each Outside Director shall be automatically granted an Option to purchase 4,000 Shares (a "Subsequent Option") on the first day of each fiscal year of the Company provided that he or she is then an Outside Director and that, as of such date, he or she shall have served as an Outside Director for the preceding six (6) months.

             (v) Notwithstanding the provisions of Sections 4(a)(ii), (iii) and (iv) above, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 16 hereof.

             (vi) The terms of a First Option granted hereunder shall be as follows:

                    (A) the term of the First Option shall be ten (10) years.

                    (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                    (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option. In the event that the date of grant of the First Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the First Option.

                    (D) subject to Section 10 hereof, the First Option shall become exercisable as to one-sixth (1/6th) of the Shares subject to the First Option six (6) months after its date of grant, and as to one thirty-sixth (1/36th) of the Shares subject to the First Option at the end of each month thereafter, provided that the Optionee continues to serve as a Director on such dates.

             (vii) The terms of a Subsequent Option granted hereunder shall be as follows:

                    (A) the term of the Subsequent Option shall be ten (10) years.

                    (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                    (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option. In the event that the date of grant of the Subsequent Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Subsequent Option.

                    (D) subject to Section 10 hereof, the Subsequent Option shall become exercisable as to one-twelfth (1/12th) of the Shares subject to the Subsequent Option at the end of each month after its date of grant, provided that the Optionee continues to serve as a Director on such dates.

             (viii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5.   Eligibility.  Options may be granted only to Outside Directors.  All
          -----------
Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof.

          The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

     6.   Term of Plan.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

     7.   Form of Consideration.  The consideration to be paid for the Shares to
          ---------------------
be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

     8.   Exercise of Option.
          ------------------

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option
              -----------------------------------------------
granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for issuance under the Option, by the number of Shares as to which the Option is exercised.

          (b) Rule 16b-3.  Options granted to Outside Directors must comply with
              ----------
the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

          (c) Termination of Continuous Status as a Director.  Subject to
              ----------------------------------------------
Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee is entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee is not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (d) Disability of Optionee.  In the event Optionee's status as a
              ----------------------
Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee is entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee is not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (e) Death of Optionee.  In the event of an Optionee's death, the
              -----------------
Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee is entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee is not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9.   Non-Transferability of Options.  The Option may not be sold, pledged,
          ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     10.  Adjustments Upon Changes in Capitalization, Dissolution or Liquidation
          ----------------------------------------------------------------------
or Change of Control.
--------------------

          (a) Changes in Capitalization.  In the event that the stock of the
              -------------------------
Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization, or in the event that the outstanding number of shares of stock of the Company is increased through payment of a stock dividend, appropriate proportionate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares subject to any Option outstanding under the Plan, and the exercise price of any such outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Any such adjustment shall be made upon approval by the Board, whose determination shall be conclusive. If there is any other change in the number or type of the outstanding shares of stock of the Company, or of any other security into which such stock shall have been changed or for which it shall have been exchanged, and if the Board in its sole discretion determines that such change equitably requires an adjustment in the Options then outstanding under the Plan, such adjustment shall be made in accordance with the determination of the Board. No adjustments shall be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its stock or securities convertible into or exchangeable for shares of its stock.

          (b) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, each Optionee shall be notified as soon as practicable prior to the effective date of such proposed transaction. The Optionee shall have the right to exercise an Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent that it has not been previously exercised, an Option shall terminate immediately prior to the consummation of such proposed action.

          (c) Change in Control.  In the event of a "Change in Control" of the
              -----------------
Company, as defined in paragraph (d) below, then the following provisions shall apply:

              (i)   Merger or Asset Sale.  If the Change in Control is a merger
                    --------------------
of the Company with or into another corporation as described in Section 10(d)(ii), or a sale of substantially all of the assets of the Company as described in Section 10(d)(iii), outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director, or as a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(c) through (e) above.

                    If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

                    For the purposes of this Section 10(c)(i), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

              (ii)  Other Changes in Control.  If the Change in Control is a
                    ------------------------
change in ownership of the Company or a change in the composition of the Board as described in Section 10(d)(i) or 10(d)(iv), following such Change in Control an outstanding Option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director. If the Optionee's status as a Director is terminated other than upon a voluntary resignation by the Optionee, the Option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(c) through (e) above.

          (d) Definition of "Change in Control".  For purposes of this Section
              ---------------------------------
10,a "Change in Control" means the happening of any of the following:

              (i) when any "person" or "group" of persons, as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided that "person" shall not include any person (or any person acting as a group) which, as of the date of the adoption of this 1995 Director Option Plan, is the "beneficial owner" of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors;

              (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

              (iii) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

              (iv) a change in the composition of the Board occurring within any twelve-month period as a result of which fewer than a majority of the members of the Board are Incumbent Directors. "Incumbent Directors" shall mean Directors who either are (A) Directors as of the date the Plan is approved by the stockholders, or (B) who are elected or nominated for election to the Board with the affirmative votes of at least a majority of the Incumbent Directors who are members of the Board at the time of such election or nomination. The term "Incumbent Director" shall not include an individual not otherwise an Incumbent Director whose election, nomination or appointment is in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

     11.  Amendment and Termination of the Plan.
          -------------------------------------

          (a) Amendment and Termination.  Except as set forth in Section 4, the
              -------------------------
Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination.  Any such amendment or
              ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     12.  Time of Granting Options.  The date of grant of an Option shall, for
          ------------------------
all purposes, be the date determined in accordance with Section 4 hereof.

     13.  Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     15.  Option Agreement.  Options shall be evidenced by written option
          ----------------
agreements in such form as the Board shall approve.

     16.  Stockholder Approval.  Continuance of the Plan shall be subject to
          --------------------
approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                                                                   EDGAR Annex C
                                                                         -------

                               CATALYTICA, INC.

                       1992 EMPLOYEE STOCK PURCHASE PLAN

                         (as amended through June 1997)

                               CATALYTICA, INC.

                       1992 EMPLOYEE STOCK PURCHASE PLAN

                         (as amended through June 1997)


     The following constitute the provisions of the 1992 Employee Stock Purchase Plan of Catalytica, Inc.

     1.   Purpose.  The purpose of the Plan is to provide employees of the
          -------
Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions.
          -----------

          (a)  "Board" shall mean the Board of Directors of the Company.
                -----

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          (c)  "Common Stock" shall mean the Common Stock of the Company.
                ------------

          (d)  "Company" shall mean Catalytica, Inc., a California corporation.
                -------

          (e)  "Compensation" shall mean all base straight time gross earnings,
                ------------
exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

          (f)  "Designated Subsidiaries" shall mean the Subsidiaries which
                -----------------------
have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g)  "Employee" shall mean any individual who is an Employee of the
                --------
Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

          (h)  "Enrollment Date" shall mean the first day of each Offering
                ---------------
Period.
          (i)  "Exercise Date" shall mean the last day of each Purchase Period.
                -------------

          (j)  "Fair Market Value" shall mean, as of any date, the value of
                -----------------
Common Stock determined as follows:

               (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

               (2) If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

               (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

               (4) For purposes of the Enrollment Date under the first Offering Period under the Plan, the Fair Market Value of the Common Stock shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

          (k)  "Offering Period" shall mean the period of approximately
                ---------------
twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading

Day on or after July 1 and January 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later, except that the first Offering Period shall be a shorter Offering Period of approximately twenty-two and one-half months, commencing with the date on which the Company's registration statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission. The second Offering Period under the Plan shall commence with the first Trading Day on or after July 1, 1993. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

          (l)  "Plan" shall mean this Employee Stock Purchase Plan.
                ----

          (m)  "Purchase Price" shall mean an amount equal to 85% of the Fair
                --------------
Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (n)  "Purchase Period" shall mean the approximately six month period
                ---------------
commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date; provided, however, that the first Purchase Period of the first Offering Period under the Plan shall be approximately four and one-half months in duration.

          (o)  "Reserves" shall mean the number of shares of Common Stock
                --------
covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (p)  "Subsidiary" shall mean a corporation, domestic or foreign, of
                ----------
which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (q)  "Trading Day" shall mean a day on which national stock
                -----------
exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

     3.   Eligibility.
          -----------

          (a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.   Offering Periods.  The Plan shall be implemented by consecutive,
          ----------------
overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after July 1 and January 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof; provided, however, that the first Offering Period under the Plan shall be shorter Offering Period of approximately twenty-two and one-half months, commencing with the first Trading Day on or after the date on which the Company's registration statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission and ending on the last Trading Day in the period ending December 31, 1994. The second Offering Period under the Plan shall commence with the first Trading Day on or after July 1, 1993. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5.   Participation.
          -------------

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least five (5) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

          (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

          (c) Employees may only participate in one Offering Period at any time.

     6.   Payroll Deductions.
          ------------------

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's Compensation during said Offering Period.

          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7.   Grant of Option.  On the Enrollment Date of each Offering Period, each
          ---------------
eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

     8.  Exercise of Option.  Unless a participant withdraws from the Plan as
         ------------------
provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offer-ing Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9.   Delivery.  As promptly as practicable after each Exercise Date on
          --------
which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

     10.  Withdrawal; Termination of Employment.
          -------------------------------------

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, including by virtue of him or her having failed to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under
Section 14 hereof, and such participant's option will be automatically terminated.

     11.  Interest.  No interest shall accrue on the payroll deductions of a
          --------
participant in the Plan.

     12.  Stock.
          -----

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be two million (2,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     13.  Administration.
          --------------

          (a)  Administrative Body.  The Plan shall be administered by the
               -------------------
Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

               (1) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

               (2) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

          (b)  Rule 16b-3 Limitations.  Notwithstanding the provisions of
               ----------------------
Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule

16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

     14.  Designation of Beneficiary.
          --------------------------

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise
Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15.  Transferability.  Neither payroll deductions credited to a
          ---------------
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     16.  Use of Funds.  All payroll deductions received or held by the Company
          ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17.  Reports.  Individual accounts will be maintained for each participant
          -------
in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18.  Adjustments Upon Changes in Capitalization, Dissolution, Liquidation,
          ---------------------------------------------------------------------
Merger or Asset Sale.
--------------------

          (a) Changes in Capitalization.  Subject to any required action by the
              -------------------------
shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Dissolution or Liquidation. In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

          (c) Merger or Asset Sale.  In the event of a proposed sale of all or
              --------------------
substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in
Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

     19.  Amendment or Termination.
          ------------------------

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20.  Notices.  All notices or other communications by a participant to the
          -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21.  Conditions Upon Issuance of Shares.  Shares shall not be issued with
          ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22.  Term of Plan.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

     23.  Additional Restrictions of Rule 16b-3.  The terms and conditions of
          -------------------------------------
options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     24.   Automatic Transfer to Low Price Offering Period.  To the extent
           -----------------------------------------------
permitted by Rule 16b-3 of the Exchange Act, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                   EXHIBIT A
                                   ---------


                                CATALYTICA, INC.

                       1992 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



      Original Application              Enrollment Date:
-----                                                    -----------
      Change in Payroll Deduction Rate
-----
      Change of Beneficiary(ies)
-----

1.   ________________________________________ hereby elects to participate in the Catalytica, Inc. 1992 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete "Catalytica, Inc. 1992 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and spouse only):___________
     _____________________________________________________________________.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price which I paid for the shares. I hereby
                                                                       --------
     agree to notify the Company in writing within 30 days after the date of any
     ---------------------------------------------------------------------------
     disposition of my shares and I will make adequate provision for Federal,
     ------------------------------------------------------------------------
     state or other tax withholding obligations, if any, which arise upon the
     ------------------------------------------------------------------------
     disposition of the Common Stock. The Company may, but will not be obligated
     -------------------------------
     to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME:  (Please print)
                     -----------------------------------------------------------
                       (First)            (Middle)               (Last)


------------------------------------       -------------------------------------
Relationship
                                           -------------------------------------
                                           (Address)

Employee's Social
Security Number:
                      ------------------------------------


Employee's Address:
                      ------------------------------------

                      ------------------------------------

                      ------------------------------------


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated:
      --------------------      --------------------------------------------
                                Signature of Employee


                                --------------------------------------------
                                Spouse's Signature (If beneficiary
                                other than spouse)

                                   EXHIBIT B
                                   ---------


                                CATALYTICA, INC.

                       1992 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL



     The undersigned participant in the Offering Period of the Catalytica, Inc. 1992 Employee Stock Purchase Plan which began on ____________, 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                                Name and Address of Participant:

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------


                                                Signature:


                                                --------------------------------


                                                Date:
                                                     ---------------------------

                                                                   EDGAR Annex D
                                                                         -------

                               CATALYTICA, INC.

                            1992 STOCK OPTION PLAN

                        (as amended through June 1997)

                               CATALYTICA, INC.

                            1992 STOCK OPTION PLAN

                        (as amended through June 1997)


     1.   Purposes of the Plan.  The purposes of this Stock Option Plan are:
          --------------------

     o to attract and retain the best available personnel for positions of substantial responsibility,

     o    to provide additional incentive to Employees and Consultants, and

     o    to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a)  "Administrator" means the Board or any of its Committees as shall
                -------------
be administering the Plan, in accordance with Section 4 of the Plan.

          (b)  "Applicable Laws" means the legal requirements relating to the
                ---------------
administration of stock option plans under state corporate and securities laws and the Code.

          (c)  "Board" means the Board of Directors of the Company.
                -----

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (e)  "Committee" means a Committee appointed by the Board in
                ---------
accordance with Section 4 of the Plan.

          (f)  "Common Stock" means the Common Stock of the Company.
                ------------

          (g)  "Company" means Catalytica, Inc., a California corporation.
                -------

          (h)  "Consultant" means any person, including an advisor, engaged by
                ----------
the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (i)  "Continuous Status as an Employee or Consultant" means that the
                ----------------------------------------------
employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

          (j)  "Director" means a member of the Board.
                --------

          (k)  "Disability" means total and permanent disability as defined in
                ----------
Section 22(e)(3) of the Code.

          (l)  "Employee" means any person, including Officers and Directors,
                --------
employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (m)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

          (n)  "Fair Market Value" means, as of any date, the value of Common
                -----------------
Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (o)  "Incentive Stock Option" means an Option intended to qualify as a
                ----------------------
incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (p)  "Nonstatutory Stock Option" means an Option not intended to
                -------------------------
qualify as an Incentive Stock Option.

          (q)  "Notice of Grant" means a written notice evidencing certain terms
                ---------------
and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (r)  "Officer" means a person who is an officer of the Company within
                -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s)  "Option" means a stock option granted pursuant to the Plan.
                ------

          (t)  "Option Agreement" means a written agreement between the Company
                ----------------
and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (u)  "Option Exchange Program" means a program whereby outstanding
                -----------------------
options are surrendered in exchange for options with a lower exercise price.

          (v)  "Optioned Stock" means the Common Stock subject to an Option or
                --------------
Stock Purchase Right.

          (w)  "Optionee" means an Employee or Consultant who holds an
                --------
outstanding Option or Stock Purchase Right.

          (x)  "Parent" means a "parent corporation", whether now or hereafter
                ------
existing, as defined in Section 424(e) of the Code.

          (y)  "Plan" means this 1992 Stock Option Plan.
                ----

          (z)  "Restricted Stock" means shares of Common Stock acquired pursuant
                ----------------
to a grant of Stock Purchase Rights under Section 11 below.

          (aa) "Restricted Stock Purchase Agreement" means a written agreement
                -----------------------------------
between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (bb) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any
                ----------
successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (cc) "Share" means a share of the Common Stock, as adjusted in
                -----
accordance with Section 13 of the Plan.

          (dd) "Stock Purchase Right" means the right to purchase Common Stock
                --------------------
pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ee) "Subsidiary" means a "subsidiary corporation", whether now or
                ----------
hereafter existing, as defined in Section 424(f) of the Code.

     3.   Stock Subject to the Plan.  Subject to the provisions of Section 13 of
          -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 3,050,000 (Three Million Fifty Thousand) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option or Stock Purchase Right, such Shares shall not become available for future grant under the Plan.

          If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

     4.   Administration of the Plan.
          --------------------------

          (a)  Procedure.
               ---------

               (i)    Multiple Administrative Bodies.  If permitted by Rule
                      ------------------------------
16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

               (ii)   Administration With Respect to Directors and Officers
                      -----------------------------------------------------
Subject to Section 16(b). With respect to Option or Stock Purchase Right grants
------------------------
made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

               (iii)  Administration With Respect to Other Persons.  With
                      --------------------------------------------
respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

          (b)  Powers of the Administrator.  Subject to the provisions of the
               ---------------------------
Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

               (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may be granted hereunder;

               (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

               (v)    to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

               (viii) to construe and interpret the terms of the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan;

               (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan);

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

               (xii)  to institute an Option Exchange Program;

               (xiii) to determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

               (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5.   Eligibility.  Nonstatutory Stock Options and Stock Purchase Rights may
          -----------
be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

     6.   Limitations.
          -----------

          (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market
Value:

               (i) of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary)

exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

          (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

     7.   Term of Plan.  Subject to Section 19 of the Plan, the Plan shall
          ------------
become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8.   Term of Option.  The term of each Option shall be stated in the Notice
          --------------
of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

     9.   Option Exercise Price and Consideration.
          ---------------------------------------

          (a)  Exercise Price.  The per share exercise price for the Shares to
               --------------
be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)    In the case of an Incentive Stock Option

                  (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                  (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 50% of the Fair Market Value per Share on the date of grant.

          (b)  Waiting Period and Exercise Dates. At the time an Option is
               ---------------------------------
granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c)  Form of Consideration.  The Administrator shall determine the
               ---------------------
acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)    cash;

               (ii)   check;

               (iii)  promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

               (vi)   any combination of the foregoing methods of payment; or

               (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.
          ------------------

          (a)  Procedure for Exercise; Rights as a Shareholder. Any Option
               -----------------------------------------------
granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Employment or Consulting Relationship. In the
               ----------------------------------------------------
event that an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety
(90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c)  Disability of Optionee.  In the event that an Optionee's
               ----------------------
Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)  Death of Optionee.  In the event of the death of an Optionee, the
               -----------------
Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     11.  Stock Purchase Rights.
          ---------------------

          (a)  Rights to Purchase.  Stock Purchase Rights may be issued either
               ------------------
alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid (which price shall not be less than 50% of the Fair Market Value of the Shares as of the date of the offer), and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b)  Repurchase Option.  Unless the Administrator determines
               -----------------
otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c)  Other Provisions.  The Restricted Stock Purchase Agreement shall
               ----------------
contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

          (d)  Rights as a Shareholder.  Once the Stock Purchase Right is
               -----------------------
exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12.  Non-Transferability of Options and Stock Purchase Rights.  An Option
          --------------------------------------------------------
or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     13.  Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset
          ----------------------------------------------------------------------
Sale or Change of Control.
-------------------------

          (a)  Changes in Capitalization.  Subject to any required action by the
               -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b)  Dissolution or Liquidation.  In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, to the extent that an Option or Stock Purchase Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.

          (c)  Merger or Asset Sale.  Subject to the provisions of paragraph (d)
               --------------------
hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or Stock Purchase Right or to substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Stock Purchase Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option or Stock Purchase Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d)  Change in Control.  In the event of a "Change in Control" of the
               -----------------
Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

               (i) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, any Options and Stock Purchase Rights outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

               (ii) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, all outstanding Options and Stock Purchase Rights, to the extent they are exercisable and vested (including Options and Stock Purchase Rights that shall become exercisable and vested pursuant to subparagraph (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price, (reduced by the exercise price applicable to such Options or Stock Purchase Rights). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option or Stock Purchase Right by bequest or inheritance.

          (e)  Definition of "Change in Control". For purposes of this Section
               --------------------------------
11, a "Change in Control" means the happening of any of the following:

               (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors: or

               (ii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

               (iii) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

          (f)  Change in Control Price.  For purposes of this Section 13,
               -----------------------
"Change in Control Price" shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered per Share, as determined by the

Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

     14.  Date of Grant.  The date of grant of an Option or Stock Purchase Right
          -------------
shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     15.  Amendment and Termination of the Plan.
          -------------------------------------

          (a)  Amendment and Termination. The Board may at any time amend,
               -------------------------
alter, suspend or terminate the Plan.

          (b)  Shareholder Approval.  The Company shall obtain shareholder
               --------------------
approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

          (c)  Effect of Amendment or Termination.  No amendment, alteration,
               ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     16.  Conditions Upon Issuance of Shares.
          ----------------------------------

          (a)  Legal Compliance.  Shares shall not be issued pursuant to the
               ----------------
exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)  Investment Representations.  As a condition to the exercise of an
               --------------------------
Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     17.  Liability of Company.
          --------------------

          (a)  Inability to Obtain Authority.  The inability of the Company to
               -----------------------------
obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b)  Grants Exceeding Allotted Shares.  If the Optioned Stock covered
               --------------------------------
by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

     18.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19.  Shareholder Approval.  Continuance of the Plan shall be subject to
          --------------------
approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

                    CATALYTICA, INC. 1992 STOCK OPTION PLAN

                            STOCK OPTION AGREEMENT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I. NOTICE OF STOCK OPTION GRANT
   ----------------------------

     Name:
           -----------------------------------

     Address:
              --------------------------------

              --------------------------------

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Number
                                       -------------

     Date of Grant
                                       -------------

     Vesting Commencement Date
                                       -------------

     Exercise Price per Share          $
                                       -------------

     Total Number of Shares Granted
                                       -------------

     Total Exercise Price              $
                                       -------------

     Type of Option:                       Incentive Stock Option
                                       ----

                                           Nonstatutory Stock Option
                                       ----

     Term/Expiration Date:
                                       -------------------------
   Vesting Schedule:
   ----------------

     This Option may be exercised, in whole or in part, in accordance with the following schedule:

     20% of the Shares subject to the Option shall vest on the Vesting Commencement Date, and an additional 20% shall vest upon each succeeding anniversary of the Vesting Commencement Date until the Option becomes 100% exercisable.

     Termination Period:
     ------------------

     This Option may be exercised for [90 days maximum for ISOs] _____ days after termination of employment or consulting relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

II. AGREEMENT
    ---------

     1.   Grant of Option.  The Plan Administrator of the Company hereby grants
          ---------------
to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to
Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

          If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code.

     2.   Exercise of Option.
          ------------------

          (a) Right to Exercise.  This Option is exercisable during its term in
              -----------------
accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

          (b) Method of Exercise.  This Option is exercisable by delivery of an
              ------------------
exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3.   Method of Payment.  Payment of the aggregate Exercise Price shall be
          -----------------
by any of the following, or a combination thereof, at the election of the
Optionee:

     (a)  cash; or

     (b)  check; or

     (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

     (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six
(6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

     (e) delivery of Optionee's promissory note (the "Note") in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B. The Note shall bear interest at a rate no less than the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

     4.   Non-Transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5.   Term of Option.  This Option may be exercised only within the term set
          --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     6.   Tax Consequences.  Some of the federal tax consequences relating to
          ----------------
this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a)   Exercising the Option.
                ---------------------

                (i)   Nonqualified Stock Option ("NSO").  If this Option does
                      ---------------------------------
not qualify as an ISO, the Optionee may incur regular federal income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                (ii)  Incentive Stock Option ("ISO"). If this Option qualifies
                      ------------------------------
as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

          (b) Disposition of Shares.
              ---------------------

                      (i)    NSO. If the Optionee holds NSO Shares for at least
                             ---
one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

                      (ii)   ISO. If the Optionee holds ISO Shares for at least
                             ---
one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the fair market value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

          (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee
              -------------------------------------------------
sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.


OPTIONEE:                      CATALYTICA, INC.


                               By:
-----------------------------     -------------------------------
Signature


                               Title:
-----------------------------        ----------------------------
Print Name



                               CONSENT OF SPOUSE
                               -----------------

     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                       ------------------------------
                                       Spouse of Optionee

                                   EXHIBIT A
                                   ---------

                    CATALYTICA, INC. 1992 STOCK OPTION PLAN

                                EXERCISE NOTICE


Catalytica, Inc.
430 Ferguson Drive
Mountain View, CA 94043-5272

Attention: Secretary

     1.   Exercise of Option.  Effective as of today, ___________, 199__, the
          ------------------
undersigned ("Purchaser") hereby elects to purchase _________ shares (the "Shares") of the Common Stock of Catalytica, Inc. (the "Company") under and pursuant to the Catalytica, Inc. 1992 Stock Option Plan (the "Plan") and the Stock Option Agreement dated _____________ (the "Option Agreement"). The purchase price for the Shares shall be $_____________, as required by the Option Agreement.

     2.   Delivery of Payment.  Purchaser herewith delivers to the Company the
          -------------------
full purchase price for the Shares.

     3.   Representations of Purchaser.  Purchaser acknowledges that Purchaser
          ----------------------------
has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4.   Rights as Shareholder.  Subject to the terms and conditions of this
          ---------------------
Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers full payment of the Exercise Price until such time as Purchaser disposes of the Shares.

     5.   Tax Consultation.  Purchaser understands that Purchaser may suffer
          ----------------
adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6.   Entire Agreement; Governing Law.  The Plan and Option Agreement are
          -------------------------------
incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the

Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by California law except for that body of law pertaining to conflict of laws.


Submitted by:                     Accepted by:

PURCHASER:                           CATALYTICA, INC.


                                     By:
---------------------------             -----------------------------
Signature

                                     Its:
---------------------------              ----------------------------
Print Name


Address:                             Address:
-------                              -------

---------------------------          430 Ferguson Drive

---------------------------          Mountain View, CA 94043-5272

                                   EXHIBIT B
                                   ---------

                               SECURITY AGREEMENT



     This Security Agreement is made as of __________, 19___ between Catalytica, Inc., a California corporation ("Pledgee"), and _________________________ ("Pledgor").


                                    Recitals
                                    --------

     Pursuant to Pledgor's election to purchase Shares under the Option Agreement dated ________ (the "Option"), between Pledgor and Pledgee under Pledgee's 1992 Stock Option Plan and Pledgor's election under the terms of the Option to pay for such shares with his promissory note (the "Note"), Pledgor has purchased _________ shares of Pledgee's Common Stock (the "Shares") at a price of $________ per share, for a total purchase price of $__________. The Note and the obligations thereunder are as set forth in Exhibit C to the Option.

     NOW, THEREFORE, it is agreed as follows:

     1.   Creation and Description of Security Interest.  In consideration of
          ---------------------------------------------
the transfer of the Shares to Pledgor under the Option Agreement, Pledgor, pursuant to the California Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number ______, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

     The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Option, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

     2.   Pledgor's Representations and Covenants.  To induce Pledgee to enter
          ---------------------------------------
into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

          (a)   Payment of Indebtedness.  Pledgor will pay the principal sum of
                -----------------------
the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

          (b)   Encumbrances.  The Shares are free of all other encumbrances,
                ------------
defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

          (c)   Margin Regulations.  In the event that Pledgee's Common Stock
                ------------------
is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

     3.   Voting Rights.  During the term of this pledge and so long as all
          -------------
payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

     4.   Stock Adjustments.  In the event that during the term of the pledge
          -----------------
any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

     5.   Options and Rights.  In the event that, during the term of this
          ------------------
pledge, subscription Options or other rights or options shall be issued in connection with the pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

     6.   Default.  Pledgor shall be deemed to be in default of the Note and of
          -------
this Security Agreement in the event:

          (a) Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

          (b) Pledgor fails to perform any of the covenants set forth in the Option or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

     In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California Commercial Code.

     7.   Release of Collateral.  Subject to any applicable contrary rules under
          ---------------------
Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder here under upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

     8.   Withdrawal or Substitution of Collateral.  Pledgor shall not sell,
          ----------------------------------------
withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

     9.   Term.  The within pledge of Shares shall continue until the payment of
          ----
all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

     10.  Insolvency.  Pledgor agrees that if a bankruptcy or insolvency
          ----------
proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

     11.  Pledgeholder Liability.  In the absence of willful or gross
          ----------------------
negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

     12.  Invalidity of Particular Provisions.  Pledgor and Pledgee agree that
          -----------------------------------
the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

     13.  Successors or Assigns.  Pledgor and Pledgee agree that all of the
          ---------------------
terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

     14.  Governing Law.  This Security Agreement shall be interpreted and
          -------------
governed under the laws of the State of California.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



     "PLEDGOR"                 By:
                                   ---------------------------------


                                   ---------------------------------
                                   Print Name

                               Address:
                                        ----------------------------

                                        ----------------------------


     "PLEDGEE"                          Catalytica, Inc.
                                        a California corporation


                                 By:
                                     ---------------------------------

                                 Title:
                                        ------------------------------

     "PLEDGEHOLDER"
                                        ------------------------------
                                        Secretary of Catalytica, Inc.

                                   EXHIBIT C
                                   ---------

                                INSTALLMENT NOTE


 $_______________                                      Mountain View, California

                                                           ______________, 19___

     FOR VALUE RECEIVED, _______________ promises to pay to Catalytica, Inc., a California corporation (the "Company"), or order, the principal sum of _______________________ ($_____________), together with interest on the unpaid principal hereof from the date hereof at the rate of _______________ percent (____%) per annum, compounded semiannually.

     Principal and interest shall be due and payable on __________, 19___. Should the undersigned fail to make full payment of any installment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

     The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

     This Note is subject to the terms of the Option, dated as of ________________. This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

     The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

     In the event the undersigned shall cease to be an employee or consultant of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

                                 ----------------------------

                                 ----------------------------

                    Catalytica, Inc. 1992 Stock Option Plan

                    NOTICE OF GRANT OF STOCK PURCHASE RIGHT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

Name:
      -----------------------------------
Address:
         --------------------------------

         --------------------------------

     You have been granted the right to purchase Common Stock of the Company, subject to the Company's repurchase option and your ongoing Continuous Status as an Employee or Consultant (as described in the Plan and the attached Restricted Stock Purchase Agreement), as follows:

     Grant Number
                                     ----------------------
     Date of Grant
                                     ----------------------

     Price Per Share                 $
                                     ----------------------

     Total Number of Shares Subject

       to This Stock Purchase Right
                                     ----------------------
     Expiration Date:
                           -----------------------------------

     YOU MUST EXERCISE THIS STOCK PURCHASE RIGHT BEFORE THE EXPIRATION DATE OR IT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES. By your signature and the signature of the Company's representative below, you and the Company agree that this Stock Purchase Right is granted under and governed by the terms and conditions of the Catalytica, Inc. 1992 Stock Option Plan and the Restricted Stock Purchase Agreement, all of which are attached and made a part of this document. You further agree to execute the attached Restricted Stock Purchase Agreement as a condition to purchasing any shares under this Stock Purchase Right.

GRANTEE:                          CATALYTICA, INC.



                            By:
------------------------       ------------------------
Signature

                            Title:                       Print Name
------------------------          ---------------------

                                  EXHIBIT A-1
                                  -----------

                    CATALYTICA, INC. 1992 STOCK OPTION PLAN

                      RESTRICTED STOCK PURCHASE AGREEMENT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Purchase Agreement.

     WHEREAS the Purchaser named in the Notice of Grant, (the "Purchaser") is an employee or consultant of the Company, and the Purchaser's continued participation is considered by the Company to be important for the Company's continued growth; and

     WHEREAS in order to give the Purchaser an opportunity to acquire an equity interest in the Company as an incentive for the Purchaser to participate in the affairs of the Company, the Administrator has granted to the Purchaser stock purchase rights subject to the terms and conditions of the Plan and the Notice of Grant, which are incorporated herein by reference, and pursuant to this restricted stock purchase agreement (the "Agreement").

     THEREFORE, the parties agree as follows:

     1.   Sale of Stock.  The Company hereby agrees to sell to the Purchaser and
          -------------
the Purchaser hereby agrees to purchase shares of the Company's Common Stock (the "Shares"), at the per share purchase price and as otherwise described in the Notice of Grant.

     2.   Payment of Purchase Price.  The purchase price for the Shares may be
          -------------------------
paid by delivery to the Company at the time of execution of this Agreement of cash, a check, or some combination thereof.

     3.   Repurchase Option.
          -----------------

          (a) In the event the Purchaser's Continuous Status as an Employee or Consultant terminates for any or no reason (including death or disability) before all of the Shares are released from the Company's repurchase option (see
Section 4), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option for a period of sixty (60) days from such date to repurchase up to that number of shares which constitute the Unreleased Shares (as defined in Section 4) at the original purchase price per share (the "Repurchase Price"). Said option shall be exercised by the Company by delivering written notice to the Purchaser or the Purchaser's executor (with a copy to the Escrow Holder) AND, at the Company's option, (i) by delivering to the Purchaser or the Purchaser's executor a check in the amount of the aggregate Repurchase Price, or (ii) by the Company cancelling an amount of the Purchaser's indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

      (b) Whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company's purchase rights under this Agreement and purchase all or a part of such Shares; provided that if the Fair Market Value of the Shares to be repurchased on the date of such designation or assignment (the "Repurchase FMV") exceeds the aggregate Repurchase Price of such Shares, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of such Shares.

     4.   Release of Shares From Repurchase Option.
          ----------------------------------------

      (a) ___________________ (_______) of the Shares shall be released from the Company's repurchase option ___________________
_________________________________________________________________, provided in each case that the Purchaser's Continuous Status as an Employee or Consultant has not terminated prior to the date of any such release.

      (b) Any of the Shares which have not yet been released from the Company's repurchase option are referred to herein as "Unreleased Shares."

      (c) The Shares which have been released from the Company's repurchase option shall be delivered to the Purchaser at the Purchaser's request (see
Section 6).

     5.   Restriction on Transfer.  Except for the escrow described in Section 6
          -----------------------
or transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the Company's repurchase option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

     6.   Escrow of Shares.
          ----------------

          (a) To ensure the availability for delivery of the Purchaser's Unreleased Shares upon repurchase by the Company pursuant to the Company's repurchase option under Section 3 above, the Purchaser shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") the share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-2. The Unreleased Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit A-3 hereto, until such time as the Company's repurchase option expires. As a further condition to the

Company's obligations under this Agreement, the spouse of Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-4.

          (b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow and while acting in good faith and in the exercise of its judgment.

          (c) If the Company or any assignee exercises its repurchase option hereunder, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

          (d) When the repurchase option has been exercised or expires unexercised or a portion of the Shares has been released from such repurchase option, upon Purchaser's request the Escrow Holder shall promptly cause a new certificate to be issued for such released Shares and shall deliver such certificate to the Company or the Purchaser, as the case may be.

          (e) Subject to the terms hereof, the Purchaser shall have all the rights of a shareholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's repurchase option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Company's repurchase option.

     7.   Legends.  The share certificate evidencing the Shares issued hereunder
          -------
shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     8.   Adjustment for Stock Split.  All references to the number of Shares
          --------------------------
and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

     9.   Tax Consequences.  The Purchaser has reviewed with the Purchaser's own
          ----------------
tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to buy back the Shares pursuant to its repurchase option. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Company's repurchase option expires by filing an election under
Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase. The form for making this election is attached as Exhibit A-5 hereto.

          THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

     10.  General Provisions.
          ------------------

          (a) This Agreement shall be governed by the laws of the State of California. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

          (b) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

          Any notice to the Escrow Holder shall be sent to the Company's address with a copy to the other party not sending the notice.

          (c) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

          (d) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

          (e) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

          (f) PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

     By Purchaser's signature below, Purchaser represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Purchaser further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.


PURCHASER:                         CATALYTICA, INC.


                                   By:
-----------------------------         --------------------------------
Signature

                                   Title:
-----------------------------            -----------------------------
Print Name

                                  EXHIBIT A-2
                                  -----------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE



     FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto _________________________________________________________________
________________ (__________) shares of the Common Stock of Catalytica, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint ___________ ____________________________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

     This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between________________________ and the undersigned dated ______________, 19__.


Dated: _______________, 19__


                             Signature:______________________________

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "repurchase option," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                  EXHIBIT A-3
                                  -----------

                           JOINT ESCROW INSTRUCTIONS
                           -------------------------


                                                             _____________, 19__

Corporate Secretary
Catalytica, Inc.
430 Ferguson Drive
Mountain View, CA 94043-5272


Dear _________________:

     As Escrow Agent for both Catalytica, Inc., a California corporation (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

     1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's repurchase option.

     3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities.

Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

     4. Upon written request of the Purchaser, but no more than once per calendar year, unless the Company's repurchase option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's repurchase option. Within 90 days after cessation of Purchaser's continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's repurchase option.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.


          COMPANY:    Catalytica, Inc.
                      430 Ferguson Drive
                      Mountain View, CA 94043-5272

          PURCHASER:
                      --------------------------------

                      --------------------------------

                      --------------------------------

          ESCROW AGENT:  Corporate Secretary
                         Catalytica, Inc.

     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

     18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                   Very truly yours,

                    CATALYTICA, INC.


                                 By:
                                     ----------------------------------

                           Title:
                                  ----------------------------------


                        PURCHASER:

                                                        -----------------------
                                   (Signature)

                                                        -----------------------
                              (Typed or Printed Name)
      ESCROW AGENT:


-------------------
Corporate Secretary

                                  EXHIBIT A-4
                                  -----------

                               CONSENT OF SPOUSE
                               -----------------


     I, ____________________, spouse of ___________________, have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of Catalytica, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________, 19____


----------------------------------

                                  EXHIBIT A-5
                                  -----------
                          ELECTION UNDER SECTION 83(b)
                          ----------------------------
                      OF THE INTERNAL REVENUE CODE OF 1986
                      ------------------------------------

The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer's gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

    NAME         :          TAXPAYER:          SPOUSE:

    ADDRESS:     :

    IDENTIFICATION NO.:    TAXPAYER:           SPOUSE:

    TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows: __________ shares (the "Shares") of the Common Stock of Catalytica, Inc. (the "Company").

3.  The date on which the property was transferred is: ______________, 19__.

4.  The property is subject to the following restrictions:

    The Shares may be repurchased by the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

    $_______________.

6.  The amount (if any) paid for such property is:

    $_______________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person per forming the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked
--------------------------------------------------------------------------
except with the consent of the Commissioner.
-------------------------------------------

Dated:   _______________, 19__         ___________________________________

                                       _________________________, Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:   _______________, 19__         ___________________________________
                                       Spouse of Taxpayer

--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R                              CATALYTICA, INC.
O
X                     1997 ANNUAL MEETING OF STOCKHOLDERS
Y
                                 July 29, 1997

     The undersigned stockholder of Catalytica, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 16, 1997, and hereby appoints Ricardo B. Levy and Lawrence W. Briscoe, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Catalytica, Inc., to be held on Tuesday, July 29, 1997, at 10:30 a.m., Eastern Daylight Savings Time, in the James Madison Room of the Princeton Club of New York located at 15 West 43rd Street, New York, New York 10036 and at any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS, (2) FOR THE APPROVAL OF THE ACQUISITION OF THE GREENVILLE FACILITY AND ISSUANCE OF CLASS A AND CLASS B COMMON STOCK AND COMMON STOCK WARRANTS, (3) FOR THE AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION, (4) FOR THE AMENDMENT TO THE COMPANY'S 1995 DIRECTOR OPTION PLAN, (5) FOR THE AMENDMENT TO THE COMPANY'S 1992 EMPLOYEE STOCK PURCHASE PLAN, (6) FOR THE AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN, (7) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND (8) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

----------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON THE
REVERSE SIDE


                                    (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------
                            (FOLD AND DETACH HERE)


                             [LOGO OF CATALYTICA]

                        ANNUAL MEETING OF STOCKHOLDERS

                            Tuesday, July 29, 1997
                                  10:30 a.m.

                        The Princeton Club of New York
                            The James Madison Room
                              15 West 43rd Street
                           New York, New York 10036


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE FOLLOWING PROPOSALS.

                                                           Please Mark    [X]
                                                           your votes as
                                                           indicated in
                                                           this example

                        FOR all nominees         WITHHOLD
                        listed (except as         for all
                          indicated)             nominees
1. ELECTION OF DIRECTORS       [_]                  [_]

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

James A. Cusumano, Ulz Felcht, Richard Fleming, Ricardo S. Levy, Ernest Mario, Yoshindo Tomoi and John A. Urquhart

                                                  FOR    AGAINST   ABSTAIN
2.  Proposal to approve Issuance of Class A and    [_]      [_]       [_]
    Class B Common Stock and Common Stock
    Warrants for the Acquisition of the
    Greenville Facility.

3.  Proposal to approve the amendment of the       [_]      [_]       [_]
    Company's Certificate of Incorporation.

                                                  FOR    AGAINST   ABSTAIN
4.  Proposal to approve the amendment of the       [_]      [_]       [_]
    Company's 1995 Director Option Plan.

5.  Proposal to approve the amendment of the       [_]      [_]       [_]
    Company's 1995 Employee Stock Purchase
    Plan.

6.  Proposal to approve the amendment to the       [_]      [_]       [_]
    Company's 1992 Stock Option Plan.

7.  Proposal to approve and ratify the             [_]      [_]       [_]
    appointment of Ernst & Young as the
    independent auditors of the Company for
    the fiscal year ending December 31, 1997.

8.  The proxies are authorized to vote in          [_]      [_]       [_]
    their discretion upon such other business as may properly come before the meeting.

                               I PLAN TO ATTEND THE MEETING           [_]

                                COMMENTS/ADDRESS CHANGE               [_]
                            Please mark this if you have written
                            comments/address on the reverse side.

Signature_____________________ Signature___________________ Date________________
(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduclary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

--------------------------------------------------------------------------------
                            (FOLD AND DETACH HERE)